                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         FULTON FINANCIAL CORPORATION
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                 Pennsylvania
                       ---------------------------------
                        (State or other jurisdiction of
                        incorporation or organization)
           6711                                            23-2195389
 --------------------------                         -------------------------
 (Primary SIC Code Number)                           (I.R.S. Employer
                                                     Identification Number)
                                One Penn Square
                                 P.O. Box 4887
                         Lancaster, Pennsylvania 17604
                                (717) 291-2411
  --------------------------------------------------------------------------
  (Address and telephone number of registrant's principal executive offices)

          Rufus A. Fulton, Jr., President and Chief Executive Officer
                         Fulton Financial Corporation
                                One Penn Square
                                 P.O. Box 4887
                         Lancaster, Pennsylvania 17604
        ---------------------------------------------------------------
           (Name, address and telephone number of agent for service)

Copy To:                              Copy To:
Paul G. Mattaini, Esquire             Leonard S. Volin, Esquire
Barley, Snyder, Senft & Cohen, LLP    Housley Kantarian & Bronstein, P.C.
126 East King Street                  1220 19th Street, N.W., Suite 700
Lancaster, PA  17602-2893             Washington, D.C.  20036
(717) 299-5201                        (202) 822-9611

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.    [_]


                        Calculation of Registration Fee
                        -------------------------------


================================================================================
  Title of each         Amount        Proposed        Proposed         Amount
class of securities     to be     maximum offering    maximum            of
 to be registered     registered   price per unit*   aggregate      registration
                                                   offering price*       fee
--------------------------------------------------------------------------------

 Common Stock          958,818         $42.82        $9,873,656        $2,993
$2.50 par value
  per share
================================================================================

     *Determined in accordance with Rule 457(f)(2), upon the basis of the book value as of March 31, 1997 of 230,596 shares of common stock, $10.00 par value per share, of The Peoples Bank of Elkton, to be received in exchange for the securities hereby registered.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                  June ___, 1997



Dear Shareholder:

     You are cordially invited to a Special Meeting of Shareholders (the "Meeting") of The Peoples Bank of Elkton ("PBE") to be held on July ___, 1997, at [Time] a.m., at [Place].

     At the Meeting, holders of all outstanding shares of Common Stock, par value $10.00 per share (the "Shares"), of PBE will be asked to consider and vote upon a proposal to approve the merger (the "Merger") of PBE and a subsidiary of Fulton Financial Corporation ("FFC"), in accordance with the terms of the Affiliation and Merger Agreement dated March 18, 1997, as amended as of May 20, 1997, between PBE and FFC (the "Merger Agreement"). Following the Merger, the resulting bank will operate as a wholly-owned subsidiary of FFC under the name "The Peoples Bank of Elkton." Pursuant to the Merger Agreement, each Share outstanding at the effective date of the Merger will automatically be converted into the right to receive 4.158 shares of FFC's Common Stock, and cash will be paid in lieu of fractional shares. Consummation of the Merger is subject to certain conditions, including the approval of the merger by various regulatory agencies and approval of the PBE shareholders as described below.

     The Board of Directors of PBE has unanimously approved and declared the Merger advisable and recommends that the shareholders of PBE vote in favor of the Merger Agreement.

     It is very important that your shares be represented at the Meeting, regardless of whether you plan to attend in person. The affirmative vote of two-thirds of the outstanding shares of PBE Common Stock will be required to approve the Merger Agreement. Consequently, your failure to vote would have the same effect as a vote against the Merger. You are therefore urged to execute and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure your shares will be voted at the Meeting.

                                            Sincerely yours,



                                            David K. Williams, Sr.
                                            Chairman

                           The Peoples Bank of Elkton
                                130 North Street
                             Elkton, Maryland 21921

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be Held July ___, 1997


To the Shareholders of
The Peoples Bank of Elkton:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of The Peoples Bank of Elkton ("PBE") will be held at [Place], on July ___, 1997, at [Time] a.m. local time, for the following purposes:

    (1) To consider and vote upon a proposal to approve the merger (the "Merger") of PBE and a subsidiary of Fulton Financial Corporation ("FFC"), in accordance with the terms of the Affiliation and Merger Agreement dated March 18, 1997, as amended as of May 20, 1997, between PBE and FFC (a copy of which, without exhibits or schedules, is attached to the accompanying Proxy Statement/Prospectus as Exhibit A). In the Merger, each of the outstanding shares of Common Stock, par value $10.00 per share (the "Shares"), of PBE will automatically be converted into the right to receive 4.158 shares of FCC's Common Stock. Following the Merger, the resulting bank will operate as a wholly-owned subsidiary of FFC under the name "The Peoples Bank of Elkton." The Merger is more fully described in the accompanying Proxy Statement/Prospectus; and

    (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof, including, without limitation, a motion to adjourn or postpone the Meeting to another time and place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise.

    The Board of Directors has fixed the close of business on June 6, 1997, as the record date (the "Record Date") for the Special Meeting. Only those persons who are record holders of PBE Common Stock at such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. The attached Proxy Statement/Prospectus forms a part of this Notice and is incorporated herein by reference.

    Appraisal rights will be available to shareholders of record as of the Record Date who vote against the Merger and continuously hold their shares through the effective date of the Merger and otherwise comply with the provisions of FI Sections 3-718 through 3-721 of the Maryland Banking Laws, a copy of which is attached as Exhibit D to the accompanying Proxy
Statement/Prospectus.

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF PBE ENTITLED TO VOTE THEREON WILL BE REQUIRED TO ADOPT THE MERGER AGREEMENT PROVIDING FOR THE MERGER OF PBE WITH A SUBSIDIARY OF FFC. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND RETURN AS SOON AS POSSIBLE THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                               By order of the Board of Directors



                               Cathy C. Dunn
                               Secretary
Elkton, Maryland
June ___, 1997

                          PROXY STATEMENT/PROSPECTUS
                          --------------------------

                         FULTON FINANCIAL CORPORATION
                                ONE PENN SQUARE
                                 P.O. BOX 4887
                         LANCASTER, PENNSYLVANIA 17604
                                (717) 291-2411

                      ----------------------------------

                          THE PEOPLES BANK OF ELKTON
                               130 NORTH STREET
                            ELKTON, MARYLAND 21921
                                (410) 398-3900

                      ----------------------------------

    This Proxy Statement/Prospectus relates to (i) the Special Meeting of Shareholders (the "Special Meeting") of The Peoples Bank of Elkton ("PBE") to be held on [Date], 1997, and (ii) the issuance of up to 958,818 shares of the $2.50 par value common stock of Fulton Financial Corporation ("FFC") to be issued in connection with, and conditioned upon, the effectiveness of the merger of PBE with a subsidiary of FFC (the "Merger"). The Merger is described more fully in this Proxy Statement/Prospectus.

                      ----------------------------------

    No person has been authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall under any circumstances create any implication that the information contained herein is correct at any time subsequent to the date hereof.

                      ----------------------------------

    This Proxy Statement/Prospectus does not cover resales of shares of FFC Common Stock issued to affiliates of PBE in connection with the Merger described herein. No such person is authorized to make use of this Proxy
Statement/Prospectus in connection with any such resale.

                      ----------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ----------------------------------

    THESE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                      ----------------------------------

         The date of this Proxy Statement/Prospectus is June ___, 1997.

                             AVAILABLE INFORMATION
                             ---------------------

    FFC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith FFC files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such periodic reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the Regional Offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048; Curtis Center, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained, at prescribed rates, by delivering a request to the Public Reference Section of the SEC at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a web site (http://www.sec.gov) that contains periodic reports, proxy and information statements and other information regarding companies which are subject to the reporting requirements of the 1934 Act. FFC Common Stock is listed on the Nasdaq Stock Market and material as to FFC can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT AND THE RELATED EXHIBITS THAT FFC HAS FILED WITH THE SEC (CERTAIN PARTS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC), AND TO WHICH REFERENCE IS HEREBY MADE. THIS PROXY STATEMENT/PROSPECTUS IS PART OF THE REGISTRATION STATEMENT AND SUCH REGISTRATION STATEMENT, INCLUDING EXHIBITS, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC LISTED ABOVE. THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM WILLIAM R. COLMERY, SECRETARY, FULTON FINANCIAL CORPORATION, ONE PENN SQUARE,
P.0. BOX 4887, LANCASTER, PENNSYLVANIA 17604, TELEPHONE: (717) 291-2852. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY _______________, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                -----------------------------------------------

    The following documents and information are hereby incorporated by reference into this Proxy Statement/Prospectus:

    1.  FFC's Annual Report on Form 10-K for the year ended December 31, 1996;

    2. FFC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

    3. FFC's Current Reports on Form 8-K dated March 7, 1997 (as amended by Form 8-K/A dated May 12, 1997) and March 31, 1997.

    All documents filed by FFC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page


SUMMARY.....................................................................   1
-------
    The PBE Special Meeting.................................................   1
    Purpose of the Meeting..................................................   1
    The Parties.............................................................   1
    Required Vote...........................................................   2
    Terms of the Merger.....................................................   3
    Conversion and Exchange of Shares of PBE Common Stock...................   3
    Reasons for the Merger..................................................   3
    Opinion of PBE's Financial Advisor......................................   4
    Management and Operations Following the Merger..........................   4
    Effective Date..........................................................   5
    Termination of the Merger Agreement.....................................   5
    Comparison of Shareholder Rights........................................   5
    Restrictions on Resales by Affiliates...................................   6
    Federal Income Tax Consequences.........................................   6
    Accounting Treatment....................................................   6
    Dissenters' Rights......................................................   6
    Limitations on Negotiations; Warrant Granted to FFC.....................   6
    Conditions and Amendments...............................................   7
    Comparative Stock Prices................................................   7
    Selected Historical and Pro Forma Combined Per Share Data...............   8
    Selected Historical Financial Data......................................  14
    Introduction............................................................  19
    Date, Time and Place of Special Meeting.................................  19
    Shareholders Entitled to Vote...........................................  19
    Purpose of Meeting......................................................  19
    Solicitation of Proxies.................................................  19
    Quorum and Required Vote................................................  19
    Revocation and Voting of Proxies........................................  20
    Shares Outstanding and Principal Holders Thereof........................  20
    Interests of Certain Persons in Matters To Be Acted Upon................  21
    Recommendation of the Board of Directors of PBE.........................  22

THE MERGER..................................................................  23
----------
    General Information.....................................................  23
    Background of the Merger................................................  23
    Reasons for the Merger; Recommendation of the Board of Directors........  25
    Additional Reasons for the Merger.......................................  25
    Opinion of Financial Advisor to The Peoples Bank of Elkton..............  27
    Conversion and Exchange of Shares.......................................  30
    Business Pending The Effective Date.....................................  32
    Conditions, Amendment and Termination...................................  34
    Effective Date of the Merger............................................  35
    Management and Operations Following the Merger..........................  35
    Federal Income Tax Consequences.........................................  36
    Accounting Treatment....................................................  37
    Rights of Dissenting Shareholders.......................................  37
    Restrictions on Resale of FFC Common Stock Held By Affiliates of PBE....  39
    Warrant Agreement.......................................................  39

COMPARATIVE STOCK PRICES AND DIVIDENDS
--------------------------------------
   AND RELATED SHAREHOLDER MATTERS..........................................  42
   -------------------------------
    Common Stock of FFC.....................................................  42
    Common Stock of PBE.....................................................  42


INFORMATION CONCERNING FULTON FINANCIAL CORPORATION
---------------------------------------------------
   AND DESCRIPTION OF FFC COMMON STOCK......................................  44
   -----------------------------------
    General.................................................................  44
    Loan Policies and Portfolio Quality.....................................  45
    Legal Proceedings.......................................................  45
    General Description of FFC Common Stock.................................  45
    Dividends...............................................................  46
    Dividend Reinvestment Plan..............................................  47
    Securities Laws.........................................................  47
    Antitakeover Provisions.................................................  47
    Indemnification.........................................................  49
    Comparison of Shareholder Rights........................................  49

INFORMATION CONCERNING THE PEOPLES BANK OF ELKTON...........................  52
-------------------------------------------------
    Description of Business and Property....................................  52
    PBE Common Stock Market Price and Dividends.............................  52
    Information About Directors and Executive Officers......................  53
    Selected Historical Financial Data......................................  54
    Management's Discussion and Analysis of Financial Condition and
        Results of Operations
    Additional Statistical Disclosure.......................................  70

EXPERTS.....................................................................  75
-------

LEGAL MATTERS...............................................................  75
-------------

ADDITIONAL INFORMATION......................................................  75
----------------------

OTHER MATTERS...............................................................  75
-------------

EXHIBITS
--------

    Exhibit A - Affiliation and Merger Agreement...........................  A-1
    Exhibit B - Opinion of Berwind Financial, L.P..........................  B-1
    Exhibit C - Warrant Agreement and Warrant..............................  C-1
    Exhibit D - Statute Relating to Dissenters' Rights.....................  D-1
    Exhibit E - Financial Statements for The Peoples Bank of Elkton........  E-1


                                    SUMMARY
                                    -------


    The following is a summary of certain information set forth in this Proxy Statement/Prospectus regarding the Merger between PBE and a subsidiary of FFC. This summary is provided for convenience only and does not set forth completely all material features of the Merger. This summary should be read in conjunction with and is qualified in its entirety by the more detailed information which is set forth elsewhere in this Proxy Statement/Prospectus and the attached Exhibits or which is incorporated herein by reference.

                            The PBE Special Meeting
                            -----------------------

    A Special Meeting of the shareholders of PBE will be held on [Date], 1997, at [Time] a.m., local time, at the [Place]. Only those shareholders of record at the close of business on June 6, 1997, will be entitled to receive notice of and to vote at the meeting. As of the record date, there were outstanding 230,596 shares of the common stock, par value $10.00 per share, of PBE ("PBE Common Stock"), each of which is entitled to one vote. See GENERAL INFORMATION--SPECIAL MEETING OF PBE SHAREHOLDERS.

                              Purpose of the Meeting
                              ----------------------

    The shareholders of PBE will be asked at the Special Meeting to consider and vote upon a proposal to approve and adopt the Affiliation and Merger Agreement, dated March 18, 1997, as amended as of May 20, 1997, (the "Merger Agreement") between FFC and PBE, under the terms of which (i) FFC will organize a Maryland bank ("PBE Interim Bank") as a wholly-owned subsidiary of FFC and cause PBE Interim Bank to become a party to the Merger Agreement, (ii) PBE will be merged with and into PBE Interim Bank, (iii) PBE Interim Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Peoples Bank of Elkton" (all references to PBE in this Prospectus/Proxy Statement with respect to matters after the Merger shall be deemed to refer to such resulting bank), and (iv) each of the outstanding share of PBE Common Stock, par value $10.00 per share, will be converted into 4.158 (the "Conversion Ratio") shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). PBE's shareholders will receive cash in lieu of fractional shares of FFC Common Stock. The Conversion Ratio and all pro forma and FFC historical per share information herein have been adjusted to reflect a 10% stock dividend declared by FFC on May 1, 1997, payable on June 13, 1997, to shareholders of record on May 23, 1997. On February 28, 1997, FFC completed the previously announced acquisition of The Woodstown National Bank & Trust Company ("WNB"). The transaction was accounted for as a pooling of interest. All of the financial information contained herein has been restated to reflect the financial condition and results of operations of WNB. See THE MERGER. The Merger Agreement without exhibits or schedules, is attached as Exhibit A to this Proxy Statement/Prospectus.

                                  The Parties
                                  -----------

    Fulton Financial Corporation: Fulton Financial Corporation is a Pennsylvania
    ----------------------------
business corporation and a registered bank holding company that maintains its headquarters in Lancaster, Pennsylvania. As a bank holding company, FFC engages in a general commercial and retail banking and trust business, and also in related financial businesses, through its fourteen directly-held bank and nonbank subsidiaries. FFC's bank subsidiaries currently operate eighty-four banking offices in Pennsylvania, fifteen banking offices in Maryland, six banking offices in Delaware, and twelve banking offices in New Jersey. As of March 31, 1997, FFC had consolidated total assets of approximately $4.1 billion.

    The principal assets of FFC are the following ten wholly-owned bank subsidiaries, each of which is a bank whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"): (i) Fulton Bank, a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (ii) Farmers Trust Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System, (iii) Swineford National Bank, a national banking association which is a member of the Federal Reserve System, (iv) Lafayette Bank, a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (v) FNB Bank, National Association, a national banking association which is a member of the Federal Reserve System, (vi) Great Valley Savings Bank, a Pennsylvania stock savings bank which is not a member of the Federal Reserve System, (vii) Hagerstown Trust Company, a Maryland trust company which is not a member of the Federal Reserve System, (viii) Delaware National Bank, a national banking association which is a member of the Federal Reserve System, (ix) The Bank of Gloucester County, a New Jersey bank which is not a member of the Federal Reserve System, and (x) The Woodstown National Bank & Trust Company, a national banking association which is a member of the Federal Reserve System. In addition, FFC has four wholly-owned nonbank direct subsidiaries: (1) Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton Bank and Farmers Trust Bank maintain branch offices or other facilities, (2) Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by FFC's bank subsidiaries, (3) Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and certain limited partnership interests in partnerships invested in low and moderate income housing projects and (4) FFC Management, Inc., which owns certain securities.

    The principal executive offices of FFC are located at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604, and FFC's telephone number is (717) 291-2411.

    The Peoples Bank of Elkton: The Peoples Bank of Elkton ("PBE") is a Maryland
    --------------------------
chartered commercial bank that maintains its headquarters in Elkton, Maryland. PBE operates two banking offices in Cecil County, Maryland. PBE is an FDIC-insured bank and is not a member of the Federal Reserve System. As of March 31, 1997, PBE had total assets of approximately $92 million, and held total deposits of approximately $80 million.

    The principal executive offices of PBE are located at 130 North Street Elkton, Maryland 21921, and PBE's telephone number is (410) 398-3900.

                              Required Vote
                              -------------

    The affirmative vote of shareholders holding at least two-thirds of the issued and outstanding shares of PBE Common Stock given at a duly convened meeting of the shareholders of PBE is required in order to approve the Merger Agreement. As of [Date], the directors and executive officers of PBE and their affiliates owned beneficially approximately 28,015 of the outstanding shares (12.15%) of PBE Common Stock. It is anticipated that the executive officers and directors of PBE will vote (in their respective capacities as shareholders of PBE) their shares of PBE Common Stock in favor of the proposal to adopt the Merger Agreement. As of [Date], the directors and executive officers of FFC and their affiliates did not own any shares of PBE Common Stock. See GENERAL INFORMATION--SPECIAL MEETING OF PBE SHAREHOLDERS--Shares Outstanding and Principal Holders Thereof; and INFORMATION CONCERNING THE PEOPLES BANK OF ELKTON.

                              Terms of the Merger
                              -------------------

    Under the terms of the Merger Agreement: (i) FFC will organize a Maryland bank ("PBE Interim Bank") as a wholly-owned subsidiary of FFC and cause PBE Interim Bank to become a party to the Merger Agreement, (ii) PBE will be merged with and into PBE Interim Bank, (iii) PBE Interim Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Peoples Bank of Elkton," and (iv) each of the outstanding shares of PBE Common Stock will be converted into 4.158 shares of FFC Common Stock PBE's shareholders will receive cash in lieu of fractional shares of FFC Common Stock. See THE MERGER.

                Conversion and Exchange of Shares of PBE Common Stock
                -----------------------------------------------------

    On the effective date of the Merger (the "Effective Date"), which is expected to occur during the third or fourth quarter of 1997, each share of PBE Common Stock then issued and outstanding will be converted into the right to receive 4.158 shares of FFC Common Stock.

    The Conversion Ratio and all pro forma and FFC historical per share information herein have been adjusted to reflect a 10% stock dividend declared by FFC on May 1, 1997, payable on June 13, 1997, to shareholders of record on May 23, 1997. The Conversion Ratio is subject to further adjustment in the event of a stock dividend or similar transaction involving FFC Common Stock prior to the Effective Date. No fractional shares of FFC Common Stock will be issued in connection with the Merger. In lieu of the issuance of any fractional share to which any former PBE shareholder would otherwise be entitled, each such former shareholder of PBE will receive in cash an amount equal to the fair market value of his or her fractional interest, which shall be determined by multiplying such fraction by the Closing Market Price. The Closing Market Price is defined in the Merger Agreement as the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date of the Merger, as reported on the Nasdaq National Market. See THE MERGER.

    Each former shareholder of PBE will be required to surrender to FFC the certificates representing PBE Common Stock held by him or her in accordance with the instructions which will be sent to him or her immediately following the Effective Date. Upon proper surrender of his or her PBE Common Stock certificates, each such former shareholder of PBE will be promptly issued a stock certificate representing the whole number of shares of FFC Common Stock into which such shareholder's shares of PBE Common Stock shall have been converted, together with a check in the amount of any cash, without interest, to which he or she is entitled in lieu of the issuance of a fractional share. FFC may withhold dividends payable after the Effective Date to any former shareholder of PBE who has received written instructions from FFC but has not at that time surrendered his or her PBE Common Stock certificates. Any dividends so withheld will be paid, without interest, to any such former shareholder of PBE upon the proper surrender of his or her PBE Common Stock certificates. See THE MERGER--Conversion and Exchange of Shares, and the Merger Agreement attached as Exhibit A to this Proxy Statement/Prospectus. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                              Reasons for the Merger
                              ----------------------

    The Boards of Directors of FFC and PBE have determined that the Merger is in the best interests of both organizations. In the case of FFC, the acquisition of PBE will enable FFC to expand its operations in Maryland. FFC considers Maryland to be an attractive area for expansion of its business and believes that the acquisition of PBE will result in a favorable diversification of FFC's assets and earnings. FFC believes PBE's market is similar to many of the markets that FFC's subsidiary banks currently serve, i.e., markets with strong small business and agriculture components. PBE's market area is also a natural extension of the market of one of FFC's banking subsidiaries, Fulton Bank; Fulton Bank's Oxford, Pennsylvania branch office is approximately fifteen miles from Elkton, Maryland.

    PBE's Board of Directors has concluded that, in the rapidly changing and increasingly competitive market for financial services, it can compete more effectively as part of a larger banking organization with more resources and a wider range of products and services than those which PBE currently offers. Through the Merger, PBE believes it can expand its resources and its range of products and services on an accelerated timetable as compared to reliance solely on internal growth. In general, PBE is entering into the Merger because it believes it can better maximize its shareholders' return through an affiliation with a larger, more diversified financial institution. PBE's Board of Directors believes that FFC's greater resources will enable PBE to remain competitive and to offer expanded services to its customers and the communities it serves. In particular, PBE believes FFC's strong small business services will further enhance PBE's reputation in this area.

    In addition, the Merger with FFC will increase the liquidity of the stock held by PBE's shareholders by exchanging it for stock in a larger banking organization that is listed on the Nasdaq National Market. FFC anticipates that PBE will retain a strong degree of autonomy which will enable it to preserve its commitment to community-oriented banking.

    In considering the Merger, PBE's Board of Directors considered, among other things, the financial terms of the Merger, the structure of the transaction, the historic and financial performance of FFC, and the opinion of its financial advisors as to the fairness of the transaction, from a financial point of view, to PBE shareholders.

    See THE MERGER--Background of the Merger; Reasons for the Merger; Recommendations of the PBE Board; and Additional Reasons for the Merger.

                      Opinion of PBE's Financial Advisor
                      ----------------------------------

    PBE engaged Berwind Financial, L.P. ("Berwind") to act as its financial advisor for the purpose of evaluating the financial terms of the Merger. Berwind has delivered to PBE's Board of Directors an opinion stating as of the date of the opinion, the financial terms of the Merger are fair to the shareholders of PBE from a financial point of view. A copy of Berwind's opinion is attached to this Proxy Statement/Prospectus as Exhibit B and should be read in its entirety with respect to the assumptions made and the other matters considered by Berwind in rendering its opinion. See THE MERGER--Opinion of Financial Advisor.

                 Management and Operations Following the Merger
                 ----------------------------------------------

    Under the terms of the Merger Agreement, PBE will merge with and into PBE Interim Bank and PBE Interim Bank will survive the Merger and operate as a wholly-owned banking subsidiary of FFC under the name "The Peoples Bank of Elkton." See THE MERGER -- Management and Operations following the Merger. Following the Merger, the Board of Directors of FFC will consist of the same persons who are members of the Board of Directors of FFC immediately before the Merger, each of whom will serve until his or her successor is elected and has qualified.

    Immediately following the Merger, the Board of Directors of PBE will consist of the same persons who are members of the Board of Directors of PBE immediately before the Merger, each of whom will serve until his or her successor is elected and has qualified.

                              Effective Date
                              --------------

    The Merger will become effective on the date of issuance of the Certificate of Merger issued by the Maryland Commissioner of Financial Regulation, or on such later date specified in the Certificate of Merger, and will occur as soon as reasonably practicable after all applicable conditions to the consummation of the Merger have been met or waived. FFC and PBE presently intend to consummate the Merger during the third or fourth quarter of 1997, assuming that PBE's shareholders adopt the Merger Agreement, all required regulatory approvals are obtained, all applicable waiting periods have expired, and all other conditions have been met or waived as of the closing of the Merger. See THE MERGER-- Effective Date.

                      Termination of the Merger Agreement
                      -----------------------------------

    Either FFC or PBE may terminate the Merger Agreement and cancel the Merger if (i) the other party has committed a material breach of any representation, warranty or covenant contained in the Merger Agreement which breach results in a material and adverse change as to the other party and has not cured such breach within thirty (30) days after receiving written notice thereof, or (ii) all applicable conditions have not been satisfied by January 31, 1998. FFC and PBE may also terminate the Merger Agreement and cancel the Merger by mutual consent in writing. See THE MERGER--Conditions, Amendment and Termination.

                       Comparison of Shareholder Rights
                       --------------------------------

    Upon consummation of the Merger, the shareholders of PBE will become shareholders of FFC. There are differences between the rights of holders of PBE Common Stock and FFC Common Stock. These differences arise from (i) differences between the respective state and federal laws applicable to PBE and FFC, and
(ii) differences between the Articles of Incorporation and Bylaws of PBE and the Articles of Incorporation and Bylaws of FFC. The material differences between PBE Common Stock and FFC Common Stock include the following: (i) FFC has adopted a Shareholder Rights Plan, which provides FFC's shareholders with certain stock-related rights in the event of a hostile takeover, but may also have the effect of discouraging such a takeover, while PBE has not adopted any such plan; (ii) FFC Common Stock is registered under the 1934 Act and is traded on the Nasdaq National Market, while PBE Common Stock is not registered under the 1934 Act and is not actively traded in an organized market; (iii) the Articles of Incorporation of FFC do not grant preemptive rights while PBE shareholders, pursuant to Maryland law, have such rights (with exceptions); (iv) shareholders of FFC are not entitled to dissenters' or appraisal rights in the event of a business combination, while the shareholders of PBE are entitled to such rights;
(v) the Bylaws of FFC establish a Board of Directors divided into three classes, with members of each class elected for a three-year term that is staggered with the terms of the members of the other two classes, while PBE's directors are all elected for one-year terms; and (vi) the Articles of Incorporation of FFC provide for substantial amounts of authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by FFC's Board of Directors, while PBE authorized capital stock only includes common stock. See INFORMATION CONCERNING FULTON FINANCIAL CORPORATION AND

DESCRIPTION OF FFC COMMON STOCK--Antitakeover Provisions; Comparison of Shareholder Rights.

                     Restrictions on Resales by Affiliates
                     -------------------------------------

    The resale of shares of FFC Common Stock received in connection with the Merger by persons who are executive officers, directors or ten percent shareholders of PBE will be subject to certain restrictions. See THE MERGER-- Restrictions on Resale of FFC Common Stock Held by Affiliates of PBE.

                        Federal Income Tax Consequences
                        -------------------------------

    The Merger is structured to qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended. Accordingly, no taxable gain or loss will be recognized by the shareholders of PBE upon their receipt of FFC Common Stock in exchange for PBE Common Stock, except to the extent that any shareholders of PBE receive cash in lieu of the issuance of fractional shares of FFC Common Stock or elect to exercise dissenters' rights of appraisal. An opinion has been provided by Barley, Snyder, Senft & Cohen, LLP, counsel for FFC, confirming these and certain other federal income tax consequences of the Merger. However, each shareholder of PBE is urged to consult his or her own tax advisor concerning the particular tax consequences of the Merger as they affect his or her individual circumstances. See THE MERGER-- Federal Income Tax Consequences.

                              Accounting Treatment
                              --------------------

    Consummation of the Merger is subject to the condition that the Merger can be treated as a pooling-of-interests for financial accounting purposes. FFC currently intends to exercise its right to cancel the Merger if such condition could not be satisfied. Neither FFC nor PBE is presently aware of any reason why the Merger would not qualify for pooling-of-interests accounting treatment. See THE MERGER--Accounting Treatment.

                               Dissenters' Rights
                               ------------------

    The shareholders of PBE are entitled to exercise dissenters' rights, assuming the Merger is consummated, in accordance with the provisions of FI, Sections 3-718 through 3-721 of the Maryland Banking Laws. FFC has the right to terminate the Merger Agreement if PBE shareholders exercise dissenters' rights with respect to 10% or more of the PBE Common Stock. Additionally, the exercise of such rights by holders of an aggregate of 10% or more of the PBE Common Stock could affect the ability of FFC to use "pooling-of-interests" accounting treatment. See THE MERGER--Rights of Dissenting Shareholders and Exhibit D - Statute Relating to Dissenters' Rights.

              Limitations on Negotiations; Warrant Granted to FFC
              ---------------------------------------------------

    The Merger Agreement provides that PBE shall not, nor shall it permit any officer, director, employee, agent, consultant or representative to: (a) solicit, initiate or encourage any proposal for a merger with or other acquisition of PBE, or any material portion of its assets or properties, with or by any person other than FFC; or (b) cooperate with, or furnish any non-public information concerning PBE to, any person in connection with such a proposal; provided, however, that the PBE Board of Directors shall be free to take such action as the Board of Directors determines, in good faith and after consultation with outside counsel, is not legally inconsistent with its fiduciary duty.

    On the day following the execution of the Merger Agreement, PBE and FFC entered into a Warrant Agreement, dated March 19, 1997 (the "Warrant Agreement"), a copy of which is attached hereto as Exhibit C. Pursuant to the Warrant Agreement, PBE has issued to FFC a warrant (the "Warrant") to purchase an aggregate of up to 45,888 shares of PBE Common Stock fully paid and non-assessable shares of PBE Common Stock, representing approximately 19.9% of the issued and outstanding shares of the PBE Common Stock, at a price per share equal to $80.00, subject to adjustment as provided for in the Warrant Agreement and the Warrant. The Warrant is exercisable only upon the occurrence of specified events relating generally to the support by PBE of a proposal to acquire PBE by a party other than FFC, an acquisition by a third party or group of 25% or more of the outstanding shares of PBE Common Stock, or the failure of PBE's shareholders to approve the Merger following the announcement by any party other than FFC of an offer or proposal to acquire 25% or more of the outstanding shares of PBE Common Stock and, within 12 months from the date of such meeting, PBE engages in or enters into an agreement with respect to an Acquisition Transaction (as such term is defined in the Warrant Agreement). To the knowledge of PBE, no event giving rise to the right to exercise the Warrant has occurred as of the date of this Proxy Statement/Prospectus. The execution of the Warrant Agreement was required by FFC as a condition to its execution of the Merger Agreement, and the effect of the Warrant Agreement is to increase the likelihood that the Merger will occur by making it more difficult and expensive for another party to acquire PBE. See THE MERGER--Warrant Agreement.

    The foregoing provisions may have the effect of discouraging competing offers to acquire or merge with PBE.

                           Conditions and Amendments
                           -------------------------

    Consummation of the Merger is subject to various conditions and contingencies, including, among others, approval by the shareholders of PBE, approval by the Federal Reserve Board, approval by the Federal Deposit Insurance Corporation, approval by the Maryland Commissioner of Financial Regulation, and the absence of an injunction issued by a court of competent jurisdiction enjoining the performance by FFC or PBE of any of their obligations under the Merger Agreement.

    To the extent permitted by law, the Merger Agreement may be amended at any time before the Effective Date by a written instrument duly authorized, executed and delivered by FFC and PBE; provided, however, that any amendment to the Conversion Ratio shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of PBE in accordance with applicable law (other than pursuant to the terms of the Merger Agreement in the event of a stock dividend or similar transaction by FFC), and PBE Interim Bank shall be permitted to join as a party to the Merger Agreement upon its formation without execution of such joinder by FFC or PBE. See THE MERGER--Conditions, Amendment and Termination.

                            Comparative Stock Prices
                            ------------------------

    On March 17, 1997, the last trading day before public announcement of the Merger Agreement, the per share closing bid price for FFC Common Stock was $21.82 as reported on the Nasdaq National Market ("Nasdaq"). Based on such closing bid price for such date and the Conversion Ratio of 4.158 shares of FFC Common Stock for each share of PBE Common Stock, the pro forma value of the shares of FFC Common Stock to be received in exchange for each share of PBE Common Stock was $90.73.

    There is currently no public market for the PBE Common Stock nor any uniformly quoted price.

    The foregoing historical and pro forma equivalent per share market information is summarized in the following table:


                                                        Pro Forma
                                Historical              Equivalent
                             Price Per Share/1/      Price Per Share/2/
                             ------------------      ------------------
FFC Common Stock
----------------

03/17/97 Bid Price               $21.82                  $     -
03/17/97 Asked Price             $22.27                  $     -


PBE Common Stock/3/
----------------

03/17/97 Bid Price               $   -                    90.73
03/17/97 Asked Price             $   -                    92.60

------------------------------

/1/ The per share information has been adjusted to reflect a 10% stock dividend declared by FFC on May 1, 1997, payable on June 13, 1997, to shareholders of record on May 23, 1997.

/2/ Based upon the product of the Conversion Ratio (4.158) and the closing price of FFC Common Stock on March 17, 1997.

/3/ There is currently no public market for the PBE Common Stock nor any uniformly quoted price.

    The closing bid and asked quotations on Nasdaq for FFC Common Stock on [Date], were $_____ and $_____, respectively, per share,. Based on such closing bid price for such date and the Conversion Ratio of 4.158 shares of FFC Common Stock for each share of PBE Common Stock, the pro forma value of the shares of FFC Common Stock to be received in exchange for each share of PBE Common Stock was $_______. More detailed information concerning comparative stock prices is set forth elsewhere in this Proxy Statement/Prospectus. See COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED SHAREHOLDER MATTERS.


           Selected Historical and Pro Forma Combined Per Share Data
           ---------------------------------------------------------

    The following tables set forth, at the dates and for the periods indicated, financial information relating to FFC Common Stock and PBE Common Stock on a per share historical and pro forma combined basis. The pro forma and equivalent per share information is presented on the basis of an exchange ratio of 4.158 shares of FFC Common Stock for each share of PBE Common Stock. The Conversion Ratio and all pro forma and FFC historical per share information herein have been adjusted to reflect a 10% stock dividend declared by FFC on May 1, 1997, payable on June 13, 1997, to shareholders of record on May 23, 1997. On February 28, 1997, FFC completed the previously announced acquisition of The Woodstown National Bank & Trust Company ("WNB"). The transaction was accounted for as a pooling of interest. All of the financial information contained herein has been restated to reflect the financial condition and results of operations of WNB.

    The information set forth in the tables below should be read in conjunction with the financial statements of FFC, including the notes thereto, which are incorporated herein by reference, and the financial statements of PBE, including the notes thereto, which are set forth elsewhere in this Proxy Statement/Prospectus. See INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; INFORMATION CONCERNING THE PEOPLES BANK OF ELKTON. Pro forma financial information for FFC giving effect to the proposed acquisition of PBE is not presented in this Proxy Statement/Prospectus due to the fact that PBE would not qualify as a "significant subsidiary" of FFC under the accounting rules of the SEC.

                   Selected Historical and Pro Forma Combined
                               Per Share Data (A)





                                      As of or for Three Months Ended March 31
                                      ------------------------------------------
FULTON FINANCIAL CORPORATION (FFC)
----------------------------------
                                                       1997            1996
                                                   ---------------------------
Historical Per Common Share:
---------------------------
Average Shares Outstanding                          39,543,051      39,348,887
Book Value                                              $10.59           $9.73
Cash Dividends                                          $0.155          $0.138
  Net Income                                             $0.39           $0.35

FFC, PBE Combined Pro Forma Per Common Share:
--------------------------------------------

Average Shares Outstanding                          40,501,869      40,307,705
Book Value                                              $10.58           $9.73
Cash Dividends                                          $0.156          $0.137
  Net Income                                             $0.39           $0.35

------------------

(A) The above combined pro forma per share information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends by each institution through the periods including the 10% stock dividend of FFC declared May 1, 1997, payable June 13, 1997, to shareholders of record on May 23, 1997.

                                      Selected Historical and Pro Forma Combined
                                                    Per Share Data (A)

FULTON FINANCIAL CORPORATION (FFC)
----------------------------------
                                                          As of or for the Year Ended December 31
                                                          ---------------------------------------
                                          1996            1995            1994             1993            1992
                                    ----------------------------------------------------------------------------------

Historical Per Common Share:
---------------------------
Average Shares Outstanding              39,417,210      39,378,584      39,130,772      38,793,747       38,401,024
Book Value                                  $10.38           $9.58           $8.63           $8.14            $7.37
Cash Dividends                              $0.590          $0.503          $0.445          $0.407           $0.339
Income From Operations:
 Income Before Cumulative Effect
  of Changes in Accounting
  Principles                                 $1.39           $1.28           $1.17           $1.06            $0.78
 Effect of Changes in Accounting
  Principles                                    --              --              --          ($0.09)              --

  Net Income                                 $1.39           $1.28           $1.17           $0.97            $0.78


FFC, PBE Combined Pro Forma
---------------------------
 Per Common Share:
 ----------------

Average Shares Outstanding              40,376,028      40,337,402      40,089,590      39,752,565       39,359,842
Book Value                                  $10.37           $9.60           $8.65           $8.16            $7.39
Cash Dividends                              $0.594          $0.502          $0.443          $0.405           $0.338
Income From Operations:
 Income Before Cumulative Effect
  of Changes in Accounting
  Principles                                 $1.38           $1.28           $1.16           $1.05            $0.78
 Effect of Changes in Accounting
  Principles                                    --              --              --          ($0.09)              --

  Net Income                                 $1.38           $1.28           $1.16           $0.96            $0.78

(A) The above combined pro forma per share information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods, including the 10% stock dividend of FFC declared May 1, 1997, payable June 13, 1997, to shareholders of record on May 23, 1997.

                  Selected Historical and Pro Forma Combined Per Share Data (A)

                                   As of or for the Three Months Ended March 31
                                   --------------------------------------------

The Peoples Bank of Elkton (PBE)              1997                 1996
--------------------------------   --------------------------------------------

Historical Per Common Share:
  Average Shares Outstanding                230,596              230,596
  Book Value                                 $42.82               $42.02
  Cash Dividends                             $0.900               $0.500

  Net Income                                  $1.32                $1.25

PBE, FFC Combined Pro Forma Per
Common Share:
  Book Value                                 $44.00               $40.48
  Cash Dividends                              $0.60                $0.57

  Net Income                                  $1.61                $1.45


(A) The above combined pro forma per-share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods including the 10% stock dividend of FFC declared May 1, 1997, payable June 13, 1997, to shareholders of record on May 23, 1997.

                   Selected Historical and Pro Forma Combined Per Share Data (A)

                                                                       As of or for the Years Ended December 31
                                                     ------------------------------------------------------------------------------
The Peoples Bank of Elkton                               1996            1995            1994            1993             1992
--------------------------                           ------------------------------------------------------------------------------

Historical Per Common Share:
  Average Shares Outstanding                            230,596         230,596         230,596         230,596          230,596
  Book Value                                             $42.94          $41.85          $38.43          $37.27           $34.60
  Cash Dividends                                         $ 3.20          $ 1.89          $ 1.55          $ 1.36           $ 1.21
  Income From Operations:
    Income Before Cumulative Effect Of
      Changes In Accounting Principles                    $4.53           $4.39           $3.88           $3.71            $3.17
    Effect Of Changes In Accounting Principles                -               -               -               -                -
    Net Income                                            $4.53           $4.39           $3.88           $3.71            $3.17

PBE, FFC Combined Pro Forma Per
Common Share:
  Book Value                                             $43.14          $39.90          $35.95          $33.93           $30.72
  Cash Dividends                                          $2.47           $2.09           $1.84           $1.68            $1.41
  Income From Operations:
    Income Before Cumulative Effect Of
      Changes In Accounting Principles                    $5.75           $5.32           $4.83           $4.37            $3.29
  Effect of Changes in Accounting Principles                  -               -               -          ($0.36)               -
    Net Income                                            $5.75           $5.32           $4.83           $4.01            $3.29


(A) The above combined pro forma per-share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods including the 10% stock dividend of FFC declared May 1, 1997, payable June 13, 1997, to shareholders of record on May 23, 1997.

                       Selected Historical Financial Data
                       ----------------------------------

          The following tables present selected unaudited historical financial data for FFC and PBE. The following information should be read in conjunction with the financial statements of FFC, including the notes thereto, which are incorporated herein by reference, and the financial statements of PBE, including the notes thereto, which are set forth elsewhere in this Proxy Statement/Prospectus. See INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; INFORMATION CONCERNING THE PEOPLES BANK OF ELKTON.

                         Fulton Financial Corporation
                       Selected Historical Financial Data
                                 (In Thousands)

                                               As of or for the Three Months Ended March 31
                                         ------------------------------------------------------
                                                 1997                              1996
                                         ------------------------------------------------------
Summary of Operations
---------------------

  Net interest income                         $42,757                            $39,584
  Provision for loan losses                     1,794                                721
                                         ------------------------------------------------------
  Net interest income after provision
    for loan losses                            40,963                             38,863
  Other operating income                       10,193                              8,486
  Other operating expense                      29,249                             27,768
  Income tax expense                            6,512                              5,839
                                         ------------------------------------------------------
 Net Income                                   $15,395                            $13,742
                                         ======================================================

Average Balance Sheet Totals
-----------------------------

  Total assets                             $4,004,262                         $3,750,770
  Investment securities and
    money market investments                  727,189                            796,911
  Loans and leases
    (net of unearned income)                2,998,288                          2,681,718
  Total deposits                            3,281,289                          3,134,186
  Long-term debt and lease obligations         55,897                             32,244
  Shareholders' equity                        415,103                            380,144

Actual Balance at Period End
----------------------------

 Total assets                              $4,097,922                         $3,827,477
 Long-term debt and lease obligations          58,648                             28,751

                          Fulton Financial Corporation
                       Selected Historical Financial Data
                                 (In Thousands)


                                                 As of or for the Year Ended December 31
                                      ----------------------------------------------------------------
                                           1996       1995       1994          1993        1992
                                      ----------------------------------------------------------------
Summary of Operations
---------------------

 Net interest income                      $165,510   $153,386    $141,679     $129,840    $120,069
 Provision for loan losses                   5,227      3,923       2,954        6,148      16,113
                                      ----------------------------------------------------------------

 Net interest income after provision
  for loan losses                          160,283    149,463     138,725      123,692     103,956
 Other operating income                     34,544     31,265      27,595       31,097      26,580
 Other operating expense                   116,995    110,506     103,431      100,056      91,575
 Income tax expense                         23,012     19,623      17,219       13,786       8,844
                                      ----------------------------------------------------------------
 Income before cumulative effect            54,820     50,599      45,670       40,947      30,117
  of changes in accounting principles
 Cumulative effect of changes in             ---        ---          ---        (3,457)       (131)
  accounting principles
                                      ----------------------------------------------------------------
  Net Income                               $54,820    $50,599     $45,670      $37,490     $29,986
                                      ================================================================

Average Balance Sheet Totals
----------------------------

 Total assets                           $3,872,744 $3,625,178  $3,312,198   $3,096,368  $2,973,210
 Investment securities and
  money market investments                 798,573    796,929     845,852      856,508     744,138
 Loans and leases
  (net of unearned income)               2,795,460  2,558,467   2,213,677    2,008,439   1,923,662
 Total deposits                          3,206,648  3,041,509   2,772,683    2,679,832   2,612,580
 Long-term debt and lease obligations       29,067     31,643      17,750       11,545      15,636
 Shareholders' equity                      391,161    357,093     327,636      295,575     276,501

Actual Balance at Period End
----------------------------

 Total assets                           $4,021,514 $3,768,851  $3,568,247   $3,167,077  $3,103,669
 Long-term debt and lease obligations       49,560     34,689      27,283       13,051      16,764

                          The Peoples Bank of Elkton
                      Selected Historical Financial Data
                                 (In Thousands)

                                                  As of or for the Three Months Ended March 31
                                                  --------------------------------------------

                                                          1997                   1996
                                                  ------------------------------------------------------
Summary of Operations
---------------------

 Net interest income                                    $1,074                  $ 997
 Provision for loan losses                                  24                     21
                                                  --------------------------------------------
 Net interest income after provision
  for loan losses                                        1,050                    976
 Other operating income                                    115                    110
 Other operating expense                                   716                    642
 Income tax expense                                        145                    155
                                                  --------------------------------------------
 Net Income                                               $304                   $289
                                                  ============================================

Average Balance Sheet Totals
----------------------------

 Total assets                                          $91,139                $84,150
 Investment securities and
  money market investments                              21,012                 23,531
 Loans and leases
  (net of unearned income)                              65,458                 56,730
 Total deposits                                         78,509                 70,828
 Long-term debt and lease obligations                    1,683                  2,692
 Shareholders' equity                                   10,249                  9,811

Actual Balance at Period End
----------------------------

 Total assets                                          $92,197                $85,261
 Long-term debt and lease obligations                    1,500                  2,500

                          The Peoples Bank of Elkton
                       Selected Historical Financial Data
                                 (In Thousands)

                                        As of or for the Year Ended December 31
                                    -------------------------------------------------
                                         1996    1995    1994    1993    1992
                                    -------------------------------------------------
Summary of Operations
---------------------

 Net interest income                    $4,212  $3,627  $3,306  $3,177  $2,941
 Provision for loan losses                 334      75     120     163     121
                                    -------------------------------------------------

 Net interest income after provision
  for loan losses                        3,878   3,552   3,186   3,014   2,820
 Other operating income                    444     427     422     411     349
 Other operating expense                 2,756   2,372   2,185   2,046   2,027
 Income tax expense                        520     594     528     524     411
                                    -------------------------------------------------
 Net Income                             $1,046  $1,013    $895    $855    $731
                                    =================================================

Average Balance Sheet Totals
----------------------------

 Total assets                        $87,687  $80,959  $73,431  $70,218  $66,174
 Investment securities and
  money market investments            24,356   22,789   21,909   23,884   28,059
 Loans and leases
  (net of unearned income)            58,560   53,953   47,937   42,549   34,332
 Total deposits                       74,435   67,778   60,890   60,175   57,674
 Long-term debt and lease
  obligations                          2,340    3,000    3,000    1,216        0
 Shareholders' equity                  9,912    9,295    8,802    8,273    7,721

Actual Balance at Period End
----------------------------

 Total assets                        $91,962  $84,146  $77,206  $71,925  $69,848
 Long-term debt and lease
  obligations                          2,000    3,000    3,000    3,000        0

           GENERAL INFORMATION--SPECIAL MEETING OF PBE SHAREHOLDERS
           --------------------------------------------------------

Introduction
------------

     This Proxy Statement/Prospectus is being furnished to the holders of PBE Common Stock in connection with the solicitation by PBE's Board of Directors of proxies to be voted at the Special Meeting to be held on [Date], 1997. The purpose of the meeting is to consider and vote upon a proposal adopted by the Board of Directors of PBE to approve and adopt the Merger Agreement between FFC and PBE, the terms of which are described herein.

     All information set forth in this Proxy Statement/Prospectus which relates to FFC has been provided or verified by FFC, and all information which relates to PBE has been provided or verified by PBE.

Date, Time and Place of Special Meeting
---------------------------------------

     The Special Meeting of the shareholders of PBE will be held on July ___, 1997, at [Time] a.m., local time, at [Place].

Shareholders Entitled to Vote
-----------------------------

     The Board of Directors of PBE has fixed the close of business on June 6, 1997, as the record date (the "Record Date") for the determination of holders of PBE Common Stock entitled to receive notice of and to vote at the Special Meeting.

Purpose of Meeting
------------------

     The shareholders of PBE will be asked at the Special Meeting to consider and vote upon: (i) a proposal to approve and adopt the Merger Agreement, and
(ii) such other matters as may properly be brought before the meeting and any adjournments thereof, including without limitation, a motion to adjourn or postpone the Special Meeting to another time and place for the purpose of soliciting proxies in favor of the Merger Agreement or otherwise.

Solicitation of Proxies
-----------------------

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of PBE for use at the Special Meeting and at any adjournments thereof. The expenses to be incurred in soliciting proxies will be borne by PBE. In addition to the use of the mails, the directors, officers and employees of PBE may, without additional compensation, solicit proxies personally or by telephone or telegram.

Quorum and Required Vote
------------------------

     Each share of PBE Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. The holders of two-thirds of the outstanding shares of PBE Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The inspectors of election will treat shares of PBE Common Stock represented by a properly signed and returned proxy as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of PBE Common Stock represented by "broker non-votes" (i.e., shares of PBE Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, and (iii) over which the record holder has indicated on the proxy card or otherwise notified PBE that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

     The affirmative vote of shareholders holding at least two-thirds of the issued and outstanding shares of PBE Common Stock at the Special Meeting is required in order to approve the Merger Agreement. Abstentions and broker non-votes will be counted as shares of PBE Common Stock that are outstanding, but will not be counted as votes in favor of adoption of the Merger Agreement. Consequently, abstentions and broker non-votes will have the same effect as a vote against adoption of the Merger Agreement.

Revocation and Voting of Proxies
--------------------------------

     The execution and return of the enclosed proxy form will not affect a shareholder's right to attend the Special Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted at the Special Meeting, by (i) delivering notice of revocation or a later-dated proxy to [Name], [Title], The Peoples Bank of Elkton, 130 North Street, Elkton, Maryland 21921, or (ii) appearing at the meeting and notifying the person in charge thereof that the shareholder wishes to vote his or her shares of PBE Common Stock in person. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Special Meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the proposal to approve the Merger Agreement between PBE and FFC. Although the Board of Directors knows of no other business to be presented at the Special Meeting, in the event that any other matters are properly brought before the meeting and in the absence of instructions to the contrary, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of PBE.

Shares Outstanding and Principal Holders Thereof
------------------------------------------------

     As of the close of business on the Record Date, PBE had outstanding 230,596 shares of PBE Common Stock, which shares were held by ____ holders of record. PBE has no other stock issued or outstanding. There are 45,888 shares of PBE Common Stock reserved for issuance upon exercise of the Warrant.

     As of the Record Date, the directors and executive officers of PBE and their affiliates owned beneficially a total of 28,015 shares of PBE Common Stock (representing approximately 12.15 percent of such shares issued and outstanding). The executive officers and each of the directors intend to vote their shares in favor of the proposal to approve the Merger Agreement.

     To the knowledge of PBE's management, as of the Record Date, the following persons owned of record or beneficially more than five percent of the outstanding shares of PBE Common Stock:



================================================================================
            Name & Address                         Number of Shares    Percent
         of Beneficial Owner            Position  Beneficially Owned  of Class
         -------------------            --------  ------------------  ---------
================================================================================

Charles F. Sposato                      Director         21,084/(1)/      9.14%
209 Oldfield Point Circle
Elkton, Maryland 21921
================================================================================

Anthony F. Sposato                             -         19,386/(2)/      8.41%
80 Molitor Road
Elkton, Maryland 21921
================================================================================
Anchar, a Maryland General Partnership         -         13,809/(3)/      5.99%
209 Oldfield Point Circle
Elkton, Maryland 21921
================================================================================

--------------------------------------------------------------------------------

/(1)/ Includes 13,809 shares held by Anchar, a Maryland General Partnership, a partnership jointly owned with his brother, Anthony F. Sposato and 1,810 shares owned by relatives of Mr. Sposato.

/(2)/ Includes 13,809 shares held by Anchar, a Maryland General Partnership, a partnership jointly owned with his brother, Charles F. Sposato and 5,577 shares owned by relatives of Mr. Sposato.

/(3)/ Shares owned have been included in shares beneficially owned by Mr.
      Charles F. Sposato and Mr. Anthony F. Sposato.

Interests of Certain Persons in Matters To Be Acted Upon
--------------------------------------------------------

     Except as described in this section, the directors and executive officers of PBE have no substantial interest in the Merger, other than in their capacity as shareholders of PBE. As shareholders, the directors and executive officers of PBE will be entitled to receive FFC Common Stock in exchange for their PBE Common Stock in the same proportion and on the same terms and conditions as all other shareholders of PBE.

     Upon completion of the Merger, FFC has agreed for a period of five years after the Effective Date to continue in office the present directors of PBE who indicate their desire to serve. Each non-employee director of PBE shall continue to receive director's fees from PBE on the same basis as prior to the Merger, i.e., a quarterly stipend of $1,250 and meeting fees of $100 per Board of Directors meeting and $50 per committee meeting (provided that FFC may direct PBE to reduce the frequency of such meetings) and shall continue to receive such other incidental benefits as he or she was receiving from PBE prior to the Effective Date. Each PBE director who continues in office shall be subject to FFC's mandatory retirement rules for directors.

     FFC has agreed, following the Merger and for at least three years thereafter to cause PBE (i) to pay compensation to each person who was employed by PBE as of the Effective Date and who continues to be employed by PBE on or after the Effective Date, that is at least equal to the aggregate compensation that such person was receiving from PBE prior to the Effective Date (unless there is a material change in the duties and responsibilities of such employee),
(ii) to provide employee benefits, including under benefit plans of PBE, to each such person who is a full-time employee, on and after the Effective Date, that are substantially equivalent in the aggregate to the employee benefits that such person was receiving from PBE as a full-time employee prior to the Effective Date, and (iii) to provide employee benefits to each such person who is a part-time employee, on or after the Effective Date, that are the same as the employee benefits that are being received at the applicable time by part-time employees of other banking subsidiaries owned by FFC. In addition, FFC has agreed to cause PBE to honor PBE's obligations under existing PBE employee agreements and benefit plans and FFC and PBE have agreed that, after the Effective Date of the Merger, FFC shall cause PBE (and any successor to PBE) to indemnify, defend, and hold harmless any person who, prior to the Effective Date of the Merger, was an officer, director or employee of PBE against claims (actual or threatened) brought against such person for matters occurring prior to the Effective Date to the extent the claim is related to the person's position and service with PBE. FFC will cause PBE to provide such indemnification to the full extent permitted under applicable law and the Articles of Incorporation and Bylaws of PBE and PBE shall pay expenses in advance of the final disposition of any claim or proceeding to an indemnified party to the full extent permitted by applicable law and the Articles of Incorporation and Bylaws of PBE as in effect as of the date of the Merger Agreement. However, FFC and PBE have retained the right to direct the defense of any action and to retain counsel of FFC's choice, subject to the right of indemnified persons to obtain other counsel under the circumstances, and in the manner, set forth in the Merger Agreement in the event of a conflict between the positions of PBE and an indemnified party.

     FFC has also agreed to use reasonable efforts, with the cooperation of PBE, to obtain tail coverage relating to PBE's existing directors and officers liability insurance policy for claims arising from facts or circumstances which occur prior to the Effective Date for those persons who are covered by such insurance immediately prior to the Effective Date. FFC may substitute for PBE's existing directors and officers liability insurance policy a policy or policies of at least the same coverage and amounts containing terms and conditions that are substantially no less advantageous.

     After the Effective Date, the directors, officers and employees of PBE who become directors, officers or employees of FFC shall have indemnification rights with prospective application only, except for the indemnification rights described above. Prospective coverage will be provided, to the extent permitted under FFC's Articles of Incorporation and applicable law and under FFC's directors and officers liability insurance policy on a basis at least equal to the coverage provided to persons in similar positions at FFC.

     Except as described above, the directors and officers of FFC do not have any special interest in the Merger (other than in their capacity as shareholders of FFC) and will not receive any special consideration or compensation in connection with its consummation.

 Recommendation of the Board of Directors of PBE
 -----------------------------------------------

     For the reasons stated in this Proxy Statement/Prospectus, the Board of Directors of PBE has unanimously approved the Merger Agreement and believes the Merger is in the best interests of the shareholders of PBE. Accordingly, the Board of Directors recommends that the shareholders vote in favor of the proposal to approve the Merger Agreement. See THE MERGER--Background of the Merger, Reasons for the Merger; Recommendation of the Board of Directors of PBE, and Additional Reasons for the Merger.

     Certain of the directors and officers of PBE have personal interests in the consummation of the Merger in addition to their interests as shareholders of PBE. See Interests of Certain Persons in Matters To Be Acted Upon.

                                  THE MERGER
                                  ----------

General Information
-------------------

     The shareholders of PBE will be asked at the Special Meeting to consider and vote upon a proposal to approve the Merger Agreement between FFC and PBE. Under the Merger Agreement: (i) FFC will organize PBE Interim Bank as an interim Maryland bank and a wholly-owned subsidiary of FFC and cause PBE Interim Bank to become a party to the Merger Agreement, (ii) PBE will be merged with and into PBE Interim Bank, (iii) PBE Interim Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Peoples Bank of Elkton", and (iv) each of the outstanding shares of PBE Common Stock, par value $10.00 per share will be converted into 4.158 shares of FFC Common Stock .

     PBE is a Maryland bank. FFC is a Pennsylvania bank holding company. Following the Merger, PBE will be a wholly-owned subsidiary of FFC without any change in its present management or board of directors. FFC will be the parent company of PBE, and will continue to be a registered bank holding company that is regulated by the Federal Reserve Board.

     The precise terms and conditions of the Merger are set forth in the Merger Agreement, which is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference. THE DISCUSSION WHICH FOLLOWS IS INTENDED ONLY AS A SUMMARY OF CERTAIN TERMS OF THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT/PROSPECTUS.

Background of the Merger
------------------------

     From time to time since the mid 1980s PBE has been contacted by various financial institutions regarding a possible affiliation. Generally, such contacts had been informal in nature and did not result in the making of a formal offer to acquire PBE.

     Beginning in 1995, PBE began consulting with a financial advisor to review with the Board of Directors possible transactions to enhance stockholder value. Based upon advice of the financial advisor, the Board determined to investigate the possibility of affiliating with a larger bank holding company. Formal discussions took place during the first half of 1996 with respect to the affiliation of PBE with a larger, out-of-state financial institution holding company, but these discussions were eventually terminated. During the summer of 1996, PBE had a preliminary inquiry from another bank holding company although no offer was ever made. At that time, the Board also reaffirmed its decision to investigate an affiliation and determined to engage an investment banker to assist in the process of selecting an affiliation partner. To facilitate the process, the Board also established an Acquisition Committee consisting of Directors Williams, Herman, Manlove and Sposato. After interviewing several firms, the Board opted to engage Berwind. Berwind, after consultations with both the Board of Directors and the Acquisition Committee, contacted several financial institution companies to determine the level of interest in an affiliation with Peoples. Following receipt of expressions of interest from several companies and conduct of a due diligence review of PBE by certain of these companies, FFC and another out-of-state bank holding company submitted "best and final" proposals.

     A special meeting of the Board of Directors was convened on February 25, 1997 and held over to February 28, 1997, to consider the two proposals. Representatives of Berwind and special counsel also attended this meeting. In the course of its review of these proposals, the Board authorized Berwind to approach each party in an effort to improve the terms of the proposals. As a result, each party revised its proposal in certain respects. Both proposals contemplated a tax-free, stock-for-stock exchange. As revised, FFC proposed a fixed exchange ratio of 3.78 shares of FFC common stock for each share of PBE common stock (the Conversion Ratio was subsequently adjusted due to the declaration by FFC of a 10% stock dividend) which based on the closing price of FFC's common stock on the day prior to the February 25 meeting date had a value of $96.39 per share. The proposal of the other party contemplated an exchange ratio to be determined within a range depending on the closing market price of its common stock and based upon the closing price of such party's common stock on such same date had a value of $97.56 per share. Based on their respective closing prices on February 27, 1997 the value of the FFC transaction was $94.50 while the value of the other party's proposal was $94.98.

     The Board of Directors proceeded to discuss the merits of each of the two proposals. All of the directors, with the exception of one director, initially indicated a preference for the other party's proposal due to a number of factors including the greater per share pro forma equivalent dividend payment to be received by PBE's shareholders under the other party's proposal and the marginal difference in the per share value of the two proposals. The other director objected to the other party's proposal due primarily to concerns regarding the application of and basis for the range of the exchange ratio, the need for the other party to perform due diligence and objections to terms in the proposed form of definitive agreement. That director then informed the Board that he could not vote to approve a transaction with the other party either as a director or as a stockholder and, if the Board approved such a transaction, he stated his intention to exercise his dissenters' rights of appraisal if such a proposal was presented to the stockholders for a vote. Berwind advised the Board that the other party would not proceed to negotiate a definitive agreement with PBE under such circumstances.

     The Board then continued its discussion regarding the proposals and noted that, based on the position of the other party regarding the exercise of dissenters rights, negotiation of a definitive agreement with that party would not be possible. The directors confirmed their belief that an affiliation of PBE with a large financial institution would be in the best interests of the stockholders, customers and employees of PBE. The directors agreed that the proposals of FFC and the other party were generally comparable to each other with there being little difference in the pricing. The directors further agreed that the FFC proposal as structured generally contemplated PBE's continued existence following consummation of the acquisition which would be beneficial to PBE customers and employees. The Board of Directors then unanimously authorized negotiation of a definitive agreement with FFC based upon the terms of its written proposal.

     On March 18, 1997, the Board of Directors held a special meeting at which the terms of the proposed agreement and warrant agreement were reviewed. Legal counsel and representatives of Berwind were present at this meeting. Berwind reviewed with the Board the results of its due diligence on FFC and rendered its opinion that the proposed transaction was fair to shareholders from a financial point of view. Counsel reviewed the terms of the definitive Merger Agreement, the Warrant Agreement and Warrant with the Board and responded to questions posed by the directors. The Board of Directors unanimously approved the execution of the definitive Merger Agreement and Warrant Agreement.

Reasons for the Merger; Recommendation of the Board of Directors
----------------------------------------------------------------

     The Board of Directors of PBE has determined that the Merger is in the best interests of PBE and its shareholders. In evaluating the Merger Agreement, the Board of Directors, with the assistance of legal counsel and Berwind, considered a variety of factors including; (i) the value being offered to shareholders by FFC in relation to the market value, book value and earnings per share of PBE's common stock, (ii) information concerning the financial condition, results of operations and prospects of FFC and PBE, including the long term equity growth potential of PBE as compared to FFC, (iii) FFC's dividend yield, earnings per share and stock price history; (iv) the competitive environment for financial institutions generally, (v) the financial terms of other recent business combinations in the local financial services industry, (vi) FFC's ability to provide comprehensive financial services in PBE's market, (vii) FFC's financial resources to serve the lending and deposit needs of the local communities served by PBE, thereby enhancing the related long term customer service potential for PBE's customer service base, (viii) the fact that FFC intends to maintain PBE as a community-oriented institution for a period of five years following the merger, and (ix) the opinion of Berwind that the consideration to be received by PBE's shareholders is fair from a financial point of view.

     The Board of Directors of PBE unanimously recommends that the holders of PBE Common Stock vote "FOR" approval of the Merger Agreement and the Merger.

Additional Reasons for the Merger
---------------------------------

     Recent changes in federal and state banking laws and regulations have had a major impact upon the banking industry in Pennsylvania, Maryland and throughout the United States. For example, due to changes in Pennsylvania law that became effective in March, 1990, Pennsylvania banks may establish banking offices throughout the state, and bank holding companies located in a number of other states may acquire Pennsylvania banks. Similarly, Maryland law permits statewide branching by Maryland banks and also permits bank holding companies located in other states to acquire Maryland banks under specified conditions.
In response to these and other recent changes, many mergers and consolidations involving Pennsylvania and Maryland banks and bank holding companies have occurred.

     PBE and FFC believe that further merger activity within Pennsylvania and Maryland is likely to occur in the future, resulting in increased concentration levels in banking markets within Pennsylvania and Maryland and other significant changes in the competitive environment. Mergers between Pennsylvania and Maryland banks are currently authorized under federal law as embodied in the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"). The Riegle-Neal Act allows adequately capitalized and managed bank holding companies to acquire banks in any state starting one year after enactment (September 29, 1995). In addition, the Reigle-Neal Act allows interstate bank merger transactions beginning June 1, 1997, or on any earlier date that the relevant states pass legislation authorizing mergers with out-of-state banks.

     Both Maryland and Pennsylvania have enacted laws that permit interstate bank mergers pursuant to the Reigle-Neal Act. Therefore, Maryland and Pennsylvania banks currently are permitted to merge with each other. Through interstate merger transactions, banks can acquire branches of out-of-state banks by converting their offices into branches of the resulting bank. Under current Maryland and Pennsylvania law, an acquiring bank in an interstate merger may purchase individual branches (i.e., less than all of the branches) of the selling bank.

     Under the Riegle-Neal Act, banks may also establish and operate a "de novo branch" in any state that "opts-in" to de novo branching. Pennsylvania has adopted a law permitting out-of-state banks to open de novo branches in Pennsylvania, as long as the home state of each such bank would offer reciprocal de novo branching opportunities to Pennsylvania banks. Maryland, allows out-of-state banks to establish de novo branches within its borders. The Riegle-Neal Act permits foreign banks to establish branches, either de novo or by merger, to the same extent as similarly situated domestic banks. In other words, a foreign bank may establish and operate interstate branches to the same extent that the establishment and operation of such branches would be permitted if the foreign bank were a national bank or state bank. All of the foregoing changes made by the Reigle-Neal Act are expected to intensify competition in local, regional and national banking markets.

     In addition, recent changes in federal banking laws have significantly increased the severity and complexity of federal banking regulations, as well as the costs that banks must incur in complying with those regulations. For example, pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the federal banking agencies have established guidelines for real estate lending by FDIC-insured banks, including maximum loan-to-value ratios for various types of real estate loans. FDICIA requires each FDIC-insured bank to comply with a number of administrative standards (including audit requirements) that are designed to enhance the bank's safety and soundness. FDICIA also contains "Truth in Savings" provisions that require extensive disclosures regarding the rates of interest paid and the fees charged by FDIC-insured banks with respect to their deposit accounts. FDICIA further provides greatly expanded authority to the federal banking agencies to impose administrative enforcement sanctions (including cease-and-desist orders, civil money penalties, and officer removal or suspension orders) against FDIC-insured banks that fail to maintain adequate capital levels or that engage in unsafe or unsound banking practices. These changes in federal law have added significantly to the cost and complexity of operating a bank and have made it more difficult for smaller independent banks like PBE to compete with large banking organizations.

     From the standpoint of PBE, the Merger presents an attractive opportunity for PBE to gain access to the managerial expertise and specialized services offered by FFC, thereby permitting PBE's banking offices to provide a broader range of services to their customers in the face of increasing competition from larger financial institutions. FFC will operate PBE, following the proposed Merger, as a separate subsidiary bank and expects to retain PBE's current executive officers and directors. While FFC will exercise an oversight role and provide financial backing, administrative support services and other resources to PBE, it is expected that PBE, like FFC's other subsidiary banks, will operate as a semi-autonomous community bank. Accordingly, it is anticipated, following the Merger, that PBE will continue to follow substantially the same policies regarding interest rates and other terms and conditions for its deposits and loans.

     FFC believes that PBE is already satisfactorily meeting the banking needs of the community which it serves. PBE will continue to operate as a community bank in a market which has experienced considerable consolidation.

     However, FFC expects that PBE will be able to expand its banking activities as a result of the acquisition. PBE will be encouraged to offer such new products and services as bank-by-phone and debit cards. In addition, FFC expects that PBE will be able to offer additional cash management services for its business customers and expand indirect automobile lending programs. PBE is expected to offer bi-weekly mortgage loans and, as a result of FFC's secondary mortgage market program, fixed rate mortgage loans. PBE will also be able to extend larger commercial loans in its market area by granting participation interests in such loans to other subsidiary banks of FFC. Because FFC shares PBE's philosophy of community banking, PBE's offices will maintain their community orientation after the Merger. Thus, the Merger will enhance the ability of PBE's offices to remain competitive and to satisfy local customers' financial needs.

     The Merger will benefit FFC by establishing a market presence in Cecil County, Maryland and by increasing FFC's current market presence in Maryland. FFC's acquisition of PBE will represent its second banking operation in Maryland. FFC's senior management has selected Maryland as a strategic area for expansion of its business and believes that the Merger will result in a favorable diversification of FFC's banking operations. FFC believes PBE's market is similar to many of the markets that FFC's subsidiary banks currently serve, i.e., community-oriented markets with strong potential for attracting business from consumers, small businesses and agricultural concerns. PBE's market area is also a natural extension of the market of one of FFC's banking subsidiaries, Fulton Bank; Fulton Bank's Oxford, Pennsylvania branch office is approximately 15 miles from Elkton, Maryland. In sum, the Merger will benefit both parties by allowing FFC to achieve a broader geographic diversification of its operations and by enabling PBE to affiliate with a larger multi-bank holding company that has a significant presence in central and northeastern Pennsylvania, western Maryland, southern Delaware and southwestern New Jersey. The Merger will thereby place PBE in a better position to compete effectively in the rapidly changing market for financial services.

     As described above, the Boards of Directors of FFC and PBE have approved the terms of the Merger Agreement. The Board of Directors of PBE believes that the terms of the Merger are fair to and in the best interests of PBE and its shareholders. PBE's Board of Directors also believes that the Merger will enhance the ability of PBE's offices to satisfy the financial needs of their customers and the communities which they serve.

Opinion of Financial Advisor to The Peoples Bank of Elkton
----------------------------------------------------------

     PBE retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the Merger. Berwind rendered its opinion to the Board of Directors of PBE that, based upon and subject to the various considerations set forth herein, as of March 18, 1997 (the "March Opinion"), and as of the date of this Proxy Statement/Prospectus (the "Proxy Opinion"), the financial terms of the Merger are fair, from a financial point of view, to the holders of PBE Common Stock.

     The full text of Berwind's Proxy Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Exhibit B to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Exhibit B to this Proxy Statement/Prospectus.

     Berwind was selected to act as PBE's financial advisor in connection with the Merger based upon its qualifications, expertise and experience. Berwind has knowledge of, and experience with, Maryland and surrounding banking markets as well as banking organizations operating in those markets and was selected by PBE because of its knowledge of, experience with, and reputation in the financial services industry. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions.

     On March 18, 1997, PBE's Board of Directors approved and executed the Merger Agreement. Prior to such approval, Berwind delivered its March Opinion to PBE's Board of Directors stating that, as of such date, the financial terms of the Merger were fair to the shareholders of PBE from a financial point of view. Berwind reached the same opinion as of the date of its Proxy Opinion. No limitations were imposed by PBE's Board of Directors upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the March Opinion or the Proxy Opinion.

     In rendering its Proxy Opinion, Berwind: (i) reviewed the historical financial performances, current financial positions and general prospects of PBE and FFC; (ii) reviewed the Merger Agreement; (iii) reviewed and analyzed the stock market performance of PBE and FFC (iv) studied and analyzed the consolidated financial and operating data of PBE and FFC; (v) considered the terms and conditions of the proposed Merger as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions;
(vi) met and/or communicated with certain members of PBE's and FFC's senior management to discuss their respective operations, historical financial statements, and future prospects; (vii) reviewed this Proxy Statement/ Prospectus, and (viii) conducted such other financial analysis, studies and investigations as Berwind deemed appropriate.

     In delivering its March Opinion and Proxy Opinion, Berwind assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on FFC that will have a material adverse effect on the contemplated benefits of the Merger. Berwind also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of FFC after the Merger.

     Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to PBE's financial forecasts reviewed by Berwind in rendering its opinion, Berwind assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of PBE as to the future financial performance of PBE. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of PBE or FFC nor was it furnished with any such appraisal. Berwind also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of PBE and FFC were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

     The following is a summary of selected analyses prepared by Berwind and presented to PBE's Board in connection with the March Opinion and analyzed by Berwind in connection with the March and Proxy Opinions. In connection with delivering its Proxy Opinion, Berwind updated certain analyses described above to reflect current market conditions and events occurring since the date of the March Opinion. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the March Opinion.

     Comparable Companies and Comparable Acquisition Transaction Analyses. Berwind compared selected financial and operating data for PBE with those of a peer group of selected banks and bank holding companies with assets between

$50 million and $150 million, as of the most recent financial period publicly available, headquartered in Cecil and surrounding Maryland, Delaware, Pennsylvania and New Jersey counties. Financial data and operating ratios compared in the analysis of the PBE peer group included but were not limited to: return on average assets, return on average equity, shareholders' equity to assets ratio and certain asset quality ratios.

     Berwind also compared selected financial, operating and stock market data for FFC with those of a peer group of selected commercial banks with assets between $2.5 billion and $10.0 billion, as of the most recent period publicly available, located in Delaware, Maryland, New Jersey and Pennsylvania. Financial, operating and stock market data, ratios and multiples compared in the analysis of the FFC peer group included but were not limited to: return on average assets, return on average equity, shareholders' equity to asset ratios, certain asset quality ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield.

     Berwind also compared the multiples of book value, tangible book value and latest twelve months' earning inherent to the Merger with the multiples paid in recent acquisitions of banks and bank holding companies that Berwind deemed comparable. The transactions deemed comparable by Berwind included both interstate and intrastate acquisitions announced during the twelve month period ended as of the date of its opinion, in which the selling institution's assets were between $50 million and $150 million. No company or transaction, however, used in this analysis is identical to PBE, FFC or the Merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

     Discounted Dividend Analysis.   Using discounted dividend analyses, Berwind
estimated the present value of the future dividend streams that PBE could produce over a five year period under various earnings growth assumptions. Berwind also estimated the terminal value for PBE's Common Stock after the five year period by applying a range of earnings multiples of PBE terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of PBE. The dividend streams and terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of PBE's Common Stock.

     Pro Forma Contribution Analysis. Berwind analyzed the changes in the amount of earnings, book value and dividends represented by one share of PBE stock prior to the Merger and 4.158 shares of FFC stock after the Merger. The analysis considered, among other things, the changes that the Merger would cause to PBE' earnings per share, book value per share, tangible book value per share and indicated dividends. In reviewing the pro forma combined earnings, equity and assets of FFC based on the Merger with PBE, Berwind analyzed the contribution that PBE would have made to the combined company's earnings, equity and assets as of and for the period ended March 31, 1997. Berwind also reviewed the percentage ownership that PBE shareholders would hold in the combined company.

     In connection with rendering its March Opinion and Proxy Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analysis must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinion. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond PBE's and FFC's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     In reaching its opinion as to fairness, none of the analyses performed by Berwind was assigned a greater or lesser weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that the consideration to be received in the Merger as set forth in the Merger Agreement, is fair from a financial point of view to PBE and its shareholders.

     Berwind's Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date its Proxy Opinion was delivered; events occurring after the date of its Proxy Opinion could materially affect the assumptions used in preparing its Proxy Opinion. Berwind has not undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

     Pursuant to the terms of the engagement letter dated October 16, 1996, PBE has paid Berwind $30,000 for acting as financial advisor in connection with the Merger including delivering its March and Proxy Opinions. In addition, PBE has also agreed to pay Berwind approximately $213,000 upon the consummation of the Merger. Whether or not the Merger is consummated, PBE has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

     The full text of the Proxy Opinion of Berwind dated as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Exhibit B. PBE' shareholders are urged to read the Proxy Opinion in its entirety. Berwind's Proxy Opinion is directed only to the consideration to be received by PBE's shareholders in the Merger and does not constitute a recommendation to any holder of PBE Common Stock as to how such holder should vote at the PBE Special Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF BERWIND AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN EXHIBIT B TO THIS PROXY STATEMENT/PROSPECTUS.

Conversion and Exchange of Shares
---------------------------------

     On the Effective Date of the Merger, each share of PBE Common Stock then issued and outstanding will automatically be converted into and become the right to receive 4.158 shares (subject to adjustment for stock dividends, stock splits and similar transactions) of FFC Common Stock. The Conversion Ratio and all pro forma and FFC historical per share information herein have been adjusted to reflect a 10% stock dividend declared by FFC on May 1, 1997, payable on June 13, 1997, to shareholders of record on May 23, 1997.

     No fractional shares of FFC Common Stock will be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he or she would otherwise be entitled, each former shareholder of PBE will receive cash in an amount equal to the fair market value of his or her fractional interest, determined by multiplying such fractional interest by the Closing Market Price of FFC Common Stock.

     The Closing Market Price is defined in the Merger Agreement as the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date (the "Price Determination Period"), as reported on the Nasdaq National Market. If Nasdaq fails to report a closing bid price for FFC Common Stock for any trading day during the Price Determination Period, the closing bid prices for that day shall be equal to the average of the closing bid prices and the average of the closing asked prices as quoted by F.J. Morrissey & Company, Inc. and by Ryan, Beck & Co., or if these two firms are not then making a market in FFC Common Stock, by two brokerage firms who are then making a market in FFC Common Stock to be selected by FFC and approved by PBE.

     As soon as practicable following the Effective Date, PBE shareholders will exchange their PBE Common Stock certificates for FFC Common Stock certificates in accordance with the procedures described below in this section. FFC and PBE anticipate that the Effective Date will occur during the third or fourth quarter of 1997, assuming no difficulties are encountered in obtaining the required regulatory approvals and all other conditions to closing are satisfied without unexpected delay.

     Following the Effective Date, each former shareholder of PBE will be obliged to surrender to FFC the PBE Common Stock certificates held by him or her. Detailed instructions concerning the procedure for surrendering PBE Common Stock certificates will be sent by Fulton Bank, acting as exchange agent (the "Exchange Agent"), to each former shareholder of PBE on or promptly after the Effective Date. Upon proper surrender of his or her PBE Common Stock certificates, each former shareholder of PBE will be issued a stock certificate representing the number of whole shares of FFC Common Stock into which his or her shares of PBE Common Stock have been converted, together with a check in the amount of any cash, without interest, to which he or she is entitled in lieu of the issuance of any fractional share of FFC Common Stock. SHAREHOLDERS OF PBE SHOULD NOT SURRENDER THEIR PBE COMMON STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE WRITTEN INSTRUCTIONS TO DO SO FROM THE EXCHANGE AGENT. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

     Following the Effective Date, and until properly surrendered, each PBE Common Stock certificate will be deemed for all corporate purposes to represent the number of whole shares of FFC Common Stock which the holder would be entitled to receive upon its surrender and the corresponding number of rights associated with the Shareholder Rights Plan dated June 20, 1989 between FFC and Fulton Bank (the "Rights Plan"), except that FFC may withhold dividends payable after the Effective Date to any former shareholder of PBE who has received written instructions from FFC but has not at that time surrendered his or her PBE Common Stock certificates. Any dividends so withheld will be paid, without interest, to any such former shareholder of PBE upon the proper surrender of his or her PBE Common Stock certificates.

     All PBE Common Stock certificates must be surrendered to FFC within two years after the Effective Date. In the event that any former shareholder of PBE does not properly surrender his or her PBE Common Stock certificates within that time, the shares of FFC Common Stock that would otherwise have been issued to him or her may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he or she is entitled in lieu of the issuance of a fractional share and any previously accrued and unpaid dividends, will be held in a non-interest bearing account for his or her benefit. From and after any such sale, the sole right of such former shareholder of PBE will be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends will be paid to such former shareholder of PBE, without interest, upon proper surrender of his or her PBE Common Stock certificates.

     In the event that a former PBE shareholder is unable to surrender his or her PBE Common Stock certificates due to loss or mutilation thereof, he or she may make a constructive surrender by following procedures comparable to those customarily followed by FFC in issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Instructions for making a constructive surrender of lost or mutilated PBE Common Stock certificates will be included in the written instructions to be sent by the Exchange Agent to former PBE shareholders after the Effective Date of the Merger.

     THE FOREGOING DISCUSSION RELATING TO THE CONVERSION AND EXCHANGE OF PBE COMMON STOCK IS ONLY A SUMMARY WHICH IS PROVIDED FOR CONVENIENCE. THE FOREGOING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE TERMS OF ARTICLE II OF THE MERGER AGREEMENT.

Business Pending The Effective Date
-----------------------------------

     Pursuant to the Merger Agreement, PBE is required, pending the Effective Date, to conduct its business in the usual, regular and ordinary manner and consistent with past practice. PBE is also required to use its best efforts to preserve its present business organization, retain the services of its present officers and employees, and maintain existing relationships with persons having business dealings with it. In general, PBE may not take any action outside the ordinary course of business without the prior written consent of FFC.

     Pending the Effective Date, PBE is not permitted to declare or pay a cash dividend on the PBE Common Stock; provided, however, that PBE may declare and pay a dividend of up to $.90 per share of PBE Common Stock on each of
(i) June 15, 1997; (ii) September 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1997;
(iii) December 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on January 15, 1998; provided further, if the customary payment date for the next regular cash dividend payable after the Effective Date on the FFC Common Stock which is eligible to be received by the former holders of PBE is more than ninety (90) days after the payment date of the last regular cash dividend paid or to be paid on the PBE Common Stock prior to the Effective Date (such number of days over ninety (90) days being the "Dividend Lag Period"), then PBE may declare and set aside immediately prior to the Effective Date, and may pay at a date it may select in its discretion, a special pro-rata dividend (the "Special Pro-Rata Dividend"). Any such Special Pro-Rata Dividend shall be payable in cash, and may not exceed an amount per share which is the product of (i)its regular quarterly dividend ($0.90) times
(ii) a fraction, the numerator of which the Dividend Lag Period and the denominator of which is ninety (90) days. Thus, for example, if the Merger is to be consummated on August 1, 1997 and the dividend payment dates of PBE and FFC are October 15, 1997 and November 15, 1997, respectively, the Dividend Lag Period would be 31 days and thus PBE would be entitled to declare and pay, immediately prior to the Effective Date, a Special Pro-Rata Dividend of $.31 per share (its regular quarterly dividend ($.90) multiplied by .344 (31 days/90 days)).

     PBE has agreed that, pending the Effective Date, unless FFC otherwise consents in writing, it shall (i) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business; (ii) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, and to maintain its relationships with customers, suppliers and others having business dealings with PBE; (iii) maintain all of its structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty; (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to PBE;
(v) keep in full force and effect all insurance policies now carried by PBE;
(vi) perform in all material respects each of its obligations under all material contracts to which PBE is a party or by which PBE may be bound or which relate to or affect its properties, assets and business; (vii) maintain its books of account and other records in the ordinary course of business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to PBE and to the conduct of its business; (ix) not amend PBE's Articles of Incorporation or Bylaws; (x) not enter into or assume any material contract, incur any material liability or obligation, or make any material commitment, except in the ordinary course of business; (xi) not make any material acquisition or disposition of any properties or assets or subject any of its properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not knowingly take or permit to be taken any action which would cause any representation or warranty to be materially inaccurate as of the date of such action or constitute a material breach of any covenant set forth in the Merger Agreement; (xiii) except as permitted otherwise in the Merger Agreement, not declare, set aside or pay any dividend or make any other distribution in respect of PBE Common Stock;
(xiv) not authorize, purchase, redeem, issue or sell (or grant options or rights to purchase or sell) any shares of PBE Common Stock or any other equity or debt securities of PBE other than the Warrant; (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any PBE benefit plan except as required by law for, or enter into or amend any employment obligation with, any officer, director, employee or consultant of PBE, except that PBE may grant reasonable salary increases and bonuses to its officers and employees in the ordinary course of business to the extent consistent with its past practice; (xvi) not enter into any related party transaction except in the ordinary course of business consistent with past practice; (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by PBE during the fiscal year ending December 31, 1997, PBE shall consult with FFC and shall act in accordance with generally accepted accounting principles and PBE's customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on PBE except in the ordinary course of business consistent with past practice (provided that FFC may not unreasonably withhold its consent to such transactions); (xx) not make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair; (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility, except with respect to the establishment of an automated banking facility at Union Hospital; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with customary banking practice; (xxiii) not make purchases of securities for its investment portfolio without prior consultation with FFC; (xxiv) not extend or amend PBE's lease relating to its "Crossroads Shopping Center" branch office without FFC's prior written consent; or (xxv) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of the Merger Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368 of the Internal Revenue Code.

     The Merger Agreement provides that PBE shall not, nor shall it permit any officer, director, employee, agent, consultant or representative to: (a) solicit, initiate or encourage any proposal for a merger with or other acquisition of PBE, or any material portion of its assets or properties, with or by any person other than FFC; or (b) cooperate with, or furnish any non-public information concerning PBE to, any person in connection with such a proposal; provided, however, that the Board of Directors are free to take such action as the PBE Board of Directors determines, in good faith and after consultation with outside counsel, is not legally inconsistent with its fiduciary duty. PBE is required to notify FFC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposals are made, or any such information is requested with respect to an acquisition proposal or potential acquisition proposal or if any such proposal is received or indicated to be forthcoming.

Conditions, Amendment and Termination
-------------------------------------

     The obligations of FFC and PBE to consummate the Merger are subject to a number of conditions and contingencies set forth in the Merger Agreement, including, without limitation, the following: (i) approval of the Merger by the shareholders of PBE; (ii) approval of the Merger by the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC") and by the Maryland Commissioner of Financial Regulation; (iii) the authorization for listing on the Nasdaq National Market of the shares of the FFC Common Stock to be issued in the Merger; (iv) the absence of an injunction issued by a court of competent jurisdiction enjoining the performance by FFC or PBE of any of their obligations under the Merger Agreement; (v) the receipt of a favorable opinion of counsel with respect to certain federal income tax consequences relating to the Merger, which are discussed below under THE MERGER--Federal Income Tax Consequences;
(vi) the continuing accuracy in all material respects of the representations, warranties and covenants made by FFC and PBE in the Merger Agreement; (vii) the receipt by FFC of satisfactory agreements from shareholders of PBE who are affiliates of PBE or FFC regarding certain actions which could affect pooling-of-interests accounting for the Merger; (viii) the receipt of opinions from counsel for PBE and counsel for FCC regarding certain legal matters; (ix) effectiveness of a registration statement relating to the FFC Common Stock with the SEC; (x) confirmation by FFC and its accountants that the Merger can be accounted for as a pooling-of-interests for financial reporting purposes; (xi) amendment of the lease for the "Crossroads Shopping Center" branch office of PBE to the reasonable satisfaction of FFC; (xii) confirmation that, since December 31, 1996, there has been no material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of PBE; (xiii) appraisal rights shall have been exercised with respect to less than 10% of the outstanding shares of PBE Common Stock; and (xiv) the delivery of certificates at the closing by officers of FFC and PBE confirming satisfaction of certain of the foregoing conditions.

     To the extent permitted by law, the Merger Agreement may be amended by mutual consent and any term or condition thereof may be waived by the party entitled to its benefit at any time before the Effective Date, whether before or after the approval of the Merger Agreement by PBE's shareholders and without seeking further shareholder approval; provided, however, that the Conversion Ratio may not be waived or amended until such amendment has been approved, adopted or ratified by the shareholders of PBE in accordance with applicable law (other than pursuant to the terms of the Merger Agreement in the event of a stock dividend or similar transaction by FFC), and PBE Interim Bank shall be permitted to join as a party to the Merger Agreement upon its formation without execution of such joinder by FFC or PBE.

     The Merger Agreement may be terminated at any time prior to the Effective Date by the mutual written consent of FFC and PBE. In addition, the Merger Agreement may be terminated unilaterally by either FFC or PBE if (A) any condition to the Merger has not been satisfied by January 31, 1998, or (B) the other party has committed a material breach of any representation, warranty or covenant contained in the Merger Agreement which breach results in a material and adverse change as to the other party and has not cured such breach within thirty (30) days after receiving written notice thereof.

Effective Date of the Merger
----------------------------

     The Merger will become effective on the date of issuance of the Certificate of Merger issued by the Maryland Commissioner of Financial Regulation. FFC and PBE presently intend to consummate the Merger during the third or fourth quarter of 1997, assuming that the Merger has been approved by PBE's shareholders, all required regulatory approvals have been obtained, and all other conditions to closing have been satisfied or waived by that time. The Merger Agreement provides that the closing of the Merger shall be held within thirty (30) days after the receipt of all required regulatory approvals and the expiration of all applicable waiting periods. See THE MERGER--Conditions, Amendment and Termination.

Management and Operations Following the Merger
----------------------------------------------

     On the Effective Date, PBE will merge with and into PBE Interim Bank, a newly created wholly-owned subsidiary of FFC. PBE Interim Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Peoples Bank of Elkton," and the shareholders of PBE will become shareholders of FFC.

     The Merger Agreement provides that, for a period of five (5) years after the Effective Date, FFC shall (subject to the right of FFC and the directors of PBE to terminate such obligations as a result of regulatory considerations, safe and sound banking practices, the exercise of their fiduciary duties by FFC's directors, the failure of PBE to substantially achieve budget goals established for FFC's banking subsidiaries in any fiscal year in which FFC achieves such goals on a consolidated basis, or FFC's acquisition of a financial institution located in Maryland) (i) preserve the business structure of PBE as a Maryland bank; (ii) preserve the present name of PBE; and (iii) continue in office the present directors of PBE who indicate their desire to serve (the "PBE Continuing Directors"), provided, that (A) each non-employee PBE Continuing Director shall continue to receive director's fees from PBE on the same basis as prior to the Merger, i.e., a quarterly stipend of $1,250 and meeting fees of $100 per Board of Directors meeting and $50 per committee meeting (provided that FFC may direct PBE to reduce the frequency of such meetings) and shall continue to receive such other incidental benefits as he or she was receiving from PBE prior to the Effective Date (such benefits being previously disclosed to FFC), and (B) each PBE Continuing Director shall be subject to FFC's mandatory retirement rules for directors. Notwithstanding anything in the Merger Agreement to the contrary, the PBE Continuing Directors, in their exercise of their fiduciary duty as to the best interests of PBE and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions.

     FFC has agreed, following the Merger, to cause PBE to honor its employment obligations and to honor its obligations under PBE's existing employee benefit plans.

Federal Income Tax Consequences
-------------------------------

     The following is a summary of the material anticipated federal income tax consequences of the Merger. This summary is based on the federal income tax laws as now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the Merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, insurance companies and corporations, among others). Nor does this summary address any consequences of the Merger under any state, local, or foreign income tax laws. Shareholders, therefore, are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax-return-reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

     Pursuant to the Merger Agreement, an opinion has been provided to PBE and FFC by Barley, Snyder, Senft & Cohen, LLP, counsel for FFC, which states that, for federal income tax purposes:

     1.   The Merger will constitute a reorganization within the meaning of
          Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended;

     2. No gain or loss will be recognized by FFC, PBE Interim Bank or PBE by reason of the Merger;

     3. The bases of the assets of PBE immediately after the Merger will be the same as the bases of such assets immediately prior to the Merger;

     4. The holding period of the assets of PBE immediately after the Merger will include the period during which such assets were held by PBE prior to the Merger;

     5. A holder of PBE Common Stock who receives shares of FFC Common Stock in exchange for his or her PBE Common Stock pursuant to the reorganization (including fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange;

     6. A holder of PBE Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he or she received a fractional share of FFC Common Stock pursuant to the reorganization and FFC then redeemed such fractional share for the cash. The holder of PBE Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

     7. The tax basis of the shares of FFC Common Stock to be received by PBE shareholders pursuant to the Merger Agreement will be equal to the tax basis of the shares of PBE Common Stock surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of any gain (and by the amount of any dividend income) recognized on the exchange; and

     8. The holding period of the shares of FFC Common Stock to be received by the shareholders of PBE will include the period during which they held the shares of PBE Common Stock surrendered, provided the shares of PBE Common Stock are held as a capital asset on the date of the exchange.

     THE FOREGOING IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER UNDER PRESENT LAW. EACH SHAREHOLDER OF PBE IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER AS THEY AFFECT HIS OR HER INDIVIDUAL CIRCUMSTANCES, INCLUDING THE IMPACT OF ANY APPLICABLE ESTATE, GIFT, STATE, LOCAL, FOREIGN OR OTHER TAX.

Accounting Treatment
--------------------

     The Merger Agreement contemplates that the Merger will be treated as a pooling-of-interests for financial accounting purposes. If FFC would be required to purchase more than ten percent of the outstanding shares of PBE Common Stock for cash or if other conditions arise which would prevent the Merger from being treated as a pooling-of-interests for financial accounting purposes, FFC has the right to terminate the Merger Agreement and to cancel the Merger. FFC presently intends to exercise its right of termination if the Merger could not be treated as a pooling-of-interests for financial accounting purposes.

     Although it has no intention of doing so, FFC could choose to waive its right of termination and go forward with the proposed merger even if the merger could not be treated as a pooling-of-interests for financial accounting purposes. In that event, the following would occur: (i) the merger between PBE and a subsidiary of FFC would be treated as a purchase transaction under financial accounting principles; (ii) FFC would file a post-effective amendment, presenting revised financial disclosures and updated information, to the registration statement of which this Proxy Statement/Prospectus is a part; and
(iii) PBE's management would resolicit proxies from PBE's shareholders.

Rights of Dissenting Shareholders
---------------------------------

     Under Maryland banking law, a shareholder of a bank is generally entitled to demand and receive payment of the fair value of his or her stock if, among other things, the bank merges with another bank. If the Merger between PBE and a subsidiary of FFC is approved, holders of PBE Common Stock who vote against the Merger and who comply with the provisions of Maryland banking law regarding dissenters' rights will be entitled to receive the fair value of their shares of PBE Common Stock, in cash, if the transaction becomes effective.

     Maryland law provides that FFC, as the successor in the merger between PBE and a subsidiary of FFC, may offer to pay in cash to the shareholders of PBE who object to the merger, not more than what FFC considers to be the fair value of the shares of PBE Common Stock as of the date of the Special Meeting. Any PBE shareholder who accepts such an offer by FFC is barred under Maryland law from receiving the appraised value of his or her PBE shares.

     In accordance with the provisions of Financial Institutions, Sections 3-718 through 3-721 of the Maryland Banking Laws, attached as Exhibit D to this Proxy Statement/Prospectus, any shareholder of PBE who voted his or her shares against the Merger and wishes to exercise dissenters' rights with respect to the Merger must, within thirty days of the Effective Date, make a written demand for payment on FFC, as the successor in the Merger, and surrender his or her PBE stock certificates.

     Such written demand should be addressed to [Name], [Title], The Peoples Bank of Elkton, 130 North Street, Elkton, Maryland 21921. The objecting shareholder must vote against the Merger.

     The fair value of the shares of PBE Common Stock surrendered shall be determined as of the date of the Special Meeting of PBE shareholders approving the Merger. The determination of fair value shall be made by three appraisers, chosen as follows: (i) one chosen by the owners of two-thirds of the shares involved, (ii) one chosen by the Board of Directors of FFC, and (iii) one chosen by the other two appraisers. The fair value to which any two appraisers agree shall govern. The appraisers shall give notice of the fair value determination to FFC and to each shareholder who has made demand for the determination.

     Under Maryland banking law, a shareholder who is dissatisfied with the fair value determination of the appraisers may notify the Maryland State Bank Commissioner within five days after the notice of the appraisers has been given. The Commissioner shall have the shares reappraised, and such reappraisal shall be final and binding as to the value of the shares of PBE Common Stock of the dissatisfied shareholder.

     If the appraisal to be made by the three appraisers is not completed within ninety days of the Effective Date of the Merger, the Commissioner shall have an appraisal made, and this appraisal shall be final and binding as to the value of the shares of all objecting shareholders.

     Under Maryland law, FFC, as the successor in the Merger, shall pay the expenses of each appraisal that is required to be made.

     THE FOREGOING DISCUSSION IS ONLY A SUMMARY OF THE RIGHTS AND OBLIGATIONS OF A DISSENTING SHAREHOLDER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF FI, SECTIONS 3-718 THROUGH 3-721 OF THE MARYLAND BANKING LAWS, WHICH ARE REPRODUCED AND SET FORTH IN FULL IN EXHIBIT D TO THIS PROSPECTUS/PROXY STATEMENT.

     Pursuant to the Merger Agreement, FFC has the right to terminate such Agreement and to cancel the proposed merger if PBE shareholders exercise dissenters' rights with respect to 10% or more shares of PBE Common Stock. FFC negotiated for this right of termination in order to limit the amount of cash that would be paid to PBE shareholders in connection with the proposed merger and to provide greater assurance that the merger would be treated as a pooling-of-interests for financial accounting purposes. FFC could waive this right of termination but has no present intention to do so. See THE MERGER-- Conditions, Amendment and Termination, and THE MERGER--Accounting Treatment.

Restrictions on Resale of FFC Common Stock Held By Affiliates of PBE
--------------------------------------------------------------------

     The shares of FFC Common Stock to be issued upon consummation of the Merger have been registered with the SEC under the Securities Act of 1933 (the "1933 Act") and, following the Merger, may be freely resold or otherwise transferred by all former shareholders of PBE, except those former shareholders who are deemed to be "affiliates" of PBE within the meaning of SEC Rules 144 and 145.
In general terms, any person who is an executive officer, director or ten percent or greater shareholder of PBE at the time of the Special Meeting may be deemed to be an affiliate of PBE for purposes of SEC Rules 144 and 145.

     FFC Common Stock received by persons who are deemed to be affiliates of PBE may be resold during the one year following the Effective Date only: (i) in compliance with the provisions of SEC Rule 145(d), (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act, or (iii) pursuant to an effective registration statement filed with the SEC. In very general terms, SEC Rule 145(d) would permit an affiliate of PBE to sell shares of FFC Common Stock received by him or her in connection with the Merger in ordinary brokerage transactions, subject to certain limitations on the number of shares of FFC Common Stock which may be sold during any consecutive three-month period. After the one-year period, the affiliates of PBE who are not affiliates of FFC may resell their shares without restriction. Notwithstanding the foregoing, in order to comply with the SEC's rules on pooling-of-interests accounting treatment, an affiliate of PBE (as a general rule and subject to an exception in the case of certain de minimis sales) may
                                                        -- -------
not sell any shares of FFC Common Stock received by him or her in exchange for his or her shares of PBE Common Stock until after the publication of financial results covering at least thirty days of post-Merger combined operations of FFC.

     Under the terms of the Merger Agreement, each person who may be deemed to be an affiliate of PBE is required, prior to the closing of the Merger, to deliver to FFC an agreement, in form and substance satisfactory to FFC, acknowledging and agreeing to abide by the limitations imposed by the 1933 Act and the rules of the SEC thereunder regarding the sale or other disposition of the shares of FFC Common Stock to be received by him or her pursuant to the Merger.

Warrant Agreement
-----------------

     On the day following the execution of the Merger Agreement, PBE and FFC executed a Warrant Agreement, dated March 19, 1997 (the "Warrant Agreement"). A copy of the Warrant Agreement is attached as Exhibit C to this Proxy Statement. The following description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, which is incorporated herein in its entirety.

     Pursuant to the Warrant Agreement, PBE issued to FFC a warrant (the "Warrant") to purchase from PBE up to 45,888 fully paid and non-assessable shares of PBE Common Stock at a price per share equal to $80.00, subject to adjustment as provided for in the Warrant Agreement (such exercise price, as so adjusted, is referred to herein as the "Exercise Price"). The execution of the Warrant Agreement was required by FFC as a condition to its execution of the Merger Agreement, and the effect of the Warrant Agreement is to increase the likelihood that the Merger will occur by making it more difficult and expensive for another party to acquire PBE.

     The Warrant may be exercised in whole or in part at any time or from time to time on or after the occurrence of an Exercise Event (as defined below) until termination of the Warrant Agreement. So long as the Warrant is owned by FFC, it may be exercised for no more than the number of shares of PBE Common Stock equal to 45,888 (subject to adjustment as described below) less the number of shares of PBE Common Stock at the time owned by FFC.

     Under the terms of the Warrant and the Warrant Agreement, FFC may exercise the Warrant, without PBE's consent, under the following circumstances (each an "Exercise Event"): if (A) (I) FFC is not in material breach of the agreement or covenants contained in the Warrant Agreement or the Merger Agreement and (II) no preliminary or permanent injunction or other order against the delivery of shares covered by the Warrant issued by any court of competent jurisdiction in the United States shall be in effect and (B) upon or after the occurrence of any of the following: (i) a knowing and intentional breach of any representation, warranty, or covenant set forth in the Merger Agreement by PBE which would permit a termination of the Merger Agreement by FFC pursuant to Section 8.1(b)(i) thereof which is not cured and which occurs following a proposal from any person (other than FFC) to engage in an Acquisition Transaction; (ii) the failure of PBE's shareholders to approve the Merger Agreement at a meeting called for such purpose if at the time of such meeting there has been a public announcement (including a public regulatory filing) by any person (other than FFC) of an offer or proposal to effect an Acquisition Transaction (as defined below) and, within twelve (12) months from the date of such shareholder's meeting, PBE engages in, or enters into a written agreement with respect to, an Acquisition Transaction; (iii) the acquisition by any person of beneficial ownership of 25% or more of the PBE Common Stock (before giving effect to any exercise of the Warrant); (iv) PBE shall have entered into an agreement, letter of intent, or other written understanding with any person (other than FFC) providing for such person (A) to engage in an Acquisition Transaction or (B) to negotiate with PBE with respect to an Acquisition Transaction; or (v) termination, or attempted termination, of the Merger Agreement by PBE under
Section 5.7 of the Merger Agreement (relating to the exercise by the directors of PBE of their fiduciary duty) following receipt of a written proposal to engage in an Acquisition Transaction from a third party. For purposes of the Warrant Agreement, "Acquisition Transaction" means (x) a merger or consolidation or statutory share exchange or any similar transaction involving PBE, (y) a purchase, lease or other acquisition of all or substantially all of the assets of PBE or (z) a purchase or other acquisition of beneficial ownership of securities representing 25% or more of the voting power of PBE.

     The Warrant may be exercised by presentation and surrender thereof to PBE at its principal office accompanied by (i) a written notice of exercise, (ii) payment of the Exercise Price for the number of shares of PBE Common Stock specified in such notice, and (iii) a certificate of the holder of the Warrant (the "Holder") specifying the event or events which have occurred and which entitle the Holder to exercise the Warrant. Upon such presentation and surrender, PBE shall issue promptly to the Holder the number of shares of PBE Common Stock to which the Holder is entitled. If the Warrant is exercised in part, PBE will, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant entitling the Holder to purchase the balance of the shares of PBE Common Stock issuable thereunder.

     Generally, in the event of any change in the outstanding shares of PBE Common Stock by reason of a stock dividend, stock split or stock reclassification, the number and kind of shares or securities subject to the

Warrant and the Exercise Price shall be appropriately and equitably adjusted so that the Holder shall receive upon exercise of the Warrant the number and class of shares or other securities or property that the Holder would have received in respect of the shares of PBE Common Stock that could have been purchased upon exercise of the Warrant if the Warrant could have been and had been exercised immediately prior to such event. If, at any time after the Warrant may be exercised or sold by FFC, PBE has received a written request from FFC, PBE shall prepare, file and keep effective and current any governmental approvals required in connection with the Warrant and/or the shares of PBE Common Stock issued or issuable upon exercise of the Warrant. All expenses incurred by PBE in complying with such governmental approvals will be paid by PBE. FFC will pay all expenses incurred by FFC in connection with such governmental approvals, including fees and disbursements of its counsel and accountants, underwriting discounts and commissions, and transfer taxes payable by FFC.

     The Warrant and the rights conferred thereby will terminate (i) upon the Effective Date, (ii) upon a valid termination of the Merger Agreement prior to the occurrence of an Exercise Event, or (iii) to the extent the Warrant has not previously been exercised, sixty (60) days after the occurrence of an Exercise Event.

     Under the Warrant Agreement, FFC has the right to require PBE to repurchase the Warrant or, in the event the Warrant has been exercised in whole or in part, redeem the shares obtained upon such exercise within 60 days of an Exercise Event. In the case of a repurchase of shares obtained upon exercise of the Warrant, the redemption price per share (the "Redemption Price") is to be equal to the highest of: (i) the Exercise Price, (ii) the highest price paid or agreed to be paid for any share of Common Stock by an Acquiring Person (defined as any person who or which is the beneficial owner of 25% or more of the PBE Common Stock) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of PBE's assets:
(x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of PBE as determined by a recognized investment banking firm selected by FFC, divided by (y) the number of shares of PBE Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the FFC.

     In the case of a repurchase of the Warrant, the redemption price is to be equal to the product obtained by multiplying: (i) the number of shares of PBE Common Stock represented by the portion of the Warrant that FFC is requiring PBE to repurchase, times (ii) the excess of the Redemption Price over the Exercise Price.

                    COMPARATIVE STOCK PRICES AND DIVIDENDS
                    --------------------------------------
                        AND RELATED SHAREHOLDER MATTERS
                    --------------------------------------

Common Stock of FFC
-------------------

     FFC Common Stock is traded in the over-the-counter market and is listed on the Nasdaq National Market ("Nasdaq") under the symbol "FULT." The following table sets forth, for the periods indicated, the high and low closing sale price for FFC Common Stock as reported on Nasdaq and cash dividends paid per share.

                                                               Cash Dividends
1995                     High                Low               Paid Per Share
----                     ----                ---               --------------
First Quarter           $15.41              $14.27                 $0.118
Second Quarter           15.91               14.84                  0.126
Third Quarter            16.64               14.67                  0.130
Fourth Quarter           18.80               16.12                  0.130

1996
----

First Quarter            18.39               16.74                  0.138
Second Quarter           18.86               17.05                  0.150
Third Quarter            18.86               16.94                  0.150
Fourth Quarter           19.55               17.50                  0.152

1997
----
First Quarter            23.18               18.64                  0.155


     On March 17, 1997, the last trading day before public announcement of the Merger Agreement, the high and low quotations for FFC Common Stock were $22.27 and $21.82, respectively, and the closing bid price was $21.82 per share, as reported on Nasdaq. On [Date], 1997, the closing bid and asked quotations for FFC Common Stock as reported on Nasdaq were $_____ and $_____, respectively, per share, and the closing sale price was $______ per share. As of [Date], FFC Common Stock was held by _______ holders of record. The Conversion Ratio and all pro forma and FFC historical per share information herein have been adjusted to reflect a 10% stock dividend declared by FFC on May 1, 1997, payable on June 13, 1997, to shareholders of record on May 23, 1997. On February 28, 1997, FFC completed the previously announced acquisition of WNB. The transaction was accounted for as a pooling of interest. All of the financial information contained herein has been restated to reflect the financial condition and results of operations of WNB.

     FFC has in the past paid regular quarterly cash dividends to its shareholders on or about the 15th day of January, April, July and October of each year.

Common Stock of PBE
-------------------

     There is currently no public market for the PBE Common Stock nor any uniformly quoted price.

     The table below reports the cash dividends paid per share of PBE Common Stock during the periods indicated.

                        Cash Dividends
                        Paid Per Share
                        --------------
   1995
   -----
First Quarter               $.36
Second Quarter               .36
Third Quarter                .36
Fourth Quarter               .81

   1996
   ----

First Quarter                .50
Second Quarter               .90
Third Quarter                .90
Fourth Quarter               .90

   1997
   ----

First Quarter                .90

     As of the close of business on [Date], 1997, PBE's Common Stock was held by approximately ____ holders of record. PBE's ability to declare or pay cash dividends prior to the Effective Date of the Merger is limited by the Merger Agreement. See THE MERGER -- Business Pending the Effective Date.

              INFORMATION CONCERNING FULTON FINANCIAL CORPORATION
              ---------------------------------------------------
                      AND DESCRIPTION OF FFC COMMON STOCK
                      -----------------------------------

General
-------

     FFC is a Pennsylvania business corporation and a registered bank holding company with its headquarters in Lancaster, Pennsylvania. As a bank holding company, FFC engages in a general commercial and retail banking and trust business, and also in related financial businesses, through its bank and nonbank subsidiaries. FFC's subsidiary banks currently operate eighty-four banking offices in Pennsylvania, fifteen banking offices in Maryland, six banking offices in Delaware, and twelve banking offices in New Jersey. As of March 31, 1997, FFC had consolidated total assets of approximately $4.1 billion.

     The principal assets of FFC are the following ten wholly-owned bank subsidiaries, each of which is insured by the FDIC: (i) Fulton Bank ("Fulton"), a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (ii) Farmers Trust Bank ("Farmers Trust"), a Pennsylvania bank and trust company which is a member of the Federal Reserve System, (iii) Swineford National Bank ("Swineford"), a national banking association which is a member of the Federal Reserve System, (iv) Lafayette Bank ("Lafayette"), a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (v) FNB Bank, National Association ("FNB"), a national banking association which is a member of the Federal Reserve System, (vi) Great Valley Savings Bank ("Great Valley"), a Pennsylvania-chartered savings bank which is not a member of the Federal Reserve System, (vii) Hagerstown Trust Company ("Hagerstown"), a Maryland trust company which is not a member of the Federal Reserve System, (viii) Delaware National Bank ("Delaware National"), a national banking association which is a member of the Federal Reserve System, (ix) The Bank of Gloucester County ("Gloucester"), a New Jersey bank which is not a member of the Federal Reserve System, and (x) The Woodstown National Bank & Trust Company ("Woodstown"), a national banking association which is a member of the Federal Reserve System.

     In addition, FFC has the following wholly-owned direct nonbank subsidiaries: (i) Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton and Farmers Trust maintain branch offices or other facilities; (ii) Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by certain of FFC's bank subsidiaries;
(iii) Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and (iv) FFC Management, Inc., which owns certain securities.

     As a registered bank holding company, FFC is subject to regulation under the federal Bank Holding Company Act of 1956, as amended, and the rules adopted by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") thereunder. Under applicable Federal Reserve Board policies, a bank holding company such as FFC is expected to act as a source of financial strength for each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy. Any capital loans made by a bank holding company to any of its subsidiary banks would be subordinate in right of payment to the claims of depositors and certain other creditors of such subsidiary banks.

     The principal executive offices of FFC are located at One Penn Square, P.0. Box 4887, Lancaster, Pennsylvania 17604, and its telephone number is
(717) 291-2411.

Loan Policies and Portfolio Quality
-----------------------------------

     FFC, through its bank subsidiaries, grants loans and makes other credit facilities available to the general public. These extensions of credit are structured to meet the varying needs of business, individual, and institutional customers and include mortgages, lines of credit, term loans, leases and letters of credit. This activity serves as a major source of revenue for FFC. However, it also exposes FFC to potential losses upon borrower default. In order to minimize the occurrence of loss, FFC's bank subsidiaries follow strict loan underwriting and risk assessment policies. These policies emphasize the financial strength and cash flow of the borrower rather than collateral value. Although collateral continues to play an important part in lending decisions, it is not a substitute for a borrower's underlying ability to pay. FFC's bank subsidiaries confine their lending to customers who live, or which are based, in their respective market areas. By geographically restricting the lending activities of each bank subsidiary, their respective staffs can become more knowledgeable about local market conditions and can thereby make better credit risk assessments and, therefore, more prudent lending decisions. This superior knowledge of local economic conditions, when combined with prudent underwriting standards, offsets and often surmounts the potential risks arising from a geographic concentration of credits. Management believes that FFC's loan customer base is reasonably diversified, because FFC's subsidiary banks are located in and do business within a broad spectrum of local communities and regional economies located in central and northeastern Pennsylvania, western Maryland, and southern Delaware, and southwestern New Jersey.

     To counteract any problems with credit quality which do arise, FFC maintains a proactive loan review function. This function, in combination with the lending staff, attempts to identify deteriorating loans before they reach a critical stage. This loan review policy not only protects FFC and its subsidiaries from realizing greater loan losses but also, in many cases, assists the borrower as well. Due to their underwriting criteria, FFC and its bank subsidiaries have not made a determination to limit the availability of credit to any segment of their customer base due to changes in general economic conditions. FFC and its bank subsidiaries do take these conditions into consideration when assessing individual credit risk, but each loan request is evaluated individually.

Legal Proceedings
-----------------

     From time to time FFC and its subsidiaries are involved in routine litigation matters that are incidental to the businesses carried on by such entities. None of these matters is expected to have a material effect on FFC's financial condition or operating results.

General Description of FFC Common Stock
---------------------------------------

     The authorized capital of FFC consists exclusively of 200 million shares of Common Stock, par value $2.50 per share, and 10 million shares of preferred stock without par value. As of March 13, 1997, there were issued and outstanding 39,570,979 shares of FFC Common Stock, which shares were held by 11,703 owners of record, and there were 823,686 shares issuable upon the exercise of options. The Conversion Ratio and all pro forma and FFC historical per share information herein have been adjusted to reflect a 10% stock dividend declared by FFC on May 1, 1997, payable on June 13, 1997, to shareholders of record on May 23, 1997. No shares of preferred stock have been issued by FFC. FFC Common Stock is listed for quotation on the over-the-counter Nasdaq National Market under the symbol "FULT."

     The holders of FFC Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. Each share of FFC Common Stock is entitled to participate on an equal pro rata basis in dividends and other distributions.
The holders of FFC Common Stock do not have preemptive rights to subscribe for additional shares that may be issued by FFC, and no share is entitled in any manner to any preference over any other share. The shares of FFC Common Stock to be issued to the shareholders of PBE pursuant to the Merger will be fully paid and non-assessable and the holders thereof will not be subject to call or assessment under Pennsylvania law. Fulton Bank serves as the transfer agent for FFC.

Dividends
---------

     The holders of FFC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. FFC has in the past paid quarterly cash dividends to its shareholders on or about the 15th day of January, April, July and October of each year.

     The ability of FFC to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of Fulton, Farmers Trust, Swineford, Lafayette, FNB, Great Valley, Hagerstown, Delaware National, Gloucester, and Woodstown. Funds for the payment of dividends on FFC Common Stock are expected for the foreseeable future to be obtained primarily from dividends paid to FFC by these ten bank subsidiaries, and by PBE if the Merger is consummated, which dividends are subject to certain statutory limitations.

     Under applicable state and federal laws, the dividends that may be paid by the bank subsidiaries of FFC without prior regulatory approval are subject to certain prescribed limitations. As state banks chartered under the Pennsylvania Banking Code of 1965, as amended, Fulton, Farmers Trust, Lafayette and Great Valley may pay dividends only out of accumulated net earnings and may not declare or pay any dividend requiring a reduction of the statutorily required surplus of the institution. In the case of national banks such as Swineford, FNB, Delaware National and Woodstown, the approval of the Office of the Comptroller of the Currency ("OCC") is required under federal law if the total of all dividends declared during any calendar year would exceed the net profits (as defined) of the bank for the year, combined with its retained net profits (as defined) for the two preceding calendar years. As a commercial bank organized under the laws of the state of Maryland, Hagerstown may only declare a cash dividend from its undivided profits or (with the prior approval of the Maryland Bank Commissioner) from its surplus in excess of 100% of its required capital stock, in each case after providing for due or accrued expenses, losses, interest and taxes. In addition, if Hagerstown's surplus becomes less than 100% of its required capital stock, Hagerstown may not declare or pay any cash dividends that exceed 90% of its net earnings until its surplus becomes 100% of its required capital stock. As a New Jersey bank, Gloucester may not declare or pay any dividend which would impair its capital stock or reduce its surplus to a level of less than 50% of its capital stock or if the surplus is currently less than 50% of the capital stock, the payment of such dividends would not reduce the surplus of the bank. In addition to the foregoing statutory restrictions on dividends, the Pennsylvania Department of Banking (with respect to all Pennsylvania state-chartered banks), the FDIC (with respect to Pennsylvania state-chartered banks that are not members of the Federal Reserve System, such as Fulton, Lafayette and Great Valley), the FRB (with respect to Pennsylvania state-chartered banks that are members of the Federal Reserve System, such as Farmers Trust), and the OCC (with respect to national banks such as Swineford, FNB and Delaware National), also have adopted minimum capital standards and have broad authority to prohibit a bank from engaging in unsafe or unsound banking practices. The payment of a dividend by a bank could, depending upon the financial condition of the bank involved and other factors, be deemed to impair its capital or to be such an unsafe or unsound practice.

     Under the restrictions set forth above, the aggregate amount available for the payment of dividends by the ten bank subsidiaries of FFC was approximately $141 million as of December 31, 1996.

Dividend Reinvestment Plan
--------------------------

     The holders of FFC Common Stock may elect to participate in the Fulton Financial Corporation Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"), which is a plan administered by Fulton as the Plan Agent. Under the Dividend Reinvestment Plan, dividends payable to participating shareholders are paid to the Plan Agent and are used to purchase, on behalf of the participating shareholders, additional shares of FFC Common Stock. Participating shareholders may make additional voluntary cash payments, which are also used by the Plan Agent to purchase, on behalf of such shareholders, additional shares of FFC Common Stock. Shares of FFC Common Stock held for the account of participating shareholders are voted by the Plan Agent in accordance with the instructions of each participating shareholder as set forth in his or her proxy.

Securities Laws
---------------

     FFC, as a business corporation, is subject to the registration and prospectus delivery requirements of the 1933 Act and is also subject to similar requirements under state securities laws. FFC Common Stock is registered with the SEC under Section 12(g) of the 1934 Act, and FFC is subject to the periodic reporting, proxy solicitation and insider trading requirements of the 1934 Act. The executive officers, directors and ten percent shareholders of FFC are subject to certain restrictions affecting their right to sell shares of FFC Common Stock owned beneficially by them. Specifically, each such person is subject to the beneficial ownership reporting requirements and to the short-swing profit recapture provisions of Section 16 of the 1934 Act and may sell shares of FFC Common Stock only: (i) in compliance with the provisions of SEC Rule 144, (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act, or (iii) pursuant to an effective registration statement filed with the SEC under the 1933 Act.

Antitakeover Provisions
-----------------------

     The Articles of Incorporation and Bylaws of FFC include certain provisions which may be considered to be "antitakeover" in nature, because they may have the effect of discouraging or making more difficult the acquisition of control over FFC by means of a hostile tender offer, exchange offer, proxy contest or similar transaction. These provisions are intended to protect the shareholders of FFC (including the present shareholders of PBE, who will become shareholders of FFC following the Merger) by providing a measure of assurance that FFC's shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the antitakeover provisions set forth in the Articles of Incorporation and Bylaws of FFC, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to FFC Common Stock. To the extent that these provisions actually discourage such a transaction, holders of FFC Common Stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. In addition, these provisions make it more difficult to remove, and thereby may serve to entrench, incumbent directors and officers of FFC, even if their removal would be regarded by some shareholders as desirable.

     The provisions in the Articles of Incorporation of FFC which may be considered to be "antitakeover" in nature include the following: (i) a provision that provides for substantial amounts of authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by FFC's Board of Directors, (ii) a provision that does not permit shareholders to cumulate their votes for the election of directors, (iii) a provision that requires a greater than majority shareholder vote in order to approve certain business combinations and other extraordinary corporate transactions, (iv) a provision that establishes criteria to be applied by the Board of Directors in evaluating an acquisition proposal, (v) a provision that requires a greater than majority shareholder vote in order for the shareholders to remove a director from office without cause, (vi) a provision that prohibits the taking of any action by the shareholders without a meeting and eliminates the right of shareholders to call a annual meeting, (vii) a provision that limits the right of the shareholders to amend the Bylaws, and
(viii) a provision that requires, under certain circumstances, a greater than majority shareholder vote in order to amend the Articles of Incorporation.

     The provisions of the Bylaws of FFC which may be considered to be "antitakeover" in nature include the following: (i) a provision that limits the permissible number of directors, (ii) a provision that establishes a Board of Directors divided into three classes, with members of each class elected for a three-year term that is staggered with the terms of the members of the other two classes, and (iii) a provision that requires advance written notice as a precondition to the nomination of any person for election to the Board of Directors, other than in the case of nominations made by existing management.

     As a Pennsylvania business corporation and a corporation registered under the Securities Exchange Act of 1934, FFC is subject to, and may take advantage of the protections of, the antitakeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"). These antitakeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include: (i) a provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located; (ii) a provision that permits shareholders to demand that a controlling person pay to them the fair value of their shares in cash upon a change in control; (iii) a provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders; (iv) a provision permitting a corporation to adopt a shareholders rights plan; (v) a provision denying the right to vote to a person who acquires a specified percentage of stock ownership ("control shares") unless those voting rights are restored by a vote of disinterested shareholders; and
(vi) a provision requiring a person who acquires control shares to disgorge to the corporation all profits from the sale of equity securities within eighteen months thereafter. Corporations may elect to "opt out" of any or all of these antitakeover provisions of the BCL. FFC has not elected to opt out of any of the protections provided by the antitakeover statutes.

     On June 20, 1989, FFC adopted a Shareholder Rights Plan (the "Rights Plan"). The Rights Plan is intended to discourage unfair or financially inadequate takeover proposals and abusive takeover practices and to encourage third parties who may in the future be interested in acquiring FFC to negotiate with FFC's Board of Directors. The Rights Plan may have the effect of discouraging or making more difficult the acquisition of FFC by means of a hostile tender offer, exchange offer or similar transaction. The Rights Plan is similar to shareholder rights plans which have been adopted by many other bank holding companies and business corporations and contains "flip-in" and "flip-over" provisions which are typically included in plans of this kind. Each share of FFC Common Stock to be issued in connection with the Merger will be accompanied by one right issued pursuant to the terms of the Rights Plan, which right will initially, and until it becomes exercisable, trade with and be represented by the FFC Common Stock certificates to be received by the shareholders of PBE.

     The management of FFC does not presently contemplate recommending to the shareholders the adoption of any additional antitakeover provisions.

Indemnification
---------------

     The Bylaws of FFC provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interests of FFC, and without willful misconduct or recklessness. FFC has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling FFC pursuant to the foregoing provisions of FFC's Bylaws, FFC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Comparison of Shareholder Rights
--------------------------------

     Upon consummation of the Merger, the shareholders of PBE will become shareholders of FFC. There are differences between the rights of holders of PBE Common Stock and FFC Common Stock. These differences arise out of (i) differences between the Articles of Incorporation and Bylaws of PBE and the Articles of Incorporation and Bylaws of FFC, and (ii) differences between the respective state and regulatory laws applicable to PBE and FFC. The most significant differences are: (1) FFC has adopted a Shareholder Rights Plan, which provides FFC's shareholders with certain stock-related rights in the event of a hostile takeover but may have the effect of discouraging such a takeover (see the section above entitled "Antitakeover Provisions"), while PBE has not adopted any such plan; (2) FFC's Articles of Incorporation authorize the issuance of shares of preferred stock with such rights and privileges as may be determined by FFC's Board of Directors (although FFC currently has no plans to issue preferred stock), while PBE's Articles of Incorporation do not authorize the issuance of any class of preferred stock; and (3) FFC Common Stock is registered under the 1934 Act and traded on the Nasdaq National Market, while PBE Common Stock is not registered or actively traded.

     The Articles of Incorporation and Bylaws of FFC also include a number of other provisions which are intended to protect the shareholders of FFC

(including the present shareholders of PBE, who will become shareholders of FFC following the Merger) from abusive takeover practices and inadequate takeover proposals, but which may be considered to be "antitakeover" in nature and may serve to entrench the current management of FFC. See INFORMATION CONCERNING FULTON FINANCIAL CORPORATION AND DESCRIPTION OF FFC COMMON STOCK--Antitakeover Provisions.

     The material differences between PBE Common Stock and FFC Common Stock and the rights of their respective holders are summarized in the following table:


================================================================================
                                        PBE                       FFC
--------------------------------------------------------------------------------
Title                        Common Stock, $10.00 par   Common Stock, $2.50 par
                                 value per share        value per share
--------------------------------------------------------------------------------
Shares Authorized                  500,000                   200,000,000
--------------------------------------------------------------------------------
Shares Issued & Outstanding        230,596                    39,570,979
--------------------------------------------------------------------------------
Preemptive Rights                 Yes (Subject to                No
                                    Exceptions)
--------------------------------------------------------------------------------
Classification of Board of            No                Board of Directors
Directors                                               divided into 3 classes
                                                        with 3 year terms;
                                                        one-third of directors
                                                        elected each year
--------------------------------------------------------------------------------
Voting: Election of               Non-Cumulative            Non-cumulative
Directors
--------------------------------------------------------------------------------
Voting: Other Matters         One vote for each share   One vote for each share
                                  owned of record       owned of record
--------------------------------------------------------------------------------
Shareholder Rights Plan              None                       Yes
--------------------------------------------------------------------------------
Dissenters' Rights                   Yes                Not generally
                                                        available, except by
                                                        resolution of the Board
                                                        of Directors
--------------------------------------------------------------------------------
Dividend Reinvestment Plan           None               Open market plan
                                                        administered by Fulton
                                                        Bank as Plan Agent
--------------------------------------------------------------------------------
Market                           No public market       Listed for quotation on
                                                        Nasdaq National Market
--------------------------------------------------------------------------------
Registered under 1934 Act             No                        Yes
--------------------------------------------------------------------------------
Limitation of Liability of            No                        Yes
Directors for Monetary
Damages
--------------------------------------------------------------------------------
Indemnification of                   Yes                        Yes
Directors, Officers and
Employees
--------------------------------------------------------------------------------
Authorized Class of                   No                Yes, which can be
Preferred Stock                                         issued under terms and
                                                        conditions to be
                                                        determined by the Board
                                                        of Directors
--------------------------------------------------------------------------------
Control Share Statute                Yes                        Yes
--------------------------------------------------------------------------------
Business Combination                 Yes                        Yes
Statute
--------------------------------------------------------------------------------
Right of Shareholders to             Yes                         No
call a Special Meeting
--------------------------------------------------------------------------------
Shareholder Inspection               Yes                       General
Rights
--------------------------------------------------------------------------------
Right of Shareholders to             Yes                         No
act by Written Consent
================================================================================

               INFORMATION CONCERNING THE PEOPLES BANK OF ELKTON
               -------------------------------------------------

Description of Business and Property
------------------------------------

     PBE is a Maryland bank which was organized in 1923. PBE is engaged in a general banking business, including commercial and retail banking operations, in Cecil County, Maryland. PBE currently conducts its business through two banking offices located in Cecil County, Maryland, consisting of its main office and one branch location. At March 31, 1997, PBE had total deposits of approximately $80 million, total assets of approximately $92 million, shareholders equity of $10 million, total net loans of approximately $65 million and employed 45 persons on a full-time basis and four persons on a part-time basis.

     The broad range of retail and commercial banking services which PBE offers include checking accounts, savings programs, money-market accounts, certificates of deposit, safe deposit facilities, consumer loans programs, revolving lines of credit, overdraft checking and extended banking hours. These services are primarily provided to consumers and small- to mid-sized companies within the Bank's market area. PBE focuses its lending services on commercial, consumer and real estate lending to local borrowers. PBE attempts to establish a total borrowing relationship with its customers, which may typically include a commercial real estate loan, a business line of credit for working capital needs, a mortgage loan for the borrower's residence, a consumer loan or a revolving personal credit line.

     PBE's service area consists of Cecil County, Maryland. PBE encounters vigorous competition for market share in the communities it serves from bank holding companies, other community banks, thrift institutions and other non-bank financial organizations. PBE competes with banking and financial branching systems, some from out of state, which are substantially larger and have greater financial resources than PBE. There are approximately ten banks, savings and loan and credit union locations, including PBE, in the general market area serviced by PBE. The largest of these institutions had assets of over $8.9 billion and the smallest had assets of less than $11 million.

     In addition to banks and other financial institutions, PBE competes for deposits with various investment and depositary funds offered by non-banking firms in the securities industry. There is also competition from major retail-oriented firms who offer financial services similar to traditional services through commercial banks without being subject to the same degree of regulation.

PBE Common Stock Market Price and Dividends
-------------------------------------------

     There is currently no public market for the PBE Common Stock nor any uniformly quoted price.

     The Merger Agreement restricts the ability of PBE to declare or pay cash dividends. However, the Merger Agreement permits PBE to declare and pay a dividend of up to $0.90 per share of PBE Common Stock on each of (i) June 15, 1997; (ii) September 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1997; and (iii) December 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on January 15, 1998; provided further if the customary payment date for the next regular cash dividend payable after the Effective Date on the FFC Common Stock which is eligible to be received by the former holders of PBE is more than ninety (90) days after the payment date of the last regular cash dividend paid or to be paid on the PBE Common Stock prior to the Effective Date (such number of days over ninety (90) days being the "Dividend Lag Period"), then PBE may declare and set aside immediately prior to the Effective Date, and may pay at a date it may select in its discretion, a special pro-rata dividend (the "Special Pro-Rata Dividend"). The Special Pro-Rata Dividend shall be payable in cash, and shall not exceed an amount per share which is the product of (i) the amount of the dividend permitted to be paid by PBE pursuant to this paragraph, times (ii) a fraction, the numerator of which the Dividend Lag Period and the denominator of which is ninety (90) days. See THE MERGER -- Business Pending the Effective Date. Thus, for example, if the Merger is to be consummated on August 1, 1997 and the dividend payment dates of PBE and FFC are October 15, 1997 and November 15, 1997, respectively, the Dividend Lag Period would be 31 days and PBE would be entitled to declare and pay, immediately prior to the Effective Date, a Special Pro-Rata Dividend of $.31 per share (its regular quarterly dividend ($.90) multiplied by .344 (31 days/90 days)).

Information About Directors and Executive Officers
--------------------------------------------------

     Certain information concerning shares of PBE Common Stock owned beneficially by each director of PBE and by all directors and executive officers of PBE as a group, as of [Date], is set forth below:

==============================================================================
                                  SHARES OF PBE COMMON STOCK
                                 BENEFICIALLY OWNED, DIRECTLY        PERCENT
     NAME OF DIRECTOR          AND INDIRECTLY, AS OF THE RECORD     OF SHARES
                                             DATE                  OUTSTANDING
==============================================================================
James G. Crouse                                 210                      *
------------------------------------------------------------------------------
Judy E. Hart                                    575/1/                   *
------------------------------------------------------------------------------
Eugene F. Herman                                169/2/                   *
------------------------------------------------------------------------------
Donald S. Hicks                               1,323/3/                   *
------------------------------------------------------------------------------
Henry W. Mason                                  100/4/                   *
------------------------------------------------------------------------------
Robert E. Noll                                   46                      *
------------------------------------------------------------------------------
Charles F. Sposato                           21,084/6/                  9.14
------------------------------------------------------------------------------
David K. Williams                             4,487/6/                  1.95
------------------------------------------------------------------------------
Executive Officers Who Are
Not Directors
------------------------------------------------------------------------------
Catherine A. Powell                              11/7/                   *
------------------------------------------------------------------------------
Thomas W. Lofland                                10/8/                   *
------------------------------------------------------------------------------
All Executive Officers and                   28,015                    12.15%
Directors as a Group
(10 persons)
------------------------------------------------------------------------------
* = Less than one percent.                   28,015                    12.15%
==============================================================================

----------------------------------------------------------------------------
/1/   Includes 475 shares owned jointly with spouse.
/2/ Includes 69 shares held in the Eugene F. Herman Self-Employed Profit Sharing Plan and Trust.

/3/   Includes 1,103 shares owned jointly with spouse.
/4/   Includes 50 shares owned jointly with spouse.
/5/ Includes 13,809 shares held by Anchar, a Maryland General Partnership, a partnership jointly owned with his brother, Anthony F. Sposato and 1,810 shares owned by relatives of Mr. Sposato
/6/   Includes 4,387 shares held in a trust.
/7/   Owned jointly with spouse.
/8/   Owned jointly with spouse.


Selected Historical Financial Data
----------------------------------

     The following table sets forth certain selected historical financial data for PBE for each of the five years in the period ended December 31, 1996. The table should be read in conjunction with the financial statements, footnotes and other financial information included in this Proxy Statement/Prospectus. See INFORMATION CONCERNING THE PEOPLES BANK OF ELKTON - PBE supplementary financial information.

THE PEOPLES BANK OF ELKTON
                       Selected Historical Financial Data
                                 (In Thousands)


                                    As of or for the Three Months Ended March 31
                                    --------------------------------------------
                                             1997       1996
                                    ---------------------------

Summary of Operations
---------------------

     Net interest income                   $1,074       $997
     Provision for loan losses                 24         21
                                           -----------------

     Net interest income after
      provision for loan losses             1,050        976
     Other operating income                   115        110
     Other operating expense                  716        642
     Income tax expense                       145        155
                                           -----------------

     Net Income                              $304       $289
                                           =================


Average Balance Sheet Totals
----------------------------

     Total assets                         $91,139    $84,150
     Investment securities and
      money market investments             21,012     23,531
     Loans and leases
      (net of unearned income)             65,458     56,730
     Total deposits                        78,509     70,828
     Long-term debt and lease
      obligations                           1,683      2,692
     Shareholders' equity                  10,249      9,811


Actual Balance at Period End
----------------------------

     Total assets                         $92,197    $85,261
     Long-term debt and lease
      obligations                           1,500      2,500

                          THE PEOPLES BANK OF ELKTON
                       Selected Historical Financial Data
                                 (In Thousands)

                                                 As of or for the Year Ended December 31
                                     --------------------------------------------------------------
                                            1996       1995        1994        1993        1992
                                     --------------------------------------------------------------
Summary of Operations
---------------------

     Net interest income                   $4,212      $3,628      $3,306      $3,177      $2,941
     Provision for loan losses                334          75         120         163         121
                                     --------------------------------------------------------------

     Net interest income after
      provision for loan losses             3,878       3,553       3,186       3,014       2,820
     Other operating income                   444         427         422         411         349
     Other operating expense                2,756       2,373       2,185       2,046       2,027
     Income tax expense                       520         594         528         524         411
                                     --------------------------------------------------------------
     Net Income                            $1,046      $1,013        $895        $855        $731
                                     ==============================================================

Average Balance Sheet Totals
----------------------------

     Total assets                         $87,687     $80,959     $73,431     $70,218     $66,174
     Investment securities and
      money market investments             24,356      22,789      21,909      23,884      28,059
     Loans and leases
      (net of unearned income)             58,560      53,953      47,937      42,549      34,332
     Total deposits                        74,435      67,778      60,890      60,175      57,674
     Long-term debt and lease
      obligations                           2,340       3,000       3,000       1,216           0
     Shareholders' equity                   9,912       9,295       8,802       8,273       7,721

Actual Balance at Period End
----------------------------

  Total assets                            $91,962     $84,146     $77,206     $71,925     $69,848
  Long-term debt and lease obligations      2,000       3,000       3,000       3,000           0

Management's Discussion and Analysis of Financial Condition and Results of
--------------------------------------------------------------------------
Operations
----------


     General
     -------

     The following discussion is intended to assist in understanding the financial condition and results of operations of PBE. The information contained herein should be read in conjunction with the audited financial statements of PBE as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 and the unaudited condensed financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 and the accompanying notes for such periods which are included as Exhibit E to this Proxy
                                             ---------
Statement/Prospectus.


     Fiscal Years Ended December 31, 1996, 1995 and 1994
     ---------------------------------------------------

     Results of Operations
     ---------------------

     PBE reported net income of $1,045,712 for the year ended December 31, 1996 compared to $1,013,163 for the same period in 1995. Net income for 1994 was $895,112. Earnings per share reflect the same growth pattern, increasing from $3.88 per share in 1994 to $4.39 in 1995 and $4.53 in 1996. The number of shares outstanding remained unchanged during the three years ended December 31, 1996 and there were no common stock equivalents. Return on average assets
(ROA), a key profitability measure, was 1.20% for 1996 in comparison to 1.26% in 1995 and 1.22% in 1994. Another important profitability measure is return on average equity (ROE). Reported net income reflected a ROE of 10.56% in 1996 versus 10.90% in 1995 and 10.17% for 1994.

     Net Interest Income/Margins.  The primary source of earnings for PBE is net
     ---------------------------
interest income, which is the difference between income earned on interest-earning assets, such as loans and investment securities, and interest incurred on the interest-bearing sources, such as deposits and borrowings. The level of net interest income is determined primarily by the average balances ("volume") and the rate spreads between the interest-earning assets and PBE's funding sources.

     Net interest income was $4,211,863 for the year ended December 31, 1996, a 16.1% increase from the net interest income of $3,627,660 earned in 1995. Net interest income was $3,305,448 for 1994. Earning assets averaged $82,915,315 for 1996, an 8.1% increase from $76,742,555 during 1995. Earning assets were $69,446,912 for 1994. The increase in net interest income was due to the growth in volume of the loan portfolio as well as increasing yields. Average loans as a percentage of total average assets increased to 66.8% in 1996 as compared to 66.7% in 1995 and 63.0% in 1994.

     Interest income on loans of $5,600,849 for 1996 increased $512,500, or 10.0%, from $5,088,349 in 1995, reflecting the increased average loan balances of $58,559,506 for 1996 from $53,953,059 in 1995. Interest income on loans was $4,062,524 in 1994 based on an average balance of $47,538,122.

     Interest income on investment securities, including federal funds sold was $1,453,130 for 1996 a 14.2% increase over the $1,271,901 earned in 1995 which was 11.4% higher than the $1,141,681 earned in 1994. The average balance on investment securities was $24,355,809 for 1996, a 6.9% increase over the average balance of $22,789,496 for 1995. The average balance of investments was $21,908,790 for 1994. During 1996, the investment portfolio shifted to higher concentrations in U.S. Treasury, Government agency and municipal securities and a reduction in corporate bonds and federal funds sold.

     The key performance measure for net interest income is the "net interest margin" or net interest income divided by average earning assets. PBE's net interest margin was 5.08% for 1996 and 4.73% and 4.76% for 1995 and 1994, respectively. PBE's net interest margin is affected by loan pricing and deposit pricing. The increased net interest margin realized in 1996 was attributable to adding higher yielding loans.

     Other Operating Revenue. Other operating revenue consists of income
     -----------------------
generated from service charges on deposit accounts, as well as loan fees, wire transfers, official check fees and collection fees. Other operating revenue for 1996 was $443,663 compared to $426,722 for 1995, a 4.0% increase. Other operating income was $422,338 for 1994. The only significant increase in other operating income occurred during 1996 and was the result of a $9,511 gain on the sale of foreclosed real estate. There have been no sales of investment securities during the three years ended December 31, 1996.

     Other Expenses.  Other expenses consist of non-interest expenses such as
     --------------
salaries and employee benefits, occupancy expense, equipment expenses and other operating expenses. Other expenses totaled $2,756,054 for 1996 as compared to $2,371,963 for the same period in 1995, an increase of $384,091, or 16.2%. Salaries and employee benefits increased to $1,511,981 in 1996 from $1,337,136 in the prior year, a $174,845 increase. The increase reflects an increased staffing of loan officers and support staff as a result of the larger loan portfolio. Equipment expenses also increased during 1996 from the previous year to $234,148 from $163,531 as a result from additional depreciation and maintenance of computer hardware and software upgrades. Other expenses increased to $2,371,963 in 1995 from $2,184,895 in 1994. The increase of $187,068 is largely attributable to increased salaries and benefits.

     Income Taxes.  PBE's effective tax rate was 33.2%, 37.0% and 37.1% for the
     ------------
three years ended December 31, 1996, 1995 and 1994, respectively. The two items which have had the most significant impact in reducing the effective tax rate have been increased earnings from tax-exempt assets and a reduction in the state tax expense due to a tax law change at the state level.

     Financial Condition
     -------------------

     At December 31, 1996, total assets were $91,962,452 as compared to $84,146,248 at December 31, 1995, an increase of 9.3%. This increase was primarily due to the $9,694,283 increase in loans which was partially offset by the $4,725,375 decrease in the investment portfolio. The funds from the investment portfolio were used to fund the loan growth and thereby increasing the overall yield of earning assets.

     PBE's total assets were $84,146,248 as of December 31, 1995 versus $77,206,345 at year-end 1994, an increase of $6,939,903, or 9.0%. The increase was attributable to loan growth and a larger investment portfolio.

     Total loans, net of allowance for loan losses at December 31, 1996 were $63,584,592, as compared to $54,172,792 at December 31, 1995, which represented an increase of $9,411,800, or 17.4%. The increase in loans is due to PBE's continued focus on its core lending activities consisting mainly of real estate loans secured by first mortgages, both residential and commercial. As of December 31, 1995, total loans, net of allowance for loan losses, were $54,172,792, up $3,430,113, or 6.8%, from the 1994 year-end.

     PBE's funding consists primarily of customer deposits. An $8,270,744 increase in total deposits was achieved as of December 31, 1996 compared to 1995. The largest portion of this increase was in more costly certificates of deposits and other time deposits. Deposits increased from $64,723,454 as of December 31, 1994 to $70,847,630 as of December 31, 1995. The largest portion of this $6,124,176 was also in certificates of deposits and other time deposits.

     Composition of Loan Portfolio. Because loans are expected to produce higher
     -----------------------------
yields than investment securities and other interest-earning assets, the absolute volume of loans and the volume as a percentage of total earning assets is an important determinant of net interest margin. Average loans as a percentage of total average assets was 66.8%, 66.6% and 63.0% for the three years ended December 31, 1996, 1995 and 1994, respectively.

     PBE's loan portfolio composition as of December 31, 1996 reflects greater concentrations in mortgage loans. The amounts of loans outstanding (including unearned income) at the indicated dates for the periods are shown in the following table by type of loan:


                                   December 31
                             ---------------------
                                1996      1995
                             ---------------------
                                 (In thousands)

     Commercial                 $ 4,297   $ 4,013
     Real estate -                5,339     4,963
      construction
     Real estate - mortgage      49,622    41,530
     Consumer                     5,275     4,300
     Leasing and other               10        44
                             ---------------------

        Totals                  $64,543   $54,850
                             =====================


     Approximately 81% of PBE's loans have adjustable rates as of December 31, 1996, the majority of which are tied to the prime rate. Interest rates on variable rate loans adjust to the current interest rate environment, whereas fixed rates do not permit this flexibility. If interest rates were to increase in the future, the interest earned on the variable rate loans would improve, and if rates were to fall, the interest earned would decline, thus impacting PBE's income. See also the discussion under "Liquidity and Interest Rate Sensitivity" below.

     Some of the loans may be renewed or repaid prior to maturity. Therefore, the table should not be used as a forecast of future cash collections.


                              One
                 One Year   Through    More Than
                  or Less  Five Years  Five Years   Total
               ---------------------------------------------
                              (In thousands)
Floating rate     $26,933  $25,289     $  -       $52,222
Fixed rate          3,589    5,829      2,903      12,321
               ---------------------------------------------

     Totals       $30,522  $31,118     $2,903     $64,543
               =============================================


     Loan Quality.  PBE attempts to manage the risk characteristics of its loan
     ------------
portfolio through various control processes, such as credit evaluation of borrowers, establishment of lending limits and application of lending procedures, including the holding of adequate collateral and the maintenance of compensating balances. However, PBE seeks to rely primarily on the cash flow of its borrowers as the principal source of repayment. Although credit policies are designed to minimize risk, management recognizes that loan losses will occur and that the amount of these losses will fluctuate depending on the risk characteristics of the loan portfolio as well as general and regional economic conditions.

     The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on non-accruing, past due and other loans that management believes require special attention.

     For significant problem loans, management's review consists of evaluation of the financial strengths of the borrower and the guarantor, the related collateral, and the effects of economic conditions. Specific reserves against the remaining loan portfolio are based on analysis of historical loan loss ratios, loan charge-offs, delinquency trends, and previous collection experience, along with an assessment of the effects of external economic conditions.

     The allowance for loan losses has been allocated as follows to provide for the possibility of losses being incurred within the following categories of loans at the dates indicated:


                                           December 31
                            ---------------------------------------
                                   1996                  1995
                            ---------------------------------------
                                  (Dollars in thousands)

                                          % of                  % of
                                         loans in              loans in
                                          each                  each
                              Allowance  category   Allowance  category
                              ---------  --------   ---------  --------
Commercial                    $     101    6.7%     $      91    7.3%
Real estate - construction
     & mortgages                    375   85.2            339   84.8
Consumer                            183    8.1            145    7.9
Unallocated                         300     -             102     -

                            --------------------------------------------
     Totals                   $     959  100.0%     $     677  100.0%
                            ============================================


     An analysis of PBE's loss experience is as follows:


                                          Year Ended December 31
                                                1996      1995
                                                  (Dollars in
                                                  Thousands)

Loans outstanding at end of year           $  64,543   $54,800
                                          =====================
Daily average balance of loans             $  58,560   $53,953
                                          =====================
Balance of allowance for loan losses at
 beginning of year
                                                 677       711

Loans charged-off:
    Commercial                                    38        67
    Real estate - mortgage                         -        19
    Consumer                                      32        56
                                          ---------------------
    Total loans charged-off                       70       142
                                          ---------------------
Recoveries:
    Commercial                                     4         3
    Real estate - mortgage                         -         2
    Consumer                                      14        28
                                          ---------------------
    Total recoveries                              18        33
                                          ---------------------

Net loans charged-off                             52       109

Provision for loan losses                        334        75
                                          ---------------------

Balance at end of year                     $     959   $   677
                                          =====================

Ratio of net charge-offs during
    year to average loans                      0.09%     0.20%
                                          =====================
Ratio of allowance for loan losses
     to loans outstanding at end of year       1.49%     1.23%
                                          =====================


     The provision for loan losses is a charge to earnings in the current period to replenish the allowance and to maintain it at a level management has determined to be adequate. PBE provided $334,000 and $75,000 for loan losses for the years ended December 31, 1996 and 1995, respectively.

     As of December 31, 1996, the allowance for loan losses was $959,217, as compared with the December 31, 1995 balance of $676,734, an increase of $282,483. Net charge-offs of $51,517 were recognized for the year ended December 31, 1996. The allowance for loan losses at December 31, 1996 represented 1.49% of outstanding loans as compared with 1.23% as of December 31, 1995. The increase in the percentage was justified based on the increase in the loan portfolio and management's evaluation of the loan portfolio.

     Non-performing assets are defined as non-accrual loans, accruing loans 90 days past due and real estate acquired by foreclosure. When real estate acquired by foreclosure and held for sale is included with non-performing loans, such real estate is recorded as a non-performing asset. Non-performing assets as of December 31, 1996 and 1995 totaled approximately $220,000 and $616,000,respectively.

     The following table presents information concerning the aggregate amount of nonaccrual, past due and restructured loans and other nonperforming assets:

                                              December 31
                                        ----------------------
                                            1996        1995
                                        ----------------------
                                            (In thousands)

           Nonaccrual loans/(1) (2)/      $     -     $    23
           Accruing loans past due 90         212         497
           Other real estate                    8          96
                                         ---------------------

                Totals                    $   220     $   616
                                         =====================

(1) As of December 31, 1996, PBE had no impaired loans as defined by Statement of Financial Accounting Standards No. 114.

(2) Accrual of interest is generally discontinued when a loan becomes 90 days past due as to principal and interest. When interest accruals are discontinued, interest credited to income is reversed. Nonaccrual loans are restored to accrual status when all delinquent principal and interest becomes current or the loan is considered secured and in the process of collection. Certain loans that are determined to be sufficiently collateralized or are in the process of collection may continue to accrue interest after reaching 90 days past due.

     Investment Securities. Investment securities are used, in part, as a source
     ---------------------
of liquidity and as a tool to manage interest rate risk. Total investment securities (classified as either held to maturity or available for sale, but excluding federal funds sold) as of December 31, 1996 decreased $4,725,375, or 20.0%. The decrease was attributable to higher loan demand. The total portfolio had an average maturity of 4.82 years and an average tax-equivalent yield of 6.03%.

     The following table set forth the carrying amount of investment securities held to maturity (HTM) and available for sale (AFS) as of the dates shown:


                                                                     December 31
                                    -------------------------------------------------------------------------
                                                  1996                                    1995
                                       HTM         AFS        Total         HTM           AFS         Total
                                    -------------------------------------------------------------------------
                                                               (in thousands)
United States Treasury and U.S.
     Government agencies and
     corporations                     $250     $13,597      $13,847      $1,750     $  17,513     $  19,263

State and municipal                     95       3,976        4,071         217           832         1,049

Other securities                         -         150          150       1,710           778         2,488

Equity securities                        -         288          288           -           276           276

Mortgage-backed securities               -           -            -           4             -             4

      Totals                          $345     $18,011      $18,356      $3,681     $  19,399     $  23,080
                                    =========================================================================

     The following tables set forth the maturities of investment securities at December 31, 1996 and the weighted average yields of such securities (calculated based upon historical cost).

HELD TO MATURITY (at amortized cost)
----------------
                                                         MATURING
                              ------------------------------------------------------------
                                                After One         After
                                                   But          Five but
                                   Within         Within          Within       After Ten
                                  One Year         Five         Ten Years        Years
                                                  Years
                              ------------------------------------------------------------
                                                      (In thousands)
United States Treasury and
     other U.S. Government
     agencies and
corporations                   $       -        $      250      $      -       $    -

State and municipal                    -                95             -            -
                              ------------------------------------------------------------
   Totals                      $       -        $      345      $      -       $    -
                              ============================================================



AVAILABLE FOR SALE (at estimated fair value)
------------------
                                                         MATURING
                              ------------------------------------------------------------
                                                After One         After
                                                   But          Five but
                                   Within         Within          Within       After Ten
                                  One Year         Five         Ten Years        Years
                                                  Years
                              ------------------------------------------------------------
                                                      (In thousands)
United States Treasury and
     other U.S. Government
     agencies and              $   1,250        $    9,400      $   2,706      $   241
corporations
State and municipal                  299             1,478          1,942          257
Other securities                     150                 -              -
                              ------------------------------------------------------------
   Totals                      $   1,699        $   10,878      $   4,648      $   498
                              ============================================================


     Capital Resources.  Stockholders' equity was $9,902,071 as of December 31,
     -----------------
1996 as compared to $9,649,669 at year-end 1995. The net increase of $252,402 was the result of $1,045,712 in net income, less cash dividends of $3.20 per share, or $737,907. The other component of change in stockholders' equity was $55,403 in unrealized depreciation on investment securities available for sale, net of applicable deferred income taxes.

     Stockholders' equity for 1995 was impacted by the retention of net income of $1,013,163 less cash dividends of $435,826, or $1.89 per share, and $211,425 in unrealized appreciation in investments available for sale.

     Banking regulatory authorities have implemented strict capital guidelines directly related to the credit risk associated with an institution's assets. Banks are required to maintain capital levels based on their "risk adjusted" assets so that categories of assets with higher "defined" credit risks will require more capital support than assets with lower risk. Additionally, capital must be maintained to support certain off-balance sheet instruments.

     Capital is classified as Tier I (common stockholders' equity less certain intangible assets) and total capital (Tier I plus the allowance for loan losses). Minimum required levels must at least equal 4% for Tier I capital and 8% for total capital. In addition, institutions must maintain a minimum of 3% leverage capital ratio (Tier I capital to average total assets).

PBE's capital position as of December 31, 1996 is presented in the following table:

                                                                  To Be Well
                                                               Capitalized Under
                                               For Capital     Prompt Corrective
                            Actual          Adequacy Purposes  Action Provisions
                    ----------------------  ----------------- ------------------
                            Amount   Ratio     Amount   Ratio     Amount   Ratio
                           --------  -----    --------  -----    --------  -----
Total Capital (to Risk
  Weighted Assets)          $10,660  18.57%     $4,592  8.00%     $5,740  10.00%

 Tier I Capital (to Risk
  Weighted Assets)          $ 9,942  17.32%     $2,296  4.00%     $3,444   6.00%

 Tier I Capital (to
  Average Assets)           $ 9,942  10.94%     $3,637  4.00%     $4,546   5.00%

As of December 31, 1995:

 Total Capital (to Risk
  Weighted Assets)          $10,202  21.86%     $3,734  8.00%     $4,667  10.00%

 Tier I Capital (to Risk
  Weighted Assets)          $ 9,618  20.61%     $1,867  4.00%     $2,800   6.00%

 Tier I Capital (to
  Average Assets)           $ 9,618  11.37%     $3,384  4.00%     $4,230   5.00%

  Liquidity and Interest Rate Sensitivity.  The objectives of asset/liability
  ---------------------------------------
management is to enhance the growth of PBE's primary earnings component, net interest income. Net interest income can fluctuate with significant interest rate movements. To lessen the impact of these rate swings, management endeavors to structure the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

  The measurement of PBE's interest rate sensitivity, or "gap," is one of the principal techniques used in asset/liability management. Interest sensitive gap is the dollar difference between assets and liabilities which are subject to interest-rate pricing within a given time period, including both floating rate or adjustable rate instruments and instruments which are approaching maturity. The objective of PBE is to maintain a cumulative gap position of plus or minus 20% of interest earning assets over interest bearing liabilities in all time periods out in one year. PBE manages its gap through loan pricing, deposit pricing, and its investment portfolio.

  Management oversees the asset/liability management function and meets periodically to monitor and manage the structure of the balance sheet, control interest rate exposure, and evaluate pricing strategies for PBE. The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. Management of the liabilities mix of the balance sheet focuses on expanding the various funding sources.

  In theory, interest rate risk can be diminished by maintaining a nominal level of interest rate sensitivity. In practice, this is made difficult by a number of factors, including cyclical variation in loan demand, different impacts on interest-sensitive assets and liabilities when interest rates change, and the availability of funding sources. Interest-bearing liabilities commensurate with management's expectations relative to market interest rates. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risk to PBE.

  Cash flows from financing activities, which included funds received from new and existing depositors, provided a large source of liquidity. PBE seeks to rely primarily on core deposits from customers to provide stable and cost-effective sources of funding to support asset growth. PBE also seeks to augment such deposits with longer term and higher yielding certificates of deposit.
CD's of $100,000 or more are summarized by maturity in the table below entitled "Deposits". Other sources of funds available to PBE include short-term borrowings, primarily in the form of Federal Home Loan Bank (FHLB) collateralized borrowings as well as long-term fixed rate borrowings from the FHLB.

  Quarter ended March 31, 1997 vs. Quarter ended March 31, 1996
  -------------------------------------------------------------

  Results of Operations
  ---------------------

  PBE's net income for the first quarter of 1997 increased $15,000, or 5.0%, in comparison to the net income for the first quarter in 1996. First quarter net income of $304,000, or $1.32 share, represented a return on average assets (ROA) of 1.35% and a return on average equity (ROE) of 12.08%. This compares to 1996 net income of $289,000, or $1.25 per share (1.39% ROA and 11.95% ROE). The increase in net income was primarily a result of the growth in net interest income, offset by an increase in non-interest expenses.

  Net Interest Income.  Net interest income increased $78,000, or 7.8%, for the
  -------------------
quarter. Overall, this increase was a result of growth in PBE's balance sheet coupled with a slightly higher net interest margin. The following tables summarize the components of this increase as well as the changes in average interest-earning assets and interest-bearing liabilities and the average interest rates thereon.


                                                Three Months
                                                Ended March 31
                                                --------------
                                                                            Change
                                                                   ----------------------
                                             1997           1996       Dollar    Percent
                                        --------------  ------------ ---------- ----------
Interest income                          $ 1,796,401    $ 1,691,656    $104,745   6.2%
Interest expense                             722,068        694,877      27,191   3.9
                                        --------------  ------------ ---------- ----------

Net interest income                      $ 1,074,333    $   996,779    $ 77,554   7.8%

--------------------------------------------------------------------------------


                                            1997           1996       % Change
                                        -------------  ------------- ----------
Average interest-earning assets          $85,780,266    $79,789,771    7.0%
Yield on earning assets                        8.30%          8.50%   (2.4)

Average interest-bearing liabilities      70,217,313    $64,656,903    8.6%
Cost of interest-bearing liabilities           4.10%          4.31%   (4.9)

The 6.2% increase in interest income was due primarily to an increase in average interest-earning assets during the period, partially offset by a small decrease in yield. The majority of the growth in interest-earning assets was realized in the loan portfolio, which grew 14.8% compared to the first quarter of 1996.
Loan growth was realized primarily in mortgage loans, which increased $7.4 million, or 15.5%, over the first quarter of 1996. The 3.9% increase in interest expense was a result of an increase in average interest-bearing liabilities offset by a small decline in rates. Average deposits increased $7.7 million, or 10.9%.

  Provision and Allowance for Loan Losses.  The provision for loan losses for
  ---------------------------------------
the quarter ended March 31, 1997 was $24,000 compared to $21,000 for the same period of 1996. The allowance for loan losses as a percentage of gross loans (net of unearned income) was 1.47% at March 31, 1997 as compared to 1.49% at December 31, 1996. This decrease was a result of net charge-offs exceeding the provision. The following table summarizes non-performing assets as of March 31, 1997 and December 31, 1996:

                                                      March 31    Dec. 31
              (Dollars in thousands)                    1997        1996
                                                   ------------ -----------
              Nonaccrual loans                        $ 56,000   $       -
              Loans 90 days past due and accruing
                                                       366,000     212,000
              Other real estate owned                        -       8,000
                                                   ------------ ----------
              Total non-performing assets             $422,000    $220,000
                                                   ============ ==========

              Non-performing assets/Total assets         0.46%       0.24%
              Non-performing assets/Gross loans          0.65%       0.34%

  Other Income.  Other income for the quarter ended March 31, 1997 was $115,000.
  ------------
This was an increase of $5,000, or 4.4%, over the comparable period in 1996. This moderate increase was due mainly to an increase in ATM surcharges and higher fee income earned on deposit accounts.

  Other Expenses.  Total other expenses for the first quarter of 1997 increased
  --------------
$75,000, or 11.6%, to $716,000 from $642,000 in the comparable period of 1996.
The majority of this increase was in salaries and benefits, which increased $49,000, or 18.7%, in comparison to the first quarter of 1996. This increase was due to the addition of a senior lending officer in the second quarter of 1996 as well as normal merit and cost of living increases. Excluding the increase in salaries and benefits expenses, other expenses remained fairly stable, increasing only $26,000, or 6.8%.

  Income Taxes.  PBE's effective income tax rate for the quarter ended March 31,
  ------------
1997 was 32.3% as compared to 34.8% in the first quarter of 1996. This decrease, which reduced income tax expense by $10,000, was a result of lower state income taxes as the State of Maryland is phasing-in changes to the taxation of banks over a three year period.

  Financial Condition
  -------------------

  On March 31, 1997, PBE had total assets of $92.2 million, reflecting an increase of $235,000 over December 31, 1996. Net loans increased $1.0 million, or 1.6%, and investments increased $2.1 million, or 11.7%. These increases in earning assets were funded primarily through the use of existing cash and federal funds balances. PBE's unrealized loss on its available for sale securities grew to approximately $250,000. This increase is a result of the higher interest rate environment in the first quarter of 1997.

  Deposits increased $610,000, or 0.8%. Additional funds generated through deposit growth were used to reduce PBE's long-term Federal Home Loan Bank borrowings.

  Liquidity and Interest Rate Sensitivity Management.  The goals of PBE's
  --------------------------------------------------
asset/liability management function are to ensure adequate liquidity while maintaining an appropriate balance between the relative sensitivity of interest-earning assets and interest-bearing liabilities.

  Adequate liquidity is provided by cash, short-term investments, securities available for sale and scheduled payments and maturities of loans receivable and securities held to maturity. Liquidity is also provided by deposits and short-term borrowings.

  PBE uses a rate sensitive balance sheet as its primary gap management tool. Gap management is the method chosen to measure interest rate risk. Gap analysis measures the effect of parallel interest rate changes on net interest income. Savings, NOW and money market accounts are divided between rate sensitive and non-rate sensitive. They are also spread over time periods out to one year. The objective of PBE is to maintain a cumulative gap position of plus or minus 20% of interest earning assets over interest bearing liabilities in all time periods out to one year. PBE manages its gap through loan pricing, deposit pricing, and its investment portfolio.

  Capital Resources.  Shareholders' equity decreased $28,000, or 0.3 % during
  -----------------
the first quarter of 1997. This decrease was a result of an increase in the unrealized holding loss on available for sale securities of approximately $125,000. Excluding this component, total equity increased $97,000 as a result of $1.32 per share in net income, offset by $0.90 per share in dividends for the quarter.

  Current capital guidelines measure the adequacy of a bank's capital by taking into consideration the differences in risk associated with holding various types of assets as well as exposure to off-balance sheet commitments. The guidelines call for a minimum risk-based Tier I capital percentage of 4.0% and a minimum risk-based total capital of 8.0%. Tier I capital includes common shareholders' equity less goodwill and non-qualified intangible assets. Total capital includes all Tier I capital components plus the allowance for loan losses.

  PBE is also subject to a "leverage capital" requirement, which compares capital (using the definition of Tier I capital) to total balance sheet assets and is intended to supplement the risk based capital ratios in measuring capital adequacy. The minimum acceptable leverage capital ratio is 3% for institutions which are highly-rated in terms of safety and soundness and which are not experiencing or anticipating any significant growth. Other institutions are expected to maintain capital levels at least one or two percent above the minimum. As of March 31, 1997, PBE's capital ratios exceeded all of the minimum ratios as set forth above.

Additional Statistical Disclosure
---------------------------------

The following tables present certain additional statistical disclosures for PBE.

  Comparative Average Balance Sheets and Net Interest Income Analysis
  -------------------------------------------------------------------

                                                         Year Ended December 31
                                       -----------------------------------------------------------
(Dollars in thousands)                             1996                           1995
--------------------------------------------------------------------------------------------------
                                       Average             Yield/    Average                Yield/
                                       -------             ------    -------                ------
ASSETS                                 Balance   Interest   Rate     Balance    Interest     Rate
                                       -------   --------   ----     -------    --------     ----
Interest-earning assets:
  Loans (net of unearned income)    $   58,560     $5,601    9.56% $   53,953      $5,088     9.43%
  Investments                           23,090      1,385    6.00      18,677       1,030     5.51
  Federal funds sold                     1,265         68    5.38       4,112         242     5.89
                                    --------------------------------------------------------------
Total interest-earning assets           82,915      7,054    8.51      76,742       6,360     8.29
Noninterest-earning assets:
  Other assets(2)                        5,473                          4,947
  Less: Allowance for loan losses         (701)                          (730)
                                    ----------                     ----------
          Total Assets              $   87,687                     $   80,959
                                    ==========                     ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------
Interest-bearing liabilities:
  NOW accounts                      $    7,728     $  140    1.81% $    7,344      $  170     2.31%

  Money markets                         13,490        450    3.34      12,435         496     3.99
  Savings deposits                      12,859        396    3.08      12,564         440     3.50
  Certificates                          27,110      1,531    5.65      22,503       1,275     5.67
  IRA's                                  3,365        178    5.29       3,099         177     5.71
  Other borrowed funds                   2,810        147    5.23       3,394         174     5.13
                                    --------------------------------------------------------------
Total interest-bearing liabilities      67,362      2,842    4.22      61,339      $2,732     4.45

Noninterest-bearing liabilities:
  Demand deposits                        9,869                          9,824
  Other                                    544                            501
                                    ----------                     ----------
          Total Liabilities             77,775                         71,664
Shareholders' equity                     9,912                          9,295
                                    ----------                     ----------
          Total Liabilities and
            Shareholders' Equity    $   87,687                     $   80,959
                                    ==========                     ==========
Net interest income                                $4,212                          $3,628
                                              ===========                    ============

Net interest margin                                          5.08%                            4.73%
                                                         ==========                      =========
--------------------------------------------------------------------------------------------------

(1)  Includes nonperforming loans.
(2) Balances reflect amortized historical cost for available for sale securities. The related unrealized holding gain/loss on securities is included in other assets.

  Changes in Interest Income/Expense Due to Volume and Rate Change
  ----------------------------------------------------------------

  The following table sets forth for the periods indicated a summary of changes in interest income and interest expense resulting from corresponding volume and rate changes:

                                                1996 vs. 1995
                                           Increase (decrease) due
                                                 to change in
                                        ---------------------------
                                          Volume    Rate      Net
                                         --------  -------  -------
                                               (in thousands)
Interest income on:
  Loans (net of unearned income)            $ 434    $  79    $ 513
  Investments                                 243      112      355
  Federal funds sold                         (168)      (6)    (174)
                                        ---------------------------

    Total interest-earning assets           $ 509    $ 185    $ 694
                                        ===========================

Interest expense on:
  NOW accounts                              $   9    $ (39)   $ (30)
  Money markets                                42      (88)     (46)
  Savings deposits                             10      (54)     (44)
  Certificates                                261       (5)     256
  IRA's                                        15      (14)       1
  Other borrowed funds                        (30)       3      (27)
                                        ---------------------------

    Total interest-bearing liabilities      $ 307    $(197)   $ 110
                                        ===========================

Note: The rate/volume variances are allocated in the table above by applying the changes in volume times the prior period rate and by applying the changes in rate times the current period volume on a consistent basis throughout.

Deposits
--------


Maturities of time deposits of over $100,000 outstanding at December 31, 1996 are summarized as follows:


                                             Time Deposits
                                             Over $100,000
                                            ---------------
                                            (in thousands)

           Three months or less               $5,022,204
           Over three through six months       1,746,080
           Over six through twelve months        675,632
           Over twelve months                    719,898
                                            ---------------

            Totals                             8,163,814
                                            ===============


Return on Equity and Assets
---------------------------

The ratio of net income to average shareholders' equity and to average total assets and certain other ratios are as follows:

                                                     Year Ended
                                                    December 31
                                                  ----------------
                                                     1996    1995
                                                  ----------------
     Percentage of net income to:
         Average shareholders' equity              10.56%  10.90%
         Average total assets                      1.20%   1.26%

     Percentage of dividends declared per common
         share to net income per common share      70.6%   43.1%

     Percentage of average shareholders' equity
         to average total assets                   11.30%  11.48%

Quarterly Consolidated Results of Operations
--------------------------------------------

                                       Three Months Ended
                            ----------------------------------------
For the Year 1996             March 31   June 30  Sept. 30  Dec. 31
-------------------------   ----------------------------------------
                              (In thousands, except per-share data)
Interest income                 $ 1,692  $ 1,730   $ 1,797  $ 1,835
Interest expense                    695      700       716      731
                            ----------------------------------------
Net interest income                 997    1,030     1,081    1,104
Provision for loan losses            21       21        21      271
Other income                        110      118       107      109
Other expenses                      641      621       684      810
                            ----------------------------------------
Income before income taxes          445      506       483      132
Income taxes                        154      180       180        6
Net income                      $   291  $   326   $   303  $   126
                            ========================================
Per-share data:
     Net income                 $  1.26  $  1.42   $  1.31  $  0.54
     Cash dividends             $  0.50  $  0.90   $  0.90  $  0.90


                                       Three Months Ended
                            ----------------------------------------
For the Year 1995             March 31   June 30  Sept. 30  Dec. 31
-------------------------   ----------------------------------------
                              (In thousands, except per-share data)
Interest income                 $ 1,435  $ 1,580   $ 1,649  $ 1,696
Interest expense                    601      683       724      725
                            ----------------------------------------
Net interest income                 834      897       925      971
Provision for loan losses            19       19        18       19
Other income                        113      113        95      106
Other expenses                      614      601       612      545
                            ----------------------------------------
Income before income taxes          314      390       390      513
Income taxes                        116      145       145      188
                            ----------------------------------------
Net income                      $   198  $   245   $   245  $   325
                            ========================================
Per-share data:
     Net income                 $  0.86  $  1.06   $  1.06  $  1.41
     Cash dividends             $  0.36  $  0.36   $  0.36  $  0.81


Five Year Consolidated Summary of Operations
--------------------------------------------

                                                For the Year
                            --------------------------------------------------
                                1996      1995      1994      1993      1992
                            --------------------------------------------------
                                   (In thousands, except per-share data)
Interest income                $ 7,054   $ 6,360   $ 5,204   $ 5,012   $ 5,122
Interest expense                 2,842     2,733     1,899     1,836     2,181
                            --------------------------------------------------
Net interest income              4,212     3,627     3,305     3,176     2,941
Provision for loan losses          334        75       120       163       121
Other income                       444       427       422       411       349
Other expenses                   2,756     2,372     2,184     2,045     2,027
                            --------------------------------------------------
Income before income taxes       1,566     1,607     1,423     1,379     1,142
Income taxes                       520       594       528       524       411
                               -------   -------   -------   -------   -------
Net income                     $ 1,046   $ 1,013   $   895   $   855   $   731
                            ==================================================

PER-SHARE DATA
--------------
Net income                     $  4.53   $  4.39   $  3.88   $  3.71   $  3.17
Cash dividends                 $  3.20   $  1.89   $  1.55   $  1.36   $  1.21
                                                                       -------

AT YEAR END
-----------
Total assets                   $91,962   $84,146   $77,206   $71,925   $69,848
Net loans                       63,585    54,173    50,743    45,012    39,028
Deposits                        79,118    70,848    64,723    59,231    61,310
Long-term debt                   2,000     3,000     3,000     3,000         -
Shareholders' equity             9,902     9,650     8,861     8,594     7,978

                                    EXPERTS
                                    -------

  The financial statements of FFC as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, which are included in FFC's Annual Report on Form 10-K for the year ended December 31, 1996 and are incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of PBE as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which are included in PBE's 1996 and 1995 Annual Reports to shareholders have been audited by Stegman & Company, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS
                                 -------------

  The legality of the shares of FFC Common Stock to be issued in connection with the Merger and certain other legal matters relating to the Merger will be passed upon by the law firm of Barley, Snyder, Senft & Cohen, LLP, located in Chambersburg, Harrisburg, Lancaster and York, Pennsylvania, which is acting as counsel for FFC. John O. Shirk is a partner in the firm and is a member of the Board of Directors of FFC. As of May 1, 1997, the partners and associates of Barley, Snyder, Senft & Cohen, LLP owned beneficially and in the aggregate approximately 25,008 shares of FFC Common Stock.

  The law firm of Housley Kantarian & Bronstein, P.C., located in Washington, D.C., has acted as counsel to PBE in connection with the Merger.

                             ADDITIONAL INFORMATION
                             ----------------------

  FFC has filed with the SEC a Registration Statement (No. 333-_____) with respect to the shares of FFC Common Stock to be issued in connection with the Merger. The Registration Statement contains certain additional information which has been omitted from this Proxy Statement/Prospectus in accordance with the rules and regulations of the SEC and may be examined at the offices of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the SEC upon payment of the prescribed fee.


                                 OTHER MATTERS
                                 -------------

   The Board of Directors of PBE knows of no other matters other than those discussed in this Proxy Statement/Prospectus which will be presented at the Special Meeting. However, if any other matters are properly brought before the Special Meeting or any postponement or adjournment thereof, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of PBE.

                                   EXHIBIT A

                        AFFILIATION AND MERGER AGREEMENT
                        --------------------------------

                       AFFILIATION AND MERGER AGREEMENT

                                BY AND BETWEEN

                          THE PEOPLES BANK OF ELKTON

                                      AND

                         FULTON FINANCIAL CORPORATION

                  CONFORMED TO REFLECT THE FIRST AMENDMENT TO

                    AFFILIATION AND MERGER AGREEMENT DATED

                                     AS OF

                                 MAY 20, 1997

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----
ARTICLE I - ARTICLES OF MERGER..............................................   2
            ------------------
     Section 1.1  Articles of Merger........................................   2
                  ------------------


ARTICLE II - CONVERSION OF SHARES AND EXCHANGE OF STOCK
             ------------------------------------------
             CERTIFICATES...................................................   2
             ------------
     Section 2.1  Conversion of Shares......................................   2
                  --------------------
             (a)  General...................................................   2
                  -------
             (b)  Antidilution Provision....................................   2
                  ----------------------
             (c)  No Fractional Shares......................................   2
                  --------------------
             (d)  Closing Market Price......................................   3
                  --------------------
     Section 2.2  Exchange of Stock Certificates............................   3
                  ------------------------------
             (a)  Exchange Agent............................................   3
                  --------------
             (b)  Surrender of Certificates.................................   3
                  -------------------------
             (c)  Dividend Withholding......................................   4
                  --------------------
             (d)  Failure to Surrender Certificates.........................   4
                  ---------------------------------
             (e)  Expenses..................................................   4
                  --------
     Section 2.3  Reservation of Shares.....................................   4
                  ---------------------
     Section 2.4  Taking Necessary Action...................................   4
                  -----------------------
     Section 2.5  Press Releases............................................   5
                  --------------


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PBE.........................   5
              -------------------------------------
     Section 3.1  Authority.................................................   5
                  ---------
     Section 3.2  Subsidiaries..............................................   5
                  ------------
     Section 3.3  Organization and Standing.................................   5
                  -------------------------
     Section 3.4  Capitalization............................................   6
                  --------------
     Section 3.5  Articles of Incorporation, Bylaws and Minute Books........   6
                  --------------------------------------------------
     Section 3.6  Financial Statements......................................   6
                  --------------------
     Section 3.7  Absence of Undisclosed Liabilities........................   6
                  ----------------------------------
     Section 3.8  Absence of Changes........................................   6
                  ------------------
     Section 3.9  Dividends, Distributions and Stock Purchases..............   7
                  --------------------------------------------
     Section 3.10 Taxes.....................................................   7
                  -----
     Section 3.11 Title to and Condition of Assets..........................   7
                  --------------------------------
     Section 3.12 Contracts.................................................   8
                  ---------
     Section 3.13 Litigation and Governmental Directives....................   8
                  --------------------------------------
     Section 3.14 Compliance with Laws; Governmental Authorizations.........   9
                  -------------------------------------------------
     Section 3.15 Insurance.................................................   9
                  ---------
     Section 3.16 Financial Institutions Bonds..............................   9
                  ----------------------------
     Section 3.17 Labor Relations and Employment Agreements.................   9
                  -----------------------------------------


     Section 3.18 Employee Benefit Plans....................................  10
                  ----------------------
     Section 3.19 Related Party Transactions................................  10
                  --------------------------
     Section 3.20 No Finder.................................................  11
                  ---------
     Section 3.21 Complete and Accurate Disclosure..........................  11
                  --------------------------------
     Section 3.22 Environmental Matters.....................................  11
                  ---------------------
     Section 3.23 Proxy Statement/Prospectus................................  12
                  --------------------------
     Section 3.24 Securities Matters........................................  12
                  ------------------
     Section 3.25 Reports...................................................  12
                  -------
     Section 3.26 Loan Portfolio of PBE.....................................  13
                  ---------------------
     Section 3.27 Investment Portfolio......................................  13
                  --------------------
     Section 3.28 Regulatory Examinations...................................  13
                  -----------------------


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF FFC..........................  13
             -------------------------------------
     Section 4.1  Authority.................................................  13
                  ---------
     Section 4.2  Organization and Standing.................................  14
                  -------------------------
     Section 4.3  Capitalization............................................  14
                  --------------
     Section 4.4  Articles of Incorporation and Bylaws......................  14
                  ------------------------------------
     Section 4.5  Subsidiaries..............................................  14
                  ------------
     Section 4.6  Financial Statements......................................  15
                  --------------------
     Section 4.7  Absence of Undisclosed Liabilities........................  15
                  ----------------------------------
     Section 4.8  Absence of Changes........................................  15
                  ------------------
     Section 4.9  Litigation and Governmental Directives....................  15
                  --------------------------------------
     Section 4.10 Compliance with Laws; Governmental Authorizations.........  16
                  -------------------------------------------------
     Section 4.11 Complete and Accurate Disclosure..........................  16
                  --------------------------------
     Section 4.12 Labor Relations...........................................  17
                  ---------------
     Section 4.13 Employee Benefits Plans...................................  17
                  -----------------------
     Section 4.14 Environmental Matters.....................................  17
                  ---------------------
     Section 4.15 SEC Filings...............................................  17
                  -----------
     Section 4.16 Proxy Statement/Prospectus................................  17
                  --------------------------
     Section 4.17 Accounting Treatment......................................  18
                  --------------------
     Section 4.18 Regulatory Approvals......................................  18
                  --------------------


ARTICLE V - COVENANTS OF PBE................................................  18
            ----------------
     Section 5.1  Conduct of Business.......................................  18
                  -------------------
     Section 5.2  Best Efforts..............................................  20
                  ------------
     Section 5.3  Access to Properties and Records..........................  20
                  --------------------------------
     Section 5.4  Subsequent Financial Statements...........................  20
                  -------------------------------
     Section 5.5  Update Schedules..........................................  21
                  ----------------
     Section 5.6  Notice....................................................  21
                  ------




     Section 5.7  Other Proposals...........................................  21
                  ---------------
     Section 5.8  Affiliate Letters.........................................  21
                  -----------------
     Section 5.9  No Purchases or Sales of FFC Common Stock During Price
                  ------------------------------------------------------
                   Determination Period.....................................  22
                   --------------------
     Section 5.10 Accounting Treatment......................................  22
                  --------------------
     Section 5.11 Dividends.................................................  22
                  ---------
     Section 5.12 Employment Obligations....................................  23
                  ----------------------


ARTICLE VI - COVENANTS OF FFC...............................................  23
             ----------------
     Section 6.1  Best Efforts..............................................  23
                  ------------
            (a)   Applications for Regulatory Approval......................  23
                  ------------------------------------
            (b)   Registration Statement....................................  23
                  ----------------------
            (c)   State Securities Laws.....................................  24
                  ---------------------
            (d)   Stock Listing.............................................  24
                  -------------
            (e)   PBE Interim Bank..........................................  24
                  ----------------
            (f)   Accounting Treatment......................................  24
                  --------------------
     Section 6.2  Access to Properties and Records..........................  24
                  --------------------------------
     Section 6.3  Subsequent Financial Statements...........................  24
                  -------------------------------
     Section 6.4  Update Schedules..........................................  25
                  ----------------
     Section 6.5  Notice....................................................  25
                  ------
     Section 6.6  Employment Arrangements...................................  25
                  -----------------------
     Section 6.7  No Purchase or Sales of FFC Common Stock During Price
                  -----------------------------------------------------
                   Determination Period.....................................  25
                   --------------------
     Section 6.8  Continuation of PBE's Structure, Name and Directors.......  26
                  ---------------------------------------------------
     Section 6.9  Indemnification...........................................  26
                  ---------------


ARTICLE VII - CONDITIONS PRECEDENT..........................................  28
              --------------------
     Section 7.1  Common Conditions.........................................  28
                  -----------------
            (a)   Stockholder Approval......................................  28
                  --------------------
            (b)   Regulatory Approvals......................................  28
                  --------------------
            (c)   Stock Listing.............................................  28
                  -------------
            (d)   Tax Opinion...............................................  28
                  -----------
            (e)   Registration Statement....................................  29
                  ----------------------
            (f)   No Suits..................................................  30
                  --------
     Section 7.2  Conditions Precedent to Obligations of FFC................  30
                  ------------------------------------------
            (a)   Accuracy of Representations and Warranties................  30
                  ------------------------------------------
            (b)   Covenants Performed.......................................  30
                  -------------------
            (c)   Opinion of Counsel for PBE................................  30
                  --------------------------
            (d)   Affiliate Agreements......................................  30
                  --------------------


            (e)   Financial Confirmation....................................  31
                  ----------------------
            (f)   Accountants' Letter.......................................  31
                  -------------------
            (g)   Accounting Treatment......................................  32
                  --------------------
            (h)   Federal and State Securities and Antitrust Laws...........  32
                  -----------------------------------------------
            (i)   Dissenting Stockholders...................................  32
                  -----------------------
            (j)   Environmental Matters.....................................  32
                  ---------------------
            (k)   Crossroads Branch Lease...................................  33
                  -----------------------
            (k)   Required Notices, Consents and Approvals..................  33
                  ----------------------------------------
            (l)   Closing Documents.........................................  33
                  -----------------
     Section 7.3  Conditions Precedent to the Obligations of PBE............  33
                  ----------------------------------------------
            (a)   Accuracy of Representations and Warranties................  33
                  ------------------------------------------
            (b)   Covenants Performed.......................................  33
                  -------------------
            (c)   Opinion of Counsel for FFC................................  33
                  --------------------------
            (d)   Fairness Opinion..........................................  34
                  ----------------
            (e)   Financial Confirmation....................................  34
                  ----------------------
            (f)   Closing Documents.........................................  34
                  -----------------


ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER............................  35
               ---------------------------------
     Section 8.1  Termination...............................................  35
                  -----------
            (a)   Mutual Consent............................................  35
                  --------------
            (b)   Unilateral Action by FFC..................................  35
                  ------------------------
            (c)   Unilateral Action By PBE..................................  35
                  ------------------------
            (d)   By FFC....................................................  35
                  ------
     Section 8.2  Effect of Termination.....................................  36
                  ---------------------
            (a)   Effect....................................................  36
                  ------
            (b)   Limited Liability.........................................  36
                  -----------------
            (c)   Confidentiality...........................................  36
                  ---------------
     Section 8.3  Amendment.................................................  36
                  ---------
     Section 8.4  Waiver....................................................  36
                  ------


ARTICLE IX - RIGHTS OF DISSENTING STOCKHOLDERS OF PBE.......................  37
             ----------------------------------------
     Section 9.1  Rights of Dissenting Stockholders of PBE..................  37
                  ----------------------------------------

ARTICLE X - CLOSING AND EFFECTIVE DATE......................................  37
            --------------------------
     Section 10.1 Closing...................................................  37
                  -------
     Section 10.2 Effective Date............................................  37
                  --------------


ARTICLE XI NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................  37
           ---------------------------------------------
     Section 11.1  No Survival..............................................  37
                   -----------

ARTICLE XII - GENERAL PROVISIONS............................................  38
              ------------------
     Section 12.1  Expenses.................................................  38
                   --------
     Section 12.2  Other Mergers and Acquisitions...........................  38
                   ------------------------------
     Section 12.3  Notices..................................................  38
                   -------
     Section 12.4  Counterparts.............................................  39
                   ------------
     Section 12.5  Governing Law............................................  39
                   -------------
     Section 12.6  Parties in Interest......................................  39
                   -------------------
     Section 12.7  Entire Agreement.........................................  39
                   ----------------

                              INDEX OF SCHEDULES
                              ------------------


Schedule 3.1             Required Notices, Consents and Approvals
------------
Schedule 3.3             Organization and Standing
------------
Schedule 3.7             Undisclosed Liabilities
------------
Schedule 3.8             Changes
------------
Schedule 3.9             Dividends, Distributions and Stock Purchases
------------
Schedule 3.10            Taxes
-------------
Schedule 3.11            Title to and Condition of Assets
-------------
Schedule 3.12            Contracts
-------------
Schedule 3.13            Litigations and Governmental Directives
-------------
Schedule 3.14            Compliance with Laws; Governmental Authorizations
-------------
Schedule 3.15            Insurance
-------------
Schedule 3.16            Financial Institution Bonds
-------------
Schedule 3.17            Labor Relations and Employment Agreements
-------------
Schedule 3.18            Employee Benefit Plans
-------------
Schedule 3.19            Related Party Transactions
-------------
Schedule 3.20            Finders
-------------
Schedule 3.22            Environmental Matters
-------------
Schedule 3.26            Loan Portfolio
-------------
Schedule 3.27            Investment Portfolio
-------------
Schedule 4.5             Subsidiaries
------------
Schedule 4.7             Undisclosed Liabilities
------------
Schedule 4.9             Litigation and Governmental Directives
------------
Schedule 4.10            Compliance with Laws; Governmental Authorizations
-------------
Schedule 4.14            Environmental Matters
-------------

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A           Form of Warrant Agreement
---------

Exhibit B           Form of Warrant
---------

Exhibit C           Form of Articles of Merger
---------

Exhibit D           Form of Opinion of PBE's Counsel
---------

Exhibit E           Form of Opinion of FFC's Counsel
---------

                        AFFILIATION AND MERGER AGREEMENT
                        --------------------------------



  Affiliation and Merger Agreement made as of the 18th day of March, 1997, as amended as of May 20, 1997 (the "Agreement"), by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and THE PEOPLES BANK OF ELKTON, a Maryland bank having its administrative headquarters at 130 North Street, Elkton, Maryland 21921 ("PBE")

                                  BACKGROUND:
                                  -----------

  FFC is a Pennsylvania bank holding company. PBE is a Maryland bank. FFC wishes to acquire PBE, and PBE wishes to be acquired by FFC. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) FFC will organize a Maryland bank ("PBE Interim Bank") as a wholly-owned subsidiary of FFC and cause PBE Interim Bank to become a party to this Agreement, (ii) PBE will be merged with and into PBE Interim Bank, (iii) PBE Interim Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC under the name "The Peoples Bank of Elkton", and (iv) all of the outstanding shares of the common stock of PBE, par value $10.00 per share ("PBE Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). Any reference to PBE after the merger of PBE with and into PBE Interim Bank shall mean the surviving entity of said merger. In connection with the execution of this Agreement, the parties are to enter into a Warrant Agreement in the form of Exhibit A attached hereto (the "Warrant Agreement"), which
               ---------
provides for the delivery by PBE of a warrant in the form of Exhibit B attached
                                                             ---------
hereto (the "Warrant") entitling FFC to purchase shares of the PBE Common Stock in certain circumstances.


                                  WITNESSETH:
                                  -----------

  NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I
                               ARTICLES OF MERGER
                               ------------------

  Section 1.1  Articles of Merger.  Subject to the terms and conditions of this
               ------------------
Agreement, PBE shall merge with and into PBE Interim Bank in accordance with the Articles of Merger substantially in the form of Exhibit C attached hereto.
                                                ---------


                                    ARTICLE II
            CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES
            -------------------------------------------------------

  Section 2.1  Conversion of Shares.  On the Effective Date (as defined in
               --------------------
Section 10.2 herein) the shares of PBE Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

               (a)  General: Subject to the provisions of Sections 2.1(b) and
                    -------
2.1(c) herein, each share of PBE Common Stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, 4.158 (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") shares of FFC Common Stock and the corresponding number of rights associated with the Rights Agreement, dated June 20, 1989, between FFC and Fulton Bank.

               (b)  Antidilution Provision: In the event that FFC shall at any
                    ----------------------
time before the Effective Date increase or decrease the number of outstanding shares of FFC Common Stock as a result of a: (i) stock split; (ii) stock dividend; (iii) reverse stock split; (iv) reclassification; (v) recapitalization; (vi) exchange of shares; or (vii) similar change in its capital account, then the Conversion Ratio shall be proportionately adjusted (calculated to three decimal places), so that each PBE stockholder shall receive on the Effective Date, in exchange for his shares of PBE Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Date had occurred before the record date of such event (for example, if FFC were to declare a ten percent (10%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Date, the Conversion Ratio would be adjusted from 4.158 shares to
4.5738 shares).

               (c)  No Fractional Shares: No fractional shares of FFC Common
                    --------------------
Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former stockholder of PBE shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) herein).

              (d)  Closing Market Price: For purposes of this Agreement, the
                   --------------------
Closing Market Price shall be the average of the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period." (For example, if September 30, 1997 were to be the Effective Date, then the Price Determination Period would be September 15, 16, 17, 18, 19, 22, 23, 24, 25 and 26, 1997.) In the event that NASDAQ shall fail to report a closing bid price for FFC Common Stock for any trading day during the Price Determination Period, the closing bid price for that day shall be equal to the average of the closing bid prices and the average of the closing asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or, (ii) in the event that either or both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by PBE.

  Section 2.2 Exchange of Stock Certificates.  PBE Common Stock certificates
              ------------------------------
shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

              (a)  Exchange Agent: The transfer agent of FFC, Fulton Bank, shall
                   --------------
act as exchange agent (the "Exchange Agent") to receive PBE Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of PBE Common Stock pursuant to Section 2.1(c) herein. The Exchange Agent shall, as soon as practicable but in no event later than five (5) business days, after the Effective Date, mail to each former stockholder of PBE a notice specifying the procedures to be followed in surrendering such stockholder's PBE Common Stock certificates.

              (b)  Surrender of Certificates: As promptly as possible after
                   -------------------------
receipt of the Exchange Agent's notice, each former stockholder of PBE shall surrender his PBE Common Stock certificates to the Exchange Agent; provided,
                                                                   --------
that if any former stockholder of PBE shall be unable to surrender his PBE Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC stockholders whose FFC Common Stock certificates have been lost or mutilated. As soon as practicable, but in no event later than ten (10) business days, following the receipt of a proper actual or constructive surrender of PBE Common Stock certificates from a former PBE stockholder, the Exchange Agent shall issue to such stockholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such stockholder's shares of PBE Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such stockholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

          (c) Dividend Withholding:  Dividends, if any, payable by FFC after the
              --------------------
Effective Date to any former stockholder of PBE who has not prior to the payment date surrendered his PBE Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former stockholder of PBE upon proper surrender of his PBE Common Stock certificates.

          (d) Failure to Surrender Certificates:  All PBE Common Stock
              ---------------------------------
certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former stockholder of PBE shall not have properly surrendered his PBE Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former stockholder of PBE shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former stockholder of PBE, without interest, upon proper surrender of his PBE Common Stock certificates.

          (e) Expenses:  All costs and expenses associated with the foregoing
              --------
surrender and exchange procedure shall be borne by FFC.

  Section 2.3  Reservation of Shares.  FFC agrees that (i) prior to the
               ---------------------
Effective Date it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) on the Effective Date, FFC will deposit with the Exchange Agent, for the benefit of the holders of shares of PBE Common Stock, for exchange in accordance with this Agreement, certificates representing shares of FFC Common Stock issuable pursuant to Section 2.1(a) herein and cash for fractional shares pursuant to Section 2.1(c) herein.

  Section 2.4  Taking Necessary Action.  FFC and PBE shall take all such actions
               -----------------------
as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of

PBE, the officers and directors of PBE, at the expense of FFC, shall take all such necessary action.

  Section 2.5  Press Releases.  FFC and PBE agree that all press releases or
               --------------
other public communications relating to this Agreement or the transactions contemplated hereby will require consultation among FFC and PBE, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to effect such consultation.


                                    ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PBE
                     -------------------------------------

  PBE represents and warrants to FFC, as of the date of this Agreement as follows:

  Section 3.1  Authority.  The execution and delivery of this Agreement, the
               ---------
Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of PBE and, except for the approval of this Agreement by its stockholders, PBE has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by PBE and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of PBE. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of PBE, (ii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to PBE, subject to the receipt of all required governmental approvals or (iii) any Material. Contract (as such term is defined in Section 3.12 herein) to which PBE is a party or by which PBE or any of its properties are bound, subject to PBE obtaining or making any required notice, consent or approval as set forth on Schedule 3.1..
                                            ------------

  Section 3.2  Subsidiaries.  PBE owns no subsidiaries, directly or indirectly.
               ------------

  Section 3.3  Organization and Standing.  As set forth on Schedule 3.3, PBE is
               -------------------------                   ------------
a bank that is duly organized, validly existing and in good standing under the laws of the State of Maryland. PBE is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is not a member of the Federal Reserve System. PBE has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

  Section 3.4  Capitalization.  The authorized capital of PBE consists
               --------------
exclusively of 500,000 shares of PBE Common Stock, of which 230,596 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. In addition, 45,888 (or approximately 19.9% of the outstanding) shares of PBE Common Stock will be reserved for issuance upon exercise of the Warrant. Except for the Warrant, there are and will be no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of PBE Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of PBE Common Stock.

  Section 3.5  Articles of Incorporation, Bylaws and Minute Books.  The copies
               --------------------------------------------------
of the Articles of Incorporation and Bylaws of PBE that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of PBE that have been made available to FFC for inspection are true, correct and complete in all respects and accurately record the actions taken by the Boards of Directors and stockholders of PBE at the meetings documented in such minutes.

  Section 3.6  Financial Statements.  PBE has delivered to FFC the following
               --------------------
financial statements: Balance Sheets for PBE at December 31, 1996 and 1995 and Statements of Income, Statements of Changes in Stockholders' Equity, and Statements of Cash Flows of PBE for the years ended December 31, 1996 and 1995 certified by Stegman & Company (the aforementioned Balance Sheet as of December 31, 1996 being hereinafter referred to as the "PBE Balance Sheet"). Each of the foregoing financial statements fairly presents the financial condition, assets and liabilities, and results of operations of PBE at its respective date and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto.

  Section 3.7  Absence of Undisclosed Liabilities.  Except as disclosed in
               ----------------------------------
Schedule 3.7, or as reflected, noted or adequately reserved against in the PBE
------------
Balance Sheet or disclosed in the Notes thereto, at December 31, 1996, PBE had no liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the PBE Balance Sheet under generally accepted accounting principles or which were in any case or in the aggregate material. Except as disclosed in Schedule 3.7, PBE has not
                                                ------------
incurred, since December 31, 1996, any such liability, other than liabilities of the same nature as those set forth in the PBE Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with PBE's customary business practices.

  Section 3.8  Absence of Changes.  Since December 31, 1996 to the date hereof,
               ------------------
PBE has conducted its business in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, PBE has not undergone any changes in its condition
             ------------
(financial
or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to PBE.

  Section 3.9  Dividends, Distributions and Stock Purchases.  Except as
               --------------------------------------------
disclosed in Schedule 3.9, since January 1, 1997 to the date hereof, PBE has not
             ------------
declared, set aside, made or paid any dividend or other distribution in respect of the PBE Common Stock, or purchased, issued or sold any shares of PBE Common Stock.

  Section 3.10  Taxes.  PBE has filed all federal, state, county, municipal and
                -----
foreign tax returns, reports and declarations which are required to be filed by it as of December 31, 1996. Except as disclosed in Schedule 3.10: (i) PBE has
                                                    -------------
paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) PBE has received no notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of PBE for any year through and including the year ended December 31, 1995. Except as disclosed in Schedule
                                                                    --------
3.10, PBE has not granted any waiver of any statute of limitations or otherwise
----
agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10,
                                                                 -------------
the accruals and reserves reflected in the PBE Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of PBE's operations for all periods prior to the date of such Balance Sheet.

  Section 3.11  Title to and Condition of Assets.  Except as disclosed in
                --------------------------------
Schedule 3.11, PBE has good and marketable title to all material real and
-------------
personal properties and assets reflected in the PBE Balance Sheet or acquired subsequent to December 31, 1996 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties
                     --------  -------
contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the PBE Balance Sheet or in Schedule 3.11; (ii) represent liens of
                                         -------------
current taxes and special assessments not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the PBE Balance Sheet or acquired subsequent to December 31, 1996: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. PBE owns or has the right to use all real and personal properties and assets that are material to the conduct of its business as presently conducted.

  Section 3.12  Contracts.  Each written or oral contract entered into by PBE
                ---------
(other than contracts with customers reasonably entered into by PBE in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $50,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment (other than commitments to make loans) to which PBE is a party or by which PBE or any of its properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12.
                                                             -------------
Except as disclosed in Schedule 3.12, all Material Contracts are valid and in
                       -------------
full force and effect, and all parties thereto (to PBE's knowledge in the case of third parties to such Material Contracts) have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect. Schedule 3.12 identifies all Material
                                     -------------
Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

  Section 3.13  Litigation and Governmental Directives.  Except as disclosed in
                --------------------------------------
Schedule 3.13,  (i) there is no litigation, investigation or proceeding pending,
-------------
or to the knowledge of PBE threatened, that involves PBE, or any of its properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of PBE; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of PBE that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of PBE, or that in any manner restrict the right of PBE to carry on its business as presently conducted taken as a whole; and (iii) the executive officers of PBE are not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to PBE, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of PBE or would restrict in any manner the right of PBE to carry on its business as presently conducted. All litigation (except for bankruptcy proceedings in which PBE has filed proofs of claim) in which PBE is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in Schedule 3.13. For the purposes of this Agreement, references to
              -------------
the future prospects of a party shall be deemed to refer to the prospects of such party assuming its business is carried out in the future in a manner consistent with past practices.

  Section 3.14  Compliance with Laws; Governmental Authorizations.  Except as
                -------------------------------------------------
disclosed in Schedule 3.14 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of PBE: (i) to the knowledge of PBE, PBE is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to PBE or to any of its properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of PBE as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of PBE, threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

  Section 3.15  Insurance.  As of the date hereof, all policies of insurance
                ---------
relating to PBE's operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of PBE is listed in Schedule 3.15. All such policies of insurance are in full force
             -------------
and effect, and, as of the date hereof, no notices of cancellation have been received in connection therewith.

  Section 3.16  Financial Institutions Bonds.  Since January, 1990, PBE has
                ----------------------------
continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring PBE against acts of
                             -------------
dishonesty by each of its employees. As of the date hereof, no claim has been made under any such bond and PBE is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. PBE has no reason to believe that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

  Section 3.17  Labor Relations and Employment Agreements.  PBE is not a party
                -----------------------------------------
to or bound by any collective bargaining agreement. PBE enjoys a good working relationship with its employees, and there are no labor disputes pending, or to the knowledge of PBE threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of PBE. Except as disclosed in Schedule 3.17, PBE has no employment contract,
                                -------------
severance agreement, deferred compensation agreement, consulting agreement or similar obligation (an "Employment Obligation") with any director, officer, employee, agent or consultant, and all such persons are serving at the will and pleasure of PBE. Except as disclosed in Schedule 3.17, as of the Effective Date
                                         -------------
(as defined in Section 10.2 herein), PBE will not have any liability for employee termination rights arising out of any Employment Obligation.

  Section 3.18  Employee Benefit Plans.  All employee benefit plans, contracts
                ----------------------
or arrangements to which PBE is a party or by which PBE is bound, including without limitation all pension, retirement, deferred compensation, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements, are identified in Schedule 3.18. PBE's retirement savings plan, a contributory
              -------------
defined contribution plan (the "PBE 401(k) Plan"), is exempt from tax under Sections 401 and 501 of the Internal Revenue Code of 1986, as amended (the "Code"), and has been maintained and operated in material compliance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as disclosed in Schedule 3.18, no
                                                           -------------
"prohibited transaction" (as such term is defined in the Code or in ERISA) has occurred in respect of the PBE 401(k) Plan or any other employee benefit plan, including, without limitation, PBE's nonqualified deferred compensation plan, nonqualified salary continuation agreement and severance pay plan (all "employee benefit pension plans" and all "employee welfare benefit plans", as those terms are defined in ERISA, of PBE being collectively referred to herein as "PBE Benefit Plans" and individually as a "PBE Benefit Plan"), to which PBE is a party or by which PBE is bound. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the PBE 401(k) Plan or any other PBE Benefit Plan, and no claim is pending or, to the knowledge of PBE, threatened with respect to any PBE Benefit Plan other than claims for benefits made in the Ordinary Course of Business. PBE has not incurred any material liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the PBE 401(k) Plan or any other PBE Benefit Plan. There has not been any audit of any PBE Benefit Plan by the Department of Labor, the IRS or the PBGC since January 1, 1990.

  Section 3.19  Related Party Transactions.  Except as disclosed in Schedule
                --------------------------                          --------
3.19, PBE has no contract, extension of credit, business arrangement or other
----
relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1995) of PBE; (ii) any stockholder owning five percent (5%) or more of the outstanding PBE Common Stock; and (iii) any "associate" (as defined in Rule 405 of the SEC) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in

Schedule 3.19, except as otherwise specifically described therein, has been made
-------------
in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

  Section 3.20  No Finder.  Except as disclosed in Schedule 3.20, PBE has not
                ---------                          -------------
paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

  Section 3.21  Complete and Accurate Disclosure.  Neither this Agreement
                --------------------------------
(insofar as it relates to PBE, PBE Common Stock and the involvement of PBE in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by PBE to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by PBE to FFC in connection with the Registration Statement (as defined in Section 6.1(b) herein), both at the time such information and representations are provided and made and at the time of the effectiveness of the Registration Statement, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

  Section 3.22  Environmental Matters.  Except as disclosed in Schedule 3.22,
                ---------------------                          -------------
PBE has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by PBE. In particular, without limiting the generality of the foregoing sentence, except as disclosed in Schedule 3.22, PBE has no knowledge that: (i)
                                 -------------
any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by PBE; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by PBE; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by PBE.

  Section 3.23  Proxy Statement/Prospectus.  At the time the Proxy Statement/
                --------------------------
Prospectus (as defined in Section 6.1(b) herein) is mailed to the stockholders of PBE and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to PBE, PBE Common Stock and all actions taken and statements made by PBE in connection with the transactions contemplated herein (except for information provided by FFC to PBE) will: (i) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"); and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

  Section 3.24  Securities Matters.  The PBE Common Stock is traded in the over-
                ------------------
the-counter market and is not registered with the FDIC under the 1934 Act. On the date of effectiveness (in the case of any offering circular) or on the date of mailing (in the case of any proxy statement), no offering circular or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  Section 3.25  Reports.  PBE has filed all material reports, registrations and
                -------
statements that are required to be filed with the FDIC, the Maryland State Bank Commissioner and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on PBE. PBE has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 1996 through the date of this Agreement.

  Section 3.26  Loan Portfolio of PBE.    Attached hereto as Schedule 3.26 is a
                ---------------------                        -------------
list of (w) all outstanding commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of PBE with an aggregate principal amount in excess of $250,000, (x) all loans of PBE classified by PBE or any regulatory authority as "Substandard," "Doubtful" or "Loss," (y) all commercial and mortgage loans of PBE classified as "non-accrual," and (z) all commercial loans of PBE classified as "in substance foreclosed."

  Section 3.27  Investment Portfolio.  Attached hereto as Schedule 3.27 is a
                --------------------                      -------------
list of all securities held by PBE for investment, showing the principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of December 31, 1996. These securities are free and clear of all liens, pledges and encumbrances, except as shown on
Schedule 3.27.
-------------

  Section 3.28  Regulatory Examinations.
                -----------------------

          (a) Except as shown on Schedule 3.28, within the past five years,
                                 -------------
except for normal examinations conducted by a regulatory agency in the regular course of the business of PBE, no regulatory agency has initiated any proceeding or investigation into the business or operations of PBE. PBE has received no objection from any regulatory agency to PBE's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of PBE which would have a materially adverse effect on PBE.

          (b) PBE will not be required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on PBE.


                                    ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FFC
                     -------------------------------------

  FFC represents and warrants to PBE, as of the date of this Agreement, as follows:

  Section 4.1  Authority.  The execution and delivery of this Agreement and the
               ---------
consummation of the transactions contemplated herein have been authorized by the Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by PBE, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of FFC, (ii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to FFC, subject to the receipt of all required government approvals, or (iii) any agreement, contract, memorandum of understanding, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

  Section 4.2  Organization and Standing.  FFC is a business corporation that is
               -------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and has full power and lawful authority to own and hold its properties and to carry on its present business.

  Section 4.3  Capitalization.  The authorized capital of FFC consists
               --------------
exclusively of 100,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). As of March 13, 1997, there were validly issued, outstanding, fully paid and non-assessable 35,973,617 shares of FFC Common Stock as of the date of this Agreement, and no shares were held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of March 13, 1997, there were no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred Stock and there were no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows: (i) 748,806 shares of FFC Common Stock were issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there are outstanding 35,973,617 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Shareholder Rights Agreement, dated June 20, 1989, entered into between FFC and Fulton Bank and
(iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans.

  Section 4.4  Articles of Incorporation and Bylaws.  The copies of the Articles
               ------------------------------------
of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to PBE are true, correct and complete.

  Section 4.5  Subsidiaries.  Schedule 4.5 contains a list of all subsidiaries
               ------------   ------------
("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all of the
             ------------
outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than

FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

  Section 4.6  Financial Statements.  FFC has delivered to PBE the following
               --------------------
financial statements: Balance Sheets, Statements of Income, Statements of Stockholders' Equity, and Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994, certified by Arthur Andersen LLP and set forth in the Annual Report to the stockholders of FFC for the year ended December 31, 1996 (the Balance Sheet as of December 31, 1996 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at its respective date and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto.

  Section 4.7  Absence of Undisclosed Liabilities.  Except as disclosed in
               ----------------------------------
Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC
------------
Balance Sheet and disclosed in the Notes thereto, at December 31, 1996 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in Schedule 4.7, since December 31,
                                            ------------
1996 FFC has not incurred any such liability other than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

  Section 4.8  Absence of Changes.  Since December 31, 1996, other than the
               ------------------
acquisition of The Woodstown National Bank & Trust Company effected on February 28, 1997, FFC has conducted its business in the Ordinary Course of Business and has not undergone any changes in its condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to FFC.

  Section 4.9  Litigation and Governmental Directives.  Except as disclosed in
               --------------------------------------
Schedule 4.9:  (i) there is no litigation, investigation or proceeding pending,
------------
or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and (iii) the executive officers of FFC are not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

  Section 4.10  Compliance with Laws; Governmental Authorizations.  Except as
                -------------------------------------------------
disclosed in Schedule 4.10 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are not proceedings pending or, to the knowledge of FFC, threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

  Section 4.11  Complete and Accurate Disclosure.  Neither this Agreement
                --------------------------------
(insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to PBE in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to PBE in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

  Section 4.12  Labor Relations.  Neither FFC nor any of its Subsidiaries is a
                ---------------
party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of FFC.

  Section 4.13  Employee Benefits Plans.  FFC's contributory profit-sharing
                -----------------------
plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the PBGC. No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other FFC employee benefit plan (each hereinafter called an "FFC Benefit Plan").
There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan. FFC has not incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan.

  Section 4.14  Environmental Matters.  Except as disclosed in Schedule 4.14 or
                ---------------------                          -------------
as reflected, noted or adequately reserved against in the FFC Balance Sheet, FFC has no knowledge of any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

  Section 4.15  SEC Filings.  No registration statement, offering circular,
                -----------
proxy statement, schedule or report filed and not withdrawn, since December 31, 1991, by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  Section 4.16  Proxy Statement/Prospectus.  At the time the Proxy Statement/
                --------------------------
Prospectus (as defined in Section 6.1(b)) is mailed to the stockholders of PBE and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC, the FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by PBE to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

  Section 4.17  Accounting Treatment.  To the best of FFC's knowledge after
                --------------------
reasonable investigation and consultation with its advisors, and subject to any factors beyond FFC's control, the Merger will qualify for pooling-of-interests accounting treatment.

  Section 4.18  Regulatory Approvals.  FFC is not aware of any reason why any of
                --------------------
the required regulatory approvals to be obtained in connection with the Merger should not be granted by such regulatory authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to FFC's ability to carry on its business.


                                    ARTICLE V
                                COVENANTS OF PBE
                                ----------------

  From the date of this Agreement until the Effective Date, PBE covenants and agrees to do the following:

  Section 5.1   Conduct of Business.  Except as otherwise consented to by FFC in
                -------------------
writing, which consent will not be unreasonably withheld, PBE shall: (i) use all reasonable efforts to carry on its business in, and only in, the Ordinary Course of Business; (ii) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, and to maintain its relationships with customers, suppliers and others having business dealings with PBE; (iii) maintain all of its structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;
(iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to PBE; (v) keep in full force and effect all insurance policies now carried by

PBE; (vi) perform in all material respects each of its obligations under all Material Contracts (as defined in Section 3.12 herein) to which PBE is a party or by which PBE may be bound or which relate to or affect its properties, assets and business; (vii) maintain its books of account and other records in the Ordinary Course of Business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to PBE and to the conduct of its business;
(ix) not amend PBE's Articles of Incorporation or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) not make any material acquisition or disposition of any properties or assets or subject any of its properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not knowingly take or permit to be taken any action which would cause any representation or warranty to be materially inaccurate as of the date of such action or constitute a material breach of any covenant set forth in this Agreement; (xiii) except as permitted in Section 5.11 herein, not declare, set aside or pay any dividend or make any other distribution in respect of PBE Common Stock; (xiv) not authorize, purchase, redeem, issue or sell (or grant options or rights to purchase or sell) any shares of PBE Common Stock or any other equity or debt securities of PBE other than the Warrant; (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any PBE Benefit Plan except as required by law (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in Section 3.17 herein) with, any officer, director, employee or consultant of PBE, except that PBE may grant reasonable salary increases and bonuses to its officers and employees in the Ordinary Course of Business to the extent consistent with its past practice;
(xvi) not enter into any related party transaction of the kind contemplated in
Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on Schedule 3.19); (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by PBE during the fiscal year ending December 31, 1997, PBE shall consult with FFC and shall act in accordance with generally accepted accounting principles and PBE's customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on PBE except in the Ordinary Course of Business consistent with past practice (provided that FFC shall not unreasonably withhold its consent to such transactions); (xx) not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair; (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility,except with respect to the establishment of an automated banking facility at Union Hospital; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; (xxiii) not make purchases of securities for its investment portfolio without prior consultation with FFC;
(xxiv) not extend or amend PBE's lease relating to its "Crossroads Shopping Center" branch office (the "Crossroads Branch Lease") without FFC's prior written consent; or (xxv) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368 of the Code.

  Section 5.2  Best Efforts.  PBE shall cooperate with FFC and shall use its
               ------------
best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, PBE shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); (ii) call a meeting of its stockholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its stockholders at that meeting; and (iii) cooperate with FFC in making PBE's employees reasonably available for training by FFC at PBE's facilities prior to the Effective Date, to the extent that such training is deemed reasonably necessary by FFC to ensure that PBE's facilities will be properly operated in accordance with FFC's policies after the Merger.

  Section 5.3  Access to Properties and Records.  PBE shall give to FFC and its
               --------------------------------
authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of PBE as FFC may reasonably request (other than information with respect to the deliberations of PBE concerning this Agreement, the Merger and the transactions contemplated hereby), subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning PBE obtained by reason of such access and subject to applicable law.

  Section 5.4  Subsequent Financial Statements.  Between the date of signing of
               -------------------------------
this Agreement and the Effective Date, PBE shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to stockholders and all reports to regulatory authorities prepared by or for PBE (which additional financial statements and reports are hereinafter collectively referred to as the "Additional PBE Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional PBE Financial Statements.

  Section 5.5  Update Schedules.  PBE shall promptly disclose to FFC in writing
               ----------------
any change, addition, deletion or other modification to the information set forth in its Schedules hereto; provided, however, that any such updates to the
                               --------  -------
Schedules shall only be required on a monthly basis except with respect to matters which represent material changes to the Schedules.

  Section 5.6  Notice.  PBE shall promptly notify FFC in writing of any material
               ------
actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities business operations or future prospects of PBE or restrict in any manner its ability to carry on its business as presently conducted.

  Section 5.7  Other Proposals.  PBE shall not, nor shall it permit any of its
               ---------------
officers, directors, employees, agents, consultants or other representatives to:
(i) solicit, initiate or encourage any proposal for a merger or other acquisition of PBE, or any material portion of its properties or assets, with or by any person other than FFC, or (ii) cooperate with, or furnish any nonpublic information concerning PBE to, any person in connection with such a proposal (an "Acquisition Proposal"); provided, however, that the obligations of PBE and its directors and other representatives under this Section 5.7 are subject to the limitation that the Board of Directors shall be free to take such action as the Board of Directors determines, in good faith and after consultation with outside counsel, that is not legally inconsistent with its fiduciary duty. PBE will notify FFC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

  Section 5.8  Affiliate Letters.  PBE shall deliver or cause to be delivered to
               -----------------
FFC, at or before the Closing, a letter from each of the executive officers and directors of PBE (and shall use its best efforts to obtain and deliver such a letter from each stockholder of PBE) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of PBE, in form and substance satisfactory to FFC, under the terms of which each such officer, director or stockholder acknowledges and agrees to abide by all limitations imposed by the 1933

Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

  Section 5.9   No Purchases or Sales of FFC Common Stock During Price
                ------------------------------------------------------
Determination Period.  PBE shall not, and shall use its best efforts to ensure
--------------------
that its executive officers and directors do not, and shall use its best efforts to ensure that each stockholder of PBE who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of PBE does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

  Section 5.10  Accounting Treatment.  PBE acknowledges that FFC presently
                --------------------
intends to treat the business combination contemplated by this Agreement as a "pooling-of-interests" for financial reporting purposes. PBE shall not take (and shall use sits best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of PBE to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes.

  Section 5.11  Dividends.  PBE shall not declare or pay a cash dividend on the
                ---------
PBE Common Stock; provided, however, that PBE may declare and pay a dividend of up to $.90 per share of PBE Common Stock on each of (i) June 15, 1997; (ii) September 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1997; and (iii) December 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on January 15, 1998, provided further if the customary payment date for the next regular cash dividend payable after the Effective Date on the FFC Common Stock which is eligible to be received by the former holders of PBE is more than ninety (90) days after the payment date of the last regular cash dividend paid or to be paid on the PBE Common Stock prior to the Effective Date (such number of days over ninety (90) days being the "Dividend Lag Period"), then PBE may declare and set aside immediately prior to the Effective Date, and may pay at a date it may select in its discretion, a special pro-rata dividend (the "Special Pro-Rata Dividend") pursuant hereto (any such Special Pro-Rata Dividend shall be payable in cash, and shall not exceed an amount per share which is the product of (i) the amount of the dividend permitted to be paid by PBE pursuant to this paragraph, times (ii) a fraction, the numerator of which the Dividend Lag Period and the denominator of which is ninety (90) days). Thus, for example, if the Merger is to consummated on August 1, 1997 and the dividend payment dates of PBE and FFC are October 15, 1997 and November 15, 1997, respectively, the Dividend Lag Period would be 31 days and thus

PBE would be entitled to declare and pay, immediately prior to the Effective Date, a Special Pro-Rata Dividend of $.31 per share (its regular quarterly dividend ($.90) multiplied by .344 (31 days/90 days)).

  Section 5.12  Employment Obligations.  Prior to the Effective Date, without
                ----------------------
the prior written consent of FFC, PBE shall not modify the terms of the Employment Obligations (as defined in Section 3.17) and PBE shall not create any new Employment Obligation.


                                  ARTICLE VI
                               COVENANTS OF FFC
                               ----------------

  From the date of this Agreement until the Effective Date, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

  Section 6.1  Best Efforts.  FFC shall cooperate with PBE and shall use its
               ------------
best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

               (a) Applications for Regulatory Approval:  FFC shall promptly
                   ------------------------------------
prepare and file within forty-five (45) days of the date hereof (subject to the timely cooperation by PBE and its counsel in connection with such applications), with the cooperation and assistance of (and after review by) PBE and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation an application for approval under the BHC Act, the FDI Act and the Maryland Financial Institutions Code, as required;

               (b) Registration Statement:  FFC shall promptly prepare, with the
                   ----------------------
cooperation and assistance of (and after review by) PBE and its counsel and accountants, and file with the SEC a registration statement (the "Registration Statement") and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering the shares of FFC Common Stock to be issued to stockholders of PBE, and the soliciting of the proxies of PBE's stockholders in favor of the Merger, under the provisions of this Agreement. FFC may rely upon all information provided to it by PBE in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by FFC in reliance upon any information provided to FFC by PBE or by any of its officers, agents or representatives. PBE shall not be liable for any untrue statement of material fact or any omission to state a material fact in the Registration Statement or the Proxy Statement/Prospectus if such statement is made by PBE in reliance upon any information provided to PBE by FFC or by any of its officers, agents or representatives;

               (c) State Securities Laws: FFC, with the cooperation and
                   ---------------------
assistance of PBE and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement;

               (d) Stock Listing: FFC shall promptly take all such actions as
                   -------------
may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ;

               (e) PBE Interim Bank. FFC shall organize PBE Interim Bank, cause
                   ----------------
PBE Interim Bank to be a party to this Agreement and approve this Agreement as Interim's Shareholder; and

               (f) Accounting Treatment. FFC shall take no action which would
                   --------------------
have the effect of causing the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368 of the Code.

  Section 6.2  Access to Properties and Records.  FFC shall give to PBE and to
               --------------------------------
its authorized employees and representatives (including without limitation PBE's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as PBE may reasonably request (other than information with respect to the deliberations of FFC concerning this Agreement, the Merger and the transactions contemplated hereby or any matter referenced by subparagraph (i) of Section 12.2 herein), subject to the obligation of PBE and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

  Section 6.3  Subsequent Financial Statements.  Between the date of signing of
               -------------------------------
this Agreement and the Effective Date, FFC shall promptly prepare and deliver to PBE as soon as practicable each Quarterly Report to FFC's stockholders and any Annual Report to FFC's stockholders normally prepared by FFC. The representations and warranties set forth in Sections 4.5, 4.6 and 4.7 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's stockholders.

  Section 6.4  Update Schedules.  FFC shall promptly disclose to PBE in writing
               ----------------
any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement; provided, however, that any such
                                          --------  -------
updates to the Schedules shall only be required on a monthly basis except with respect to matters which represent material changes to the Schedules.

  Section 6.5  Notice.  FFC shall promptly notify PBE in writing of any actions,
               ------
claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to PBE in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

  Section 6.6  Employment Arrangements.
               -----------------------

         (a) From and after the Effective Date, FFC shall cause PBE: (i) to honor each of the Employment Obligations (as defined in Section 3.17 herein), and (ii) to honor PBE's obligations under the PBE Benefit Plans.

         (b)   On and after the Effective Date for a period of at least three
(3) years, FFC shall cause PBE to (i) pay compensation to each person who was employed by PBE as of the Effective Date and who continues to be employed by PBE on or after the Effective Date, that is at least equal to the aggregate compensation that such person was receiving from PBE prior to the Effective Date (unless there is a material change in the duties and responsibilities of such employee), (ii) provide employee benefits, including under the PBE Benefit Plans, to each such person who is a full-time employee, on and after the Effective Date, that are substantially equivalent in the aggregate to the employee benefits that such person was receiving as a full-time employee from PBE prior to the Effective Date, and (iii) provide employee benefits to each such person who is a part-time employee, on or after the Effective Date, that are the same as the employee benefits that are being received at the applicable time by part-time employees of other banking Subsidiaries owned by FFC.

  Section 6.7  No Purchase or Sales of FFC Common Stock During Price
               -----------------------------------------------------
Determination Period.  Neither FFC nor any Subsidiary of FFC, nor any executive
--------------------
officer or director of FFC or any Subsidiary of FFC, nor any shareholder of FFC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares
                                --------  -------
of FFC Common Stock in the
ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's Dividend Reinvestment Plan.

  Section 6.8  Continuation of PBE's Structure, Name and Directors.
               ---------------------------------------------------

               (a) For a period of five (5) years after the Effective Date, FFC shall (subject to the right of FFC and the PBE Continuing Directors to terminate such obligations under this Section 6.8(a) under subsections (b) and (c) below)
(i) preserve the business structure of PBE as a Maryland bank; (ii) preserve the present name of PBE; and (iii) continue in office the present directors of PBE who indicate their desire to serve (the "PBE Continuing Directors"), provided,
                                                                     --------
that (A) each non-employee PBE Continuing Director shall continue to receive director's fees from PBE on the same basis as prior to the Merger, i.e. a quarterly stipend of $1,250 and meeting fees of $100 per Board of Directors meeting and $50 per committee meeting (provided that FFC may direct PBE to reduce the frequency of such meetings) and shall continue to receive such other incidental benefits as he was receiving from PBE prior to the Effective Date (such benefits being previously disclosed to FFC) and (B) each PBE Continuing Director shall be subject to FFC's mandatory retirement rules for directors.

               (b) FFC shall have the right to terminate its obligations under subsection (a) of this Section 6.8 as a result of (i) regulatory considerations,
(ii) safe and sound banking practices, (iii) the exercise of their fiduciary duties by FFC's directors; (iv) the failure of PBE to achieve budget goals established for FFC's banking subsidiaries in any fiscal year in which FFC achieves such goals on a consolidated basis (provided that PBE shall be deemed to have achieved its budget goals if its actual results are within ten percent (10%) of its budget goals); or (v) FFC's acquisition of a financial institution located in Maryland.

               (c) Notwithstanding anything herein to the contrary, the PBE Continuing Directors, in their exercise of their fiduciary duty as to the best interests of PBE and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in subsection (a) of this Section 6.8.

  Section 6.9  Indemnification.
               ---------------

               (a) From and after the Effective Date of the Merger, PBE and any successor of PBE shall, and FFC shall cause PBE and any successor to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date of the Merger, an officer, employee or director of PBE (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of FFC and PBE, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of PBE if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the "Indemnified Liabilities") to the full extent permitted under applicable law as to the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of PBE as in effect as of the date hereof (and PBE shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law and PBE's Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any claim, shall notify PBE and FFC (but the failure to so notify PBE and FFC shall not relieve PBE from any liability which PBE may have under this section except to the extent PBE is materially prejudiced thereby). In the defense of any action covered by this
Section 6.9, FFC and PBE shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of PBE and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). Under no circumstances shall FFC have an obligation to advance funds to satisfy an obligation of PBE or any successor to PBE under this Section 6.9.

       (b) FFC shall use its reasonable efforts (and PBE shall cooperate in these efforts) to obtain "tail" coverage relating to PBE's existing directors and officers liability insurance policy (provided that FFC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date and covering persons who are covered by such insurance immediately prior to the Effective Date.

       (c) From and after the Effective Date, the directors, officers and employees of PBE who become directors, officers or employees of FFC or any of its subsidiaries, (i) except for the indemnification rights set forth in subparagraph (a) above, shall have indemnification rights with prospective application only and (ii) shall be covered on a prospective basis by FFC's directors and officers liability insurance policy on a basis at least equal to the coverage provided to persons in similar positions at FFC. The prospective indemnification rights shall consist of such rights to which directors, officers or employees of FFC are entitled under the provisions of the Articles of

Incorporation of FFC, as in effect from time to time after the Effective Date, as applicable and provisions of applicable law as in effect from time to time after the Effective Date.

         (d) The obligations of FFC provided under this Section 6.9 are intended to benefit, and be enforceable against, FFC directly by the Indemnified Parties, and shall be binding on all respective successors of FFC.


                                  ARTICLE VII
                             CONDITIONS PRECEDENT
                             --------------------

  Section 7.1  Common Conditions.  The obligations of the parties to consummate
               -----------------
this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of
Section 8.4 herein:

               (a) Stockholder Approval:  This Agreement shall have been duly
                   --------------------
authorized, approved and adopted by the stockholders of PBE.

               (b) Regulatory Approvals:  The approval of each federal and state
                   --------------------
regulatory authority having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Federal Reserve Board, the FDIC, and the Maryland State Bank Commissioner, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require
(A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by PBE of a portion of its business which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of PBE or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole or (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger.

               (c) Stock Listing.  The shares of FFC Common Stock to be issued
                   -------------
in the Merger shall have been authorized for listing on NASDAQ.

               (d) Tax Opinion.  Each of FFC and PBE shall have received an
                   -----------
opinion of FFC's counsel, Barley, Snyder, Senft & Cohen, LLP, reasonably acceptable to FFC and PBE, addressed to FFC and PBE, with respect to federal tax laws or regulations, to the effect that:

                   (1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Code;

              (2) No gain or loss will be recognized by FFC, PBE Interim Bank or PBE by reason of the Merger;

              (3) The bases of the assets of PBE immediately after the Merger will be the same as the bases of such assets immediately prior to the Merger;

              (4) The holding period of the assets of PBE immediately after the Merger will include the period during which such assets were held by PBE prior to the Merger;

              (5) A holder of PBE Common Stock who receives shares of FFC Common Stock in exchange for his PBE Common Stock pursuant to the reorganization (including fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange;

              (6) A holder of PBE Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization and FFC then redeemed such fractional share for the cash. The holder of PBE Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

              (7) The tax basis of the FFC Common Stock to be received by the stockholders of PBE pursuant to the terms of this Agreement will be equal to the tax basis of the PBE Common Stock surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of any gain (and by the amount of any dividend income) recognized on the exchange; and

              (8) The holding period of the shares of FFC Common Stock to be received by the stockholders of PBE will include the period during which they held the shares of PBE Common Stock surrendered, provided the shares of PBE Common Stock are held as a capital asset on the date of the exchange.

          (e) Registration Statement:  The Registration Statement (as defined in
              ----------------------
Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

               (f) No Suits:  No action, suit or proceeding shall be pending or
                   --------
threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement.

  Section 7.2  Conditions Precedent to Obligations of FFC.  The obligations of
               ------------------------------------------
FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

               (a) Accuracy of Representations and Warranties:  All of the
                   ------------------------------------------
representations and warranties of PBE as set forth in this Agreement, all of the information contained in the Schedules hereto and all PBE Closing Documents (as defined in Section 7.2(l)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date); provided, that, without limiting the generality of the foregoing clause,
       --------
a "material" deviation from the accuracy of PBE's representations and warranties shall be deemed to exist for purposes of this Section 7.2(a) if, as of the Closing, FFC shall have discovered information not previously disclosed in PBE's Schedules or in the PBE Balance Sheet indicating that PBE has incurred or will incur costs, expenses, losses and/or liabilities which would have a material adverse impact on PBE's financial condition or operating results.

               (b) Covenants Performed:  PBE shall have performed or complied in
                   -------------------
all material respects with each of the covenants required by this Agreement to be performed or complied with by it.

               (c) Opinion of Counsel for PBE:  FFC shall have received an
                   --------------------------
opinion, dated the Effective Date, from Housley Kantarian & Bronstein, P.C., counsel to PBE, in substantially the form of Exhibit D hereto. In rendering any
                                             ---------
such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of PBE, FFC, affiliates of the foregoing, and others.

               (d) Affiliate Agreements.  Stockholders of PBE who are or will be
                   --------------------
affiliates of PBE or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) the ability of FFC to use pooling-of-interests accounting for the Merger; and (ii) compliance with Rule 145 under the 1933 Act.

          (e) Financial Confirmation:  FFC (together with its accountants, if
              ----------------------
the advice of such accountants is deemed necessary or desirable by FFC) shall have established to its reasonable satisfaction that, since December 31, 1996, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of PBE. In particular, without limiting the generality of the foregoing sentence, the Additional PBE Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of PBE as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the PBE Balance Sheet. For purposes of this Section 7.2(e), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, results of operations or future prospects of PBE or (ii) the ability of PBE to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by court of governmental authorities,
(b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of PBE taken with the prior written consent of FFC in contemplation of the transactions contemplated hereby, (d) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates, and (e) the direct effects of compliance with this Agreement on the operating performance of PBE, including expenses incurred by PBE in consummating the transactions contemplated by the Agreement (subject to disclosure herein or FFC's prior written approval, such approval not to be unreasonably withheld, of such expenses).

          (f) Accountants' Letter.  At its option, FFC shall have received a
              -------------------
"comfort" letter from the independent certified public accountants for PBE, dated (i) the effective date of the Registration Statement and (ii) the Effective Date, in each case substantially to the effect that:

              (1) it is a firm of independent public accounts with respect to PBE and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder;

              (2) in its opinion the audited financial statements of PBE examined by it and included in the Registration Statement comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on the form employed; and

              (3) on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted audit standards), consisting of a reading of the unaudited financial statements, if any, of PBE included in such Registration Statement and of the latest available unaudited financial statements of PBE, inquiries of officers responsible for financial and accounting matters of PBE and a reading of the minutes of meetings of stockholders and the Board of Directors of PBE, nothing has come to its attention which causes it to believe: (i) that the financial statements, if any, of PBE included in such Registration Statement do not comply in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and (ii) that any such unaudited financial statements of PBE from which unaudited quarterly financial information set forth in such Registration Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements.

          (g) Accounting Treatment:  FFC and its accountants shall have
              --------------------
established to their satisfaction that, as of the Closing, the transactions contemplated by this Agreement can be accounted for as a "pooling-of-interests" for financial reporting purposes.

          (h) Federal and State Securities and Antitrust Laws:  FFC and its
              -----------------------------------------------
counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

          (i) Dissenting Stockholders:  Dissenters' rights shall have been
              -----------------------
exercised with respect to less than 10% of the outstanding shares of PBE Common Stock.

          (j) Environmental Matters:  No environmental problem of the kind
              ---------------------
contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been
                                                  -------------
discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of PBE, provided, that for purposes of
                                       --------
determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 7.2(a) of this Agreement.

          (k) Crossroads Branch Lease:  PBE shall have amended the Crossroads
              -----------------------
Branch Lease to the reasonable satisfaction of FFC.

               (l) Required Notices, Consents and Approvals:  PBE shall have
                   ----------------------------------------
received any material required notice, consent or approval as contemplated by
Section 3.1 herein.

               (m) Closing Documents:  PBE shall have delivered to FFC:  (i) a
                   -----------------
certificate signed by PBE's President and Secretary (or other officers reasonably acceptable to FFC) verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of PBE set forth in this Agreement are true and correct in all material respects as of the Closing and that PBE has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which PBE is a party or by which it or any of its properties are bound; and (iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "PBE Closing Documents").

  Section 7.3  Conditions Precedent to the Obligations of PBE.  The obligation
               ----------------------------------------------
of PBE to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by PBE in accordance with the provisions of Section 8.4 herein:

               (a) Accuracy of Representations and Warranties:  All of the
                   ------------------------------------------
representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules and all FFC Closing Documents (as defined in Section 7.3(f) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

               (b) Covenants Performed:  FFC shall have performed or complied in
                   -------------------
all material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

               (c) Opinion of Counsel for FFC:  PBE shall have received an
                   --------------------------
opinion from Barley, Snyder, Senft & Cohen, LLP, counsel to FFC, dated the Effective Date, in substantially the form of Exhibit E hereto. In rendering any
                                             ---------
such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, PBE, affiliates of the foregoing, and others.

               (d) Fairness Opinion:  PBE shall have obtained from Berwind
                   ----------------
Financial Group, L.P., or from another independent financial advisor selected by the

Board of Directors of PBE, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the stockholders of PBE stating that the terms of the acquisition contemplated by this Agreement are fair to the stockholders of PBE from a financial point of view.

          (e) Financial Confirmation:  PBE (together with its accountants, if
              ----------------------
the advice of such accountants is deemed necessary or desirable by PBE) shall have established to its reasonable satisfaction that, since December 31, 1996, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC. In particular, without limiting the generality of the foregoing sentence, the Additional FFC Financial Statements shall indicate that the financial condition, assets, liabilities and results of operations of FFC as of the respective dates reported therein do not vary adversely in any material respect from the financial condition, assets, liabilities and results of operations presented in the FFC Balance Sheet. For purposes of this Section 7.3(e), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the consolidated financial position, business, results of operations or future prospects of FFC or (ii) the ability of FFC to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by court of governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies or (c) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates.

          (f) Closing Documents:  FFC shall have delivered to PBE:  (i) a
              -----------------
certificate signed by FFC's President and Secretary (or other officers reasonably acceptable to PBE) verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as PBE and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").

          (g) The Exchange Agent shall have certified to PBE that it is in receipt of (i) certificates representing a whole number of shares of FFC Common Stock to be issued to the stockholders of PBE pursuant to this Agreement and
(ii) sufficient cash to be paid to the PBE stockholders for fractional shares.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

  Section 8.1  Termination.  This Agreement may be terminated at any time before
               -----------
the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of PBE) as follows:

               (a) Mutual Consent:  This Agreement may be terminated by mutual
                   --------------
consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of PBE and FFC, followed by written notices given to the other party.

               (b) Unilateral Action by FFC:  This Agreement may be terminated
                   ------------------------
unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given to PBE, if: (i) there has been a material breach by PBE of any representation, warranty or material failure to comply with any covenant set forth in this Agreement which breach results in a material and adverse change as to PBE (as such standard is set forth in Sections 7.2(a) and (e) herein) and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FFC to PBE, provided that FFC is not then in material breach of any representation, warranty or covenant contained in the Agreement; or (ii) any condition precedent to FFC's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of FFC, on January 31, 1998.

               (c) Unilateral Action By PBE:  This Agreement may be terminated
                   ------------------------
unilaterally by the affirmative vote of a majority of the Board of Directors of PBE, followed by written notice given to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement which breach results in a material and adverse change as to FFC (as such standard is set forth in Sections 7.3(a) and (e) herein) and such breach has not been cured within thirty (30) days after written notice of such breach has been given by PBE to FFC, provided that PBE is not then in material breach of any representation, warranty or covenant contained in this Agreement; or (ii) any condition precedent to PBE's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of PBE, on January 31, 1998.

               (d) By FFC:  By FFC if, prior to 9:30 a.m. on March 19, 1997, PBE
                   ------
does not execute and deliver to FFC the Warrant Agreement.

  Section 8.2  Effect of Termination.
               ---------------------

               (a) Effect.  In the event of a permitted termination of this
                   ------
Agreement under Section 8.1 herein, this Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

               (b) Limited Liability.  The termination of this Agreement in
                   -----------------
accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, stockholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by PBE, or if this Agreement is terminated by PBE by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the fees of its counsel, accountants, consultants and other advisors and representatives.

               (c) Confidentiality.  In the event of a termination of this
                   ---------------
Agreement, neither FFC nor PBE shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under
Section 8.2(b) herein and each party shall promptly return to the party all non-public proprietary and business information received from such party.

  Section 8.3  Amendment.  To the extent permitted by law, this Agreement may be
               ---------
amended at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of
PBE), but only by a written instrument duly authorized, executed and delivered by FFC and by PBE; provided, however, that (i) any amendment to the provisions
                   --------  -------
of Section 2.1 herein relating to the consideration to be received by the former stockholders of PBE in exchange for their shares of PBE Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the stockholders of PBE in accordance with applicable law and (ii) PBE Interim Bank shall be permitted to join as a party to this Agreement upon its formation without execution of such joinder by FFC or PBE.

  Section 8.4  Waiver.  Any term or condition of this Agreement may be waived,
               ------
to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of PBE) by a written instrument duly authorized, executed and delivered by such party or parties.

                                  ARTICLE IX
                   RIGHTS OF DISSENTING STOCKHOLDERS OF PBE
                   ----------------------------------------

  Section 9.1  Rights of Dissenting Stockholders of PBE.  The stockholders of
               ----------------------------------------
PBE shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of FI (S)(S) 3-718 through 3-721 of the Financial Institutions Article, Annotated Code of Maryland.


                                   ARTICLE X
                          CLOSING AND EFFECTIVE DATE
                          --------------------------

  Section 10.1  Closing.  Provided that all conditions precedent set forth in
                -------
Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the PBE Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(d), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

  Section 10.2  Effective Date.  The Merger shall become effective on the date
                --------------
of issuance of the Certificate of Merger issued by the Maryland State Bank Commissioner pursuant to FI (S)3-709 of the Financial Institutions Article, Annotated Code of Maryland or on such other later date specified in the Certificate of Merger.


                                  ARTICLE XI
                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

  Section 11.1  No Survival.  The representations and warranties of PBE and of
                -----------
FFC set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive.


                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

  Section 12.1  Expenses.  Except as provided in Section 8.2(b) herein, each
                --------
party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this
Section 12.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

  Section 12.2  Other Mergers and Acquisitions.  Subject to the right of PBE to
                ------------------------------
refuse to consummate this Agreement pursuant to Section 8.1(c) herein by reason of a material breach by FFC of the warranty and representation set forth in
Section 4.7 herein, nothing set forth in this Agreement shall be construed: (i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Date, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

  Section 12.3  Notices.  All notices, claims, requests, demands and other
                -------
communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

         (a)    If to FFC, to:

                  Rufus A. Fulton, Jr., President
                   and Chief Executive Officer
                  Fulton Financial Corporation
                  One Penn Square
                  P.O. Box 4887
                  Lancaster, Pennsylvania  17604

                With a copy to:

                  Paul G. Mattaini, Esq.
                  Barley, Snyder, Senft & Cohen, LLP
                  126 East King Street
                  Lancaster, PA  17602

       (b)  If to PBE, to:

                  Robert E. Noll, President and Chief Executive Officer The Peoples Bank of Elkton
                  130 North Street
                  Elkton, Maryland 21921

            With a copy to:

                  Leonard S. Volin, Esq.
                  Housley Kantarian & Bronstein, P.C.
                  1220 19th Street, N.W.; Suite 700
                  Washington, D.C. 20036

  Section 12.4  Counterparts.  This Agreement may be executed simultaneously in
                ------------
several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

  Section 12.5  Governing Law.  This Agreement shall be deemed to have been made
                -------------
in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

  Section 12.6  Parties in Interest.  This Agreement shall be binding upon and
                -------------------
inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may
                                   --------  -------
assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

  Section 12.7  Entire Agreement.  This Agreement, together with the Warrant
                ----------------
Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.


                               FULTON FINANCIAL CORPORATION


                               By:          /s/ Rufus A. Fulton, Jr.
                                           -------------------------------------
                                           Rufus A. Fulton, Jr., President
                                            and Chief Executive Officer


                               Attest:      /s/ William R. Colmery
                                           -------------------------------------
                                           William R. Colmery, Secretary


                               THE PEOPLES BANK OF ELKTON


                               By:          /s/ David K. Williams
                                           -------------------------------------
                                           David K. Williams,
                                            Chairman of the Board



                               Attest:      /s/ Cathy C. Dunn
                                           -------------------------------------
                                           Cathy C. Dunn, Secretary

                                   EXHIBIT B

                       OPINION OF BERWIND FINANCIAL, L.P.
                       ----------------------------------

                            Form of Fairness Opinion

June ___, 1997

Board of Directors
The Peoples Bank of Elkton
130 North Street
Elkton, Maryland 21921

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of The Peoples Bank of Elkton ("Peoples") of the financial terms of the proposed merger by and between Peoples and a wholly-owned subsidiary of Fulton Financial Corporation ("Fulton"). The terms of the proposed merger (the "Proposed Merger") by and between Peoples and the wholly-owned subsidiary of Fulton are set forth in the Affiliation and Merger Agreement dated March 18, 1997, as amended as of May 20, 1997, (the "Merger Agreement") and provides that each outstanding share of Peoples common stock will be converted into the right to receive 4.158 shares of Common Stock par value $2.50 per share of Fulton with cash to be paid in lieu of any fractional shares.

  Berwind Financial, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

  In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Peoples and Fulton, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance of Peoples and Fulton, (iv) studied and analyzed the consolidated financial and operating data of Peoples and Fulton, (v) considered the terms and conditions of the Proposed Merger between Peoples and Fulton as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions, (vi) met and/or communicated with certain members of Peoples' and Fulton's senior management to discuss their respective operations, historical financial statements and future prospects, and (vii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

  Our opinion is given in reliance on information and representations made or given by Peoples and Fulton, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Peoples and Fulton including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Peoples and Fulton nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

  With regard to financial and other information relating to the general prospects of Peoples and Fulton, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Peoples and Fulton as to Peoples' and Fulton's

Board of Directors
June ___, 1997
Page 2



most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Peoples.

  Our opinion is based upon information provided to us by the managements of Peoples and Fulton, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Peoples and does not constitute a recommendation to Peoples' shareholders as to how such shareholders should vote on the Proposed Merger.

  Based on the foregoing, it is our opinion that, as of the date hereof, the financial terms of the Proposed Merger by and between Peoples and Fulton is fair, from a financial point of view, to the shareholders of Peoples.

                             Sincerely,



                             BERWIND FINANCIAL, L.P.

                                   EXHIBIT C

                         WARRANT AGREEMENT AND WARRANT
                         -----------------------------

                               WARRANT AGREEMENT
                               -----------------


     THIS WARRANT AGREEMENT is made March 19, 1997 by and between Fulton Financial Corporation, a Pennsylvania business corporation ("FFC") and The Peoples Bank of Elkton, a Maryland bank ("PBE").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, FFC and PBE have entered into an Affiliation and Merger Agreement dated March 18, 1997 (the "Merger Agreement"); and

     WHEREAS, as a condition to FFC's entry into the Merger Agreement and in consideration of such entry, PBE has agreed to issue to FFC, on the terms and conditions set forth herein, a warrant entitling FFC to purchase up to an aggregate of 45,888 shares of PBE's common stock, par value $10.00 per share (the "Common Stock");

     NOW, THEREFORE, in consideration of the execution of the Merger Agreement and the premises herein contained, and intending to be legally bound, FFC and PBE agree as follows:

     1.  Issuance of Warrant.  Concurrently with the execution of the Merger
         -------------------
Agreement and this Agreement, PBE shall issue to FFC a warrant in the form attached as Exhibit A hereto (the "Warrant", which term as used herein shall include any warrant or warrants issued upon transfer or exchange of the original Warrant) to purchase up to 45,888 shares of Common Stock, subject to adjustment as provided in this Agreement and in the Warrant. The Warrant shall be exercisable at a purchase price of $80.00 per share, subject to adjustment as provided in the Warrant (the "Exercise Price"). So long as the Warrant is outstanding and unexercised, PBE shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that the Warrant may be exercised, without any additional authorization of Common Stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. PBE represents and warrants that it has duly authorized the execution and delivery of the Warrant and this Agreement and the issuance of Common Stock upon exercise of the Warrant. PBE covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights. The Warrant and the shares of Common Stock to be issued upon exercise of the Warrant are hereinafter collectively referred to, from time to time, as the "Securities." So long as the Warrant is owned by FFC, the Warrant will in no event be exercised for more than that number of shares of Common Stock equal to 45,888 (subject to adjustment as provided in this Agreement and in the Warrant) less the number of shares of Common Stock at the time owned by FFC.

     2.  Assignment, Transfer, or Exercise of Warrant.  FFC will not sell,
         --------------------------------------------
assign, transfer or exercise the Warrant, in whole or in part, without the prior written consent of PBE except (A) if (I) FFC is not in material breach of the agreement or covenants contained in this Agreement or the Merger Agreement and
(II) no preliminary or permanent injunction or other order against the delivery of shares covered by the Warrant issued by any court of competent jurisdiction in the United States shall be in effect and (B) upon or after the occurrence of any of the following: (i) a knowing and intentional breach of any representation, warranty, or covenant set forth in the Merger Agreement by PBE which would permit a termination of the Merger Agreement by FFC pursuant to
Section 8.1(b)(i) thereof which is not cured and which occurs following a proposal from any person (other than FFC) to engage in an Acquisition Transaction; (ii) the failure of PBE's shareholders to approve the Merger Agreement at a meeting called for such purpose if at the time of such meeting there has been a public announcement (including a public regulatory filing) by any Person (other than FFC) of an offer or proposal to effect an Acquisition Transaction and, within twelve (12) months from the date of such shareholder's meeting, PBE engages in, or enters into a written agreement with respect to, an Acquisition Transaction; (iii) the acquisition by any Person of Beneficial Ownership of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant); (iv) PBE shall have entered into an agreement, letter of intent, or other written understanding with any Person (other than FFC) providing for such Person (A) to engage in an Acquisition Transaction or (B) to negotiate with PBE with respect to an Acquisition Transaction; or (v) termination, or attempted termination, of the Merger Agreement by PBE under
Section 5.7 of the Merger Agreement following receipt of a written proposal to engage in an Acquisition Transaction from a third party. As used in this Paragraph 2, the terms "Beneficial Ownership" and "Person" shall have the respective meanings set forth in Paragraph 7(g) herein. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation of statutory share exchange or any similar transaction involving PBE, (y) a purchase, lease or other acquisition of all or substantially all of the assets of PBE or (z) a purchase or other acquisition of beneficial ownership of securities representing 25% or more of the voting power of PBE.

     3.  Governmental Filing, Etc..  If, at any time after the Warrant may be
         -------------------------
exercised or sold, PBE shall receive a written request therefor from FFC, PBE shall prepare, file and keep effective and current any required application or filing to register such shares or to obtain required regulatory or other approval for their issuance, and provide or file such documentation as may be required by, all applicable governmental entities or agencies (any such governmental filing(s) hereinafter collectively referred to as the "Governmental Filing"), covering, or in connection with, the Warrant and/or the Common Stock issued or issuable upon exercise of the Warrant. PBE shall use its best efforts to cause the Governmental Filing to become effective and remain current. Without the prior written consent of FFC, neither PBE nor any other holder of securities of PBE may include any other securities in the Governmental Filing. Notwithstanding anything herein to the contrary, FFC shall have right to request the Governmental Filing described in this Section 3 on one occasion only.

     4.  Duties of PBE upon Governmental Filing.  If and whenever PBE is
         --------------------------------------
required by the provisions of Paragraph 3 of this Agreement to make any Governmental Filing or to take any other action, PBE shall:

          (a) prepare and file with the all applicable governmental entities or agencies such amendments to the Governmental Filing and supplements thereto as may be necessary to keep the Governmental Filing effective, current, and accurate;

          (b) furnish to FFC and to any underwriters of the Securities being registered such reasonable number of copies of the Governmental Filing, any documents contained therein, and such other documents as FFC or such underwriters may reasonably request in order to facilitate the public offering of the Securities;

          (c) use its best efforts to register or qualify the Securities covered by the Governmental Filing under the state securities or blue sky laws of such jurisdictions as FFC or such underwriters may reasonably request;

          (d) notify FFC, promptly after PBE shall receive notice thereof, of the time when the Governmental Filing has become effective or any supplement or amendment to any document forming a part of the Governmental Filing has been filed;

          (e) notify FFC promptly of any request by any governmental entities or agencies for the amending or supplementing of the Governmental Filing or any document contained therein, or for additional information;

          (f) prepare and file with all applicable governmental entities or agencies promptly upon the request of FFC, any amendments or supplements to the Governmental Filing or any document contained therein which, in the opinion of counsel for FFC, are required under any law or regulation;

          (g) prepare and promptly file with all governmental entities or agencies such amendments of or supplements to (i) the Governmental Filing or the document contained therein; or (ii) the Governmental Filing as may be necessary to correct any statements or omissions if, at the time when a Governmental Filing relating to such Securities is required to be delivered under law or regulation, any event shall have occurred as the result of which such Governmental Filing as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h) advise FFC, promptly after PBE shall receive notice or obtain knowledge of the issuance of any stop order by any governmental entity or agency suspending the effectiveness of the Governmental Filing or of any action by any governmental entity or agency preventing the exercise of any right or obligation hereunder or that may be exercised in connection herewith, or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent such action or to obtain its withdrawal if such action should be taken; and

          (i) at the request of FFC, furnish on the date or dates provided for in any underwriting agreement: (i) an opinion or opinions of counsel for PBE for the purposes of such Governmental Filing, addressed to the underwriters and to FFC, covering such matters as such underwriters and FFC may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants for PBE, addressed to the underwriters and to FFC, covering such matters as such underwriters or FFC may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that, in the opinion of such accountants, the financial statements and other financial data of PBE included in the Governmental Filing or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act or such other law or regulation as may be at issue.

     5.  Expenses of Registration.  With respect to the Governmental Filing
         ------------------------
requested pursuant to Paragraph 3 of this Agreement, (a) PBE shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of PBE to comply with state securities or blue sky laws of any jurisdictions in which the Securities to be offered are to be registered or qualified; and

(b) FFC shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for FFC and any other expenses incurred by FFC.

     6.  Indemnification.  In connection with any Registration Statement or
         ---------------
Governmental Filing or any amendment or supplement thereto:

          (a) PBE shall indemnify and hold harmless FFC, any underwriter for FFC, and each person, if any, who controls FFC or such underwriter from and against any and all loss, damage, liability, cost or expense to which FFC or any such underwriter or controlling person may become subject under any applicable law,, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in the Governmental Filing, any document contained therein or any amendment or supplement to the foregoing, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that PBE will not be
                                     --------  -------
     liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by FFC, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) FFC shall indemnify and hold harmless PBE, any underwriter and each person, if any, who controls PBE or such underwriter from and against any and all loss, damage, liability, cost or expense to which PBE or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in the Governmental Filing, any document contained therein or any amendment or supplement to the foregoing, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that FFC will not
                                           --------  -------
     be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by PBE, such underwriter, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

     (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if
                                                     --------  -------
     the defendants in any action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless
     (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act or such other law or regulation as may be applicable. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. FFC and PBE agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and FFC as a group were considered a single entity for such purpose.

     7.  Redemption and Repurchase Rights.
         --------------------------------

          (a) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), who has exercised the Warrant in whole or in part shall have the right to require PBE to redeem some or all of the shares of Common Stock for which the Warrant was exercised at a redemption price per share (the "Redemption Price") equal to the highest of: (i) the Exercise Price, (ii) the highest price paid or agreed to be paid for any share of Common Stock by an Acquiring Person (as defined below) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of PBE's assets: (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of PBE as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder.

          (b) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), shall have the right to require PBE to repurchase all or any portion of the Warrant at a price (the "Warrant Repurchase Price") equal to the product obtained by multiplying: (i) the number of shares of Common Stock represented by the portion of the Warrant that the Holder is requiring PBE to repurchase, times (ii) the excess of the Redemption Price over the Exercise Price.

          (c) The Holder's right, pursuant to this Paragraph 7, to require PBE to repurchase a portion or all of the Warrant, and/or to require PBE to redeem some or all of the shares of Common Stock for which the Warrant was exercised, shall expire on the close of business on the 60th day following the occurrence of any event described in Paragraph 2.

          (d) The Holder may exercise its right, pursuant to this Paragraph 7, to require PBE to repurchase all or a portion of the Warrant, and/or to require PBE to redeem some or all of the shares of Common Stock for which the Warrant was exercised, by surrendering for such purpose to PBE, at its principal office within the time period specified in the preceding subparagraph, the Warrant and/or a certificate or certificates representing the number of shares to be redeemed accompanied by a written notice stating that it elects to require PBE to repurchase the Warrant or a portion thereof and/or to redeem all or a specified number of such shares in accordance with the provisions of this Paragraph 7. As promptly as practicable, and in any event within five business days after the surrender of the Warrant and/or such certificates and the receipt of such notice relating thereto, PBE shall deliver or cause to be delivered to the Holder:
     (i) the applicable Redemption Price (in immediately available funds) for the shares of Common Stock which it is not then prohibited under applicable law or regulation from redeeming, and/or (ii) the applicable Warrant Repurchase Price, and/or (iii) if the Holder has given PBE notice that less than the whole Warrant is to be repurchased and/or less than the full number of shares of Common Stock evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of shares of Common Stock evidenced by such surrendered certificate or certificates less the number shares of Common Stock redeemed and/or a new Warrant reflecting the fact that only a portion of the Warrant was repurchased.

          (e) To the extent that PBE is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or redeeming the Common Stock as to which the Holder has given notice of repurchase and/or redemption, PBE shall immediately so notify the Holder and thereafter deliver or cause to be delivered, from time to time to the Holder, the portion of the Warrant Repurchase Price and/or the Redemption Price which it is no longer prohibited from delivering, within five business days after the date on which PBE is no longer so prohibited; provided, however, that to the extent
                                           --------  -------
     that PBE is at the time and after the expiration of 25 months, so prohibited from delivering the Warrant Repurchase Price and/or the Redemption Price, in full (and PBE hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable), PBE shall deliver to the Holder a new Warrant (expiring one year after delivery) evidencing the right of the Holder to purchase that number of shares of Common Stock representing the portion of the Warrant which PBE is then so prohibited from repurchasing, and/or PBE shall deliver to the Holder a certificate for the shares of Common Stock which PBE is then so prohibited from redeeming, and PBE shall have no further obligation to repurchase such new Warrant or redeem such Common Stock; and provided further, that upon
                                              --- -------- -------
     receipt of such notice and until five days thereafter the Holder may revoke its notice of repurchase of the Warrant and/or redemption of Common Stock by written notice to PBE at its principal office stating that the Holder elects to revoke its election to exercise its right to require PBE to repurchase the Warrant and/or redeem the Common Stock, whereupon PBE will promptly redeliver to the Holder the Warrant and/or the certificates representing shares of Common Stock surrendered to PBE for purposes of such repurchase and/or redemption, and PBE shall have no further obligation to repurchase such Warrant and/or redeem such Common Stock.

          (f) Notwithstanding anything to the contrary herein, PBE shall be obligated to pay any sums due FFC or any other Holders under this Paragraph 7 only upon consummation of an Acquisition Transaction referenced in Paragraph 2 herein; provided, however, PBE's obligation to make such a payment due to the exercise event described in clause (iii) or the definition of Acquisition Transaction described in clause (z) of Paragraph 2 shall become binding only upon an acquisition of Beneficial Ownership of 50% or more of the PBE Common Stock or securities representing 50% or more of the voting power of PBE.

          (g) As used in this Agreement the following terms have the meanings indicated:

               (1) "Acquiring Person" shall mean any "Person" (hereinafter defined) who or which is the "Beneficial Owner" (hereinafter defined) of 25% or more of the Common Stock;

               (2) A "Person" shall mean any individual, firm, corporation or other entity and shall also include any syndicate or group deemed to be a "Person" by operation of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

               (3) A Person shall be a "Beneficial Owner", and shall have "Beneficial Ownership", of all securities:

                    (i) which such Person or any of its Affiliates (as hereinafter defined) beneficially owns, directly or indirectly; and

                    (ii) which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any proxy, power of attorney, voting trust, agreement, arrangement or understanding; and

               (4) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the regulations promulgated by the SEC under the Securities and Exchange Act of 1934, as amended.

     8.  Remedies.  Without limiting the foregoing or any remedies available to
         --------
FFC, it is specifically acknowledged that FFC would not have an adequate remedy at law for any breach of this Warrant Agreement and shall be entitled to specific performance of PBE's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person subject to, this Agreement.

     9.  Miscellaneous.
         -------------

          (a) The representations, warranties, and covenants of PBE set forth in the Merger Agreement are hereby incorporated by reference in and made a part of this Agreement, as if set forth in full herein.

          (b) This Agreement, the Warrant and the Merger Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof and thereof. No amendment, supplement, modification, waiver, or termination of this Agreement shall be valid and binding unless executed in writing by both parties.

          (c) This Agreement shall be deemed to have been made in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

     10.  Termination.  This Agreement, and all of PBE's obligations hereunder,
          -----------
shall automatically terminate, without further action of the parties, at the time the Warrant terminates.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.


                         FULTON FINANCIAL CORPORATION


                         By:
                            ---------------------------------
                            Rufus A. Fulton, Jr., President
                               and Chief Executive Officer


                         Attest:
                                -----------------------------
                                William R. Colmery, Secretary



                         THE PEOPLES BANK OF ELKTON

                         By:
                            ---------------------------------
                            David K. Williams, Sr., Chairman
                               of the Board


                         Attest:
                                -----------------------------
                                Cathy C. Dunn, Secretary

                                    WARRANT

                    to Purchase up to 45,888 Shares of the
                   Common Stock, Par Value $10.00 Per Share,
                                      of

                          THE PEOPLES BANK OF ELKTON


     This is to certify that, for value received, Fulton Financial Corporation ("FFC") or any permitted transferee (FFC or such transferee being hereinafter called the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from The Peoples Bank of Elkton, a Maryland trust company ("PBE"), at any time on or after the date hereof, an aggregate of up to 45,888 fully paid and non-assessable shares of common stock, par value $10.00 per share, of PBE (the "Common Stock") at a price per share equal to $80.00, subject to adjustment as herein provided (the "Exercise Price"). This Warrant is transferable only in accordance with the terms and provisions of the Warrant Agreement (as defined below) the terms of which are deemed incorporated herein.

     1.  Exercise of Warrant.  Subject to the provisions hereof and the
         -------------------
limitations set forth in Paragraph 2 of a Warrant Agreement of even date herewith by and between FFC and PBE (the "Warrant Agreement"), which Warrant Agreement was entered into in connection with an Affiliation and Merger Agreement dated March 18, 1997 between FFC and PBE (the "Merger Agreement"), this Warrant may be exercised in whole or in part or sold, assigned or transferred at any time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to PBE at the principal office of PBE, accompanied by (i) a written notice of exercise, (ii) payment to PBE, for the account of PBE and in the form of a certified or bank check, of the Exercise Price for the number of shares of Common Stock specified in such notice, and (iii) a certificate of the Holder specifying the event or events which have occurred and entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

     Upon such presentation and surrender, PBE shall issue promptly (and within one business day if requested by the Holder) to the Holder or its assignee, transferee or designee the number of shares of Common Stock to which the Holder is entitled hereunder. PBE covenants and warrants that such shares of Common Stock, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances.

     If this Warrant should be exercised in part only, PBE shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock issuable hereunder. Upon receipt by PBE of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of PBE may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. PBE shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.

     2.  Reservation of Shares; Preservation of Rights of Holder.
         -------------------------------------------------------

     PBE shall at all times, while this Warrant is outstanding and unexercised, maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that this Warrant may be exercised without any additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. PBE further agrees that (i) it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or omission, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Warrant Agreement by PBE, (ii) it will promptly take all action (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and the regulations promulgated thereunder and (B) in the event that, under Section 3 of the Bank Holding Company Act of 1956, as amended (12 U.S.C. (S)1842(a)(3)), the Change in Bank Control Act of 1978, as amended (12 U.S.C. (S)1817(j)), or the Financial Institutions Article, Annotated Code of Maryland (Fl (S)5-901 et. seq.) prior approval of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation (the "FDIC"), or the Maryland State Bank Commissioner (the "Commissioner") is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information as the Board, the FDIC or the Commissioner may require) in order to permit the Holder to exercise this Warrant and PBE duly and effectively to issue shares of its Common Stock hereunder, and
(iii) it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

     3.  Fractional Shares.  PBE shall not be required to issue fractional
         -----------------
shares of Common Stock upon exercise of this Warrant but shall pay for any fractional shares in cash or by certified or official bank check at the Exercise Price.

     4.  Exchange or Loss of Warrant.  This Warrant is exchangeable, without
         ---------------------------
expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of PBE for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock issuable hereunder. The term "Warrant" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by PBE of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, PBE will execute and deliver a new Warrant of like tenor and date.

     5.  Repurchase.  The Holder shall have the right to require PBE to
         ----------
repurchase all or any portion of this Warrant under the terms and conditions of Paragraph 7 of the Warrant Agreement.

     6.  Adjustment.  The number of shares of Common Stock issuable upon the
         ----------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 6.

         (A)  Stock Dividends, etc.
              ---------------------

              (1) Stock Dividends.  In case PBE shall pay or make a dividend or
                  ---------------
other distribution on any class of capital stock of PBE in Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

              (2) Subdivisions. In case outstanding shares of Common Stock shall
                  ------------
be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

           (3) Reclassifications.  The reclassification of Common Stock into
               -----------------
securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, within the meaning of clause (2) above.

           (4) Optional Adjustments.  PBE may make such increases in the number
               --------------------
of shares of Common Stock issuable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

           (5) Adjustment to Exercise Price.  Whenever the number of shares of
               ----------------------------
Common Stock issuable upon exercise of this Warrant is adjusted as provided in this Paragraph 6(A), the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator is equal to the number of shares of Common Stock issuable after the adjustment.

      (B)  Certain Sales of Common Stock.
           -----------------------------

           (1) Adjustment to Shares Issuable.  If and whenever PBE sells or
               -----------------------------
otherwise issues (other than under circumstances in which Paragraph 6(A) applies) any shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such sale or issuance and the numerator of which shall be the sum of such number of shares and the total number of shares constituting such sale or other issuance, such increase to become effective immediately after the opening of business on the day following such sale or issuance.

           (2) Adjustment to Exercise Price.  If and whenever PBE sells or
               ----------------------------
otherwise issues any shares of Common Stock (excluding any stock dividend or other issuance not for consideration to which Paragraph 6(A) applies) for a consideration per share which is less than the Exercise Price at the time of such sale or other issuance, then in each such case the Exercise Price shall be forthwith changed (but only if a reduction would result) to the price (calculated to the nearest cent) determined by dividing: (i) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Exercise Price, plus (bb) the total consideration, if any, received and deemed received by PBE upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

        (C)   Definition. For purposes of this Paragraph 6, the term "Common
              ----------
Stock" shall include (1) any shares of PBE of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of PBE and which is not subject to redemption by PBE, and (2) any rights or options to subscribe for or to purchase shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable. For purposes of any adjustments made under Paragraph 6(A) or 6(B) as a result of the distribution, sale or other issuance of rights or options or Convertible Securities, the number of Shares of Common Stock outstanding after or as a result of the occurrence of events described in Paragraph 6(A)(1) or 6(B)(1) shall be calculated by assuming that all such rights, options or Convertible Securities have been exercised for the maximum number of shares issuable thereunder.

     7.  Notice.  (A)  Whenever the number of shares of Common Stock for which
         ------
this Warrant is exercisable is adjusted as provided in Paragraph 6, PBE shall promptly compute such adjustment and mail to the Holder a certificate, signed by the principal financial officer of PBE, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment having become effective.

     (B) Upon the occurrence of any event which results in the Holder having the right to require PBE to repurchase this Warrant, as provided in Paragraph 7 of the Warrant Agreement, PBE shall promptly notify the Holder of such event; and PBE shall promptly compute the Warrant Repurchase Price and furnish to the Holder a certificate, signed by the principal financial officer of PBE, setting forth the Warrant Repurchase Price and the basis and computation thereof.

     8.  Rights of the Holder.  (A)  Without limiting the foregoing or any
         --------------------
remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provisions of this Warrant and shall be entitled to specific performance of PBE's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person (as defined in Paragraph 7 of the Warrant Agreement) subject to, this Warrant.

         (B) The Holder shall not, by virtue of its status as Holder, be entitled to any rights of a shareholder in PBE.

     9.  Termination.  This Warrant and the rights conferred hereby shall
         -----------
terminate (i) upon the Effective Date of the merger provided for in the Merger Agreement, (ii) upon a valid termination of the Merger Agreement prior to the occurrence of an event described in Paragraph 2 of the Warrant Agreement, or
(iii) to the extent this Warrant has not previously been exercised, 60 days after the occurrence of an event described in Paragraph 2 of the Warrant Agreement.

     10.  Governing Law.  This Warrant shall be deemed to have been delivered
          -------------
in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

Dated:  March 19, 1997
                                    THE PEOPLES BANK OF ELKTON


                                    By:
                                       -----------------------------------
                                        David K. Williams, Sr., Chairman
                                         of the Board


                                    Attest:
                                           -------------------------------
                                           Cathy C. Dunn, Secretary

                                   EXHIBIT D

                     STATUTE RELATING TO DISSENTERS' RIGHTS
                     --------------------------------------


                             Maryland Banking Laws
                                                                   FI, (S) 3-720
                  Part II.  Rights of Objecting Stockholders.
                  -------------------------------------------

(S) 3-718.  Successor may offer fair value.

(a) In general. -- The successor in a consolidation, merger, or transfer of assets may offer to pay in cash to the objecting stockholders of a constituent bank not more than what it considers to be the fair value of their shares of stock as of the time of the stockholders' meeting approving the transaction.

(b) Effect of acceptance. -- An objecting stockholder who accepts the offer is barred from receiving the appraised fair value of the shares of stock under (S) 3-719 of this subtitle. (An. Code 1957, art. 11, (S)(S) 109, 113; 1980, ch. 33,
(S) 2.)

(S) 3-719.  Right to fair value.

(a) General rule. -- The owner of shares of stock that were voted against a consolidation, merger, or transfer of assets is entitled to receive the fair value of those shares, in cash, if the transaction becomes effective.

(b) Procedure by stockholder. -- A stockholder who desires to receive payment of the fair value for shares under this section, within 30 days after the transaction becomes effective, shall:

  (1) Make a written demand on the successor for payment; and
  (2) Surrender the stock certificates. (An. Code 1957, art. 11, (S)(S) 109, 113; 1980, ch. 33, (S) 2.)

(S)3-720.  Appraisal of fair value.

(a) Basis of fair value. -- The fair value of the shares of stock shall be determined as of the date of the stockholders' meeting approving the consolidation, merger, or transfer of assets.

(b)  Appraisers.

  (1) The determination of fair value shall be made by three appraisers as follows:

      (i)   One chosen by the owners of two thirds of the shares involved;
      (ii)  One chosen by the board of directors of the successor; and
      (iii) The third chosen by the other two appraisers.

  (2) The fair value to which any two appraisers agree shall govern.

  (3) The appraisers shall give notice of the fair value determination to the successor and to each stockholder who has made demand for the determination under (S) 3-719 of this subtitle.

(c)  Reappraisal.

  (1) Within 5 days after the appraisers give the notice of the fair value determination, a stockholder who is dissatisfied with that value may notify the Commissioner.

  (2) The Commissioner shall have the shares reappraised.

  (3) This reappraisal is final and binding as to the value of the shares of stock of that stockholder.

(d)  Appraisal by Commissioner.

  (1) If the appraisal to be made under subsection (b) of this section is not completed within 90 days after the consolidation, merger, or transfer of assets becomes effective, the Commissioner shall have an appraisal made.

  (2) This appraisal is final and binding as to the value of the shares of stock of all objecting stockholders.

(e) Expenses of appraisals. -- The successor shall pay the expenses of each appraisal made under this section. (An. Code 1957, art. 11, (S)(S) 109, 113; 1980, ch. 33, (S) 2; 1996, ch. 326, (S) 2.)

(S) 3-721.  Amount due is debt of successor.

Any amount due to an objecting stockholder under this Part II is a debt of the successor. (An. Code 1957, art. 11, (S) 113; 1980, ch. 33, (S) 2.)

              Subtitle 8.  Conversions and Voluntary Dissolutions.

(S)3-801.  Conversion of national banking association into commercial bank.

(a) General rule. -- A national banking association that is located in this State may convert into a commercial bank as provided by federal law and this section.

(b)  State requirements in general.

   (1) The national banking association shall meet the requirements of this title for incorporation of a commercial bank.

   (2) The procedures for incorporation may be modified as required by the difference between incorporation and conversion.

(c) Articles of incorporation. -- The consenting stockholders of the national banking association shall sign, acknowledge, and file articles of incorporation. The articles shall state that the conversion has been approved by the stockholders in the manner required by federal law.

(d) Cash payment for stock. -- The requirement for cash payment for stock may be met by exchanging shares of the new commercial bank for those of the national banking association valued at not more than fair cash market value.

(e)  Transfer of property, rights, duties, and franchises.

   (1) The new commercial bank shall be considered the same business and corporate entity as the national banking association and, except as limited by this article or by its charter or bylaws, has all of the rights, powers, and duties of the national banking association.

   (2) The national banking association's rights, franchises, and interests in any property become the property of the new commercial bank, subject to the liabilities of the national banking association that exist at the time of the conversion.

                           For the Three Months Ended
                            March 31, 1997 and 1996



                               TABLE OF CONTENTS
                               -----------------




FINANCIAL STATEMENTS                                                       Page
                                                                           ----
   Balance Sheets                                                            84

   Statements of Income                                                      85

   Statements of Cash Flows                                                  86

NOTES TO FINANCIAL STATEMENTS                                                87

THE PEOPLES BANK OF ELKTON
BALANCE SHEETS (UNAUDITED)
-------------------------------------------------------------------------------
                                            March 31, 1997   December 31, 1996
ASSETS
--------------------------------------------------------------------------------
Cash and due from banks                        $ 3,991,846         $ 5,339,580
Federal funds sold                                 650,000           2,175,000
Investment securities:
     Held to maturity (Fair value:
     $364,288 in 1997
     and $342,373 in 1996)                         370,328             344,666
     Available for sale                         20,107,605          18,010,189

Loans                                           65,594,285          64,543,809
     Less:  Allowance for loan losses             (962,767)           (959,217)
                                          ----------------     ----------------
                  Net Loans                     64,631,518          63,584,592
                                          ================     ================

Bank premises and equipment                        930,115             951,722
Accrued interest and fees receivable               666,992             727,958
Deferred income taxes                              563,363             484,894
Income taxes receivable                                  -              44,692
Prepaid expenses and other assets                  285,148             299,159
                                          ----------------    -----------------

                  Total Assets                 $92,196,915         $91,962,452
                                          ================    =================


LIABILITIES
--------------------------------------------------------------------------------

Deposits:
     Demand                                    $10,551,124         $12,338,953
     Money Market                               13,475,707          12,973,790
     Savings and NOW                            15,411,736          16,773,075
     Other time deposits                        40,289,085          37,032,556
                                          ----------------    -----------------
                  Total Deposits                79,727,652          79,118,374
                                          ----------------    -----------------

Short-term borrowings                              444,294             552,799
Federal Home Loan Bank borrowings                1,500,000           2,000,000
Accrued interest payable                           365,191             211,207
Accrued income taxes                                99,941                   -
Other liabilities                                  186,181             178,001
                                          ----------------    -----------------
                  Total Liabilities             82,323,259          82,060,381
                                          ----------------    -----------------

STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------

Common stock ($10.00 par)
     Shares:   Authorized 500,000
                   Issued and
                     Outstanding 230,596         2,305,960           2,305,960
Surplus                                          2,305,960           2,305,960
Undivided profits                                5,426,286           5,329,987
Net unrealized depreciation on investment         (164,550)            (39,836)
securities available for sale
                                          ----------------    -----------------
                  Total Shareholders'
                    Equity                       9,873,656           9,902,071
                                          ----------------    -----------------
                  Total Liabilities and
                    Shareholders' Equity       $92,196,915         $91,962,452
                                          ================    =================

-------------------------------------------------------------------------------
See notes to financial statements


THE PEOPLES BANK OF ELKTON
STATEMENTS OF INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                     Three Months Ended March 31
                                                    ----------------------------
                                                          1997          1996
                                                    ----------------------------
INTEREST REVENUE
--------------------------------------------------------------------------------
Loans, including fees                                   $1,472,829    $1,356,289
U.S. Treasury and Government agency securities             256,789       266,384
State and municipal securities                              49,165        12,113
Corporate bonds                                              2,062        37,595
Other investment securities                                  5,314         5,121
Federal funds sold                                          10,242        14,154
                                                    --------------- ------------
 Total Interest Revenue                                  1,796,401     1,691,656

INTEREST EXPENSE
--------------------------------------------------------------------------------

Deposits of $100,000 or more                               131,183        99,325
Other deposits                                             566,210       556,330
Short-term borrowings                                        3,299         5,488
Federal Home Loan Bank borrowings                           21,376        33,734
                                                    --------------- ------------
 Total Interest Expense                                    722,068       694,877

 Net Interest Income                                     1,074,333       996,779
PROVISION FOR LOAN LOSSES                                   24,000        21,000
                                                    --------------- ------------

 Net Interest Income After Provision for Loan Losses     1,050,333       975,779
                                                    --------------- ------------
OTHER OPERATING REVENUE
--------------------------------------------------------------------------------

Service charges on deposit accounts                         93,716        94,973
Other commissions and fees                                  20,802        14,703
                                                    --------------- ------------
                                                           114,518       109,676

OTHER EXPENSES
--------------------------------------------------------------------------------

Salaries                                                   308,555       259,860
Employee benefits                                           85,301        80,389
Occupancy expense                                           43,431        38,945
Furniture and equipment expense                             63,253        51,227
Other operating expense                                    215,744       211,318
                                                    --------------- ------------
                                                           716,284       641,739

 Income Before Income Taxes                                448,567       443,716
INCOME TAXES                                               144,733       154,446
                                                    --------------- ------------

 Net Income                                             $  303,834    $  289,270
                                                    =============== ============

Earnings per common share                               $     1.32    $     1.25
--------------------------------------------------------------------------------
See notes to financial statements


THE PEOPLES BANK OF ELKTON
STATEMENTS OF CASH FLOWS (UNAUDITED)
------------------------------------------------------------------------------


                                                     Three Months Ended
                                                          March 31
                                             ---------------------------------

                                                         1997             1996
                                             ---------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                    $   303,834      $   289,270

  Adjustments to reconcile net income to net
  cash provided by operating activities:
      Provision for loan losses                      24,000           21,000
      Depreciation and amortization of
      premises and equipment                         49,699           50,511
      Net amortization (accretion) of investment
      security premiums (discounts)                   1,283          (22,916)
      Gain on sale of foreclosed real estate              -           (4,832)
      Decrease (increase) in accrued interest
      and fees receivable                            60,966          (44,884)
      Decrease in prepaid expenses and other
      assets                                         14,011           84,582
      Increase in accrued interest payable          153,984          125,514
      Increase in accrued income taxes payable      144,633          140,447
      Increase (decrease) in other liabilities        8,180          (17,705)
                                                -----------      -----------
          Total adjustments                         456,756          331,717
                                                -----------      -----------
          Net cash provided by operating
          activities                                760,590          620,987
                                                -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of securities held
  to maturity                                             -          755,067
  Proceeds from maturities of securities
  available for sale                              1,750,000        6,748,933
  Purchase of securities available for sale      (4,077,544)      (7,964,774)
  Net increase in loans                          (1,070,926)      (2,008,645)
  Proceeds from sales of foreclosed real estate           -           93,148
  Purchase of premises and equipment                (28,092)        (116,615)
                                                -----------      -----------
          Net cash used in investing
          activities                             (3,426,562)      (2,492,886)
                                                -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Net (decrease) increase in demand and savings
  deposits                                       (2,647,251)         758,867
  Net increase in time deposits                   3,256,529          479,477
  Decrease in long-term debt                       (500,000)        (500,000)
  (Decrease) increase in short-term borrowings     (108,505)          98,745
  Dividends paid                                   (207,535)        (115,298)
                                                -----------      -----------
          Net cash (used in) provided by
          financing activities                     (206,762)         721,794
                                                -----------      -----------

  Net Decrease in Cash and Cash Equivalents      (2,872,734)      (1,150,105)
  Cash and Cash Equivalents at Beginning of
  Period                                          7,514,580        4,707,334
                                                -----------      -----------
  Cash and Cash Equivalents at End of Period    $ 4,641,846      $ 3,557,229
                                                ===========      ===========

  Supplemental Disclosures of Cash Flow Information
  Cash paid during the period for:
      Interest                                  $   565,543      $   569,365
      Income taxes                              $         -      $         -

------------------------------------------------------------------------------
See notes to financial statements

THE PEOPLES BANK OF ELKTON
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
-----------------------------------------

NOTE A - Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

NOTE B - Net Income Per Share

Net income per share is computed on the basis of the weighted average number of common shares outstanding.

NOTE C - Merger With Fulton Financial Corporation

On March 18, 1997, The Peoples Bank of Elkton ("PBE") entered into an Affiliation and Merger Agreement with Fulton Financial Corporation ("FFC"). Under the terms of the agreement, FFC will acquire each of the 230,596 outstanding shares of the common stock of PBE in exchange for 4.158 shares of FFC's common stock.

FFC is a $4.1 billion multi-bank holding company which owns ten other banking subsidiaries in Pennsylvania, Maryland, New Jersey and Delaware. PBE will become FFC's second banking subsidiary in the State of Maryland. The acquisition is subject to approval by regulatory authorities and PBE's shareholders and is expected to close in the third or fourth quarter of 1997.

NOTE D - New Accounting Standards

Accounting for Transfers and Servicing of Financial Assets and Extinguishments
------------------------------------------------------------------------------
of Liabilities: Statement of Financial Accounting Standards No. 125, "Accounting
--------------
for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (Statement 125) was issued in 1996 and is effective for 1997. Statement of Financial Accounting Standards No. 127 (Statement 127) was also issued in 1996 and amended Statement 125 by deferring for one year the effective date for certain provisions of Statement 125. PBE adopted the applicable provisions of Statement 125, on January 1, 1997 and intends to adopt the remaining provisions on January 1, 1998. No material financial statement impact is expected.

Earnings Per Share: Statement of Financial Accounting Standards No. 128,
------------------
"Earnings Per Share" (Statement 128) was issued in February, 1997. Statement 128 simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15 and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. It also requires a reconciliation of the numerator and denominator of basic and diluted EPS. Statement 128 is effective for periods ending after December 15, 1997 and requires restatement of all prior-period EPS data presented. Statement 128 will not have a significant impact on the earnings per share of PBE.

                          THE PEOPLES BANK OF ELKTON

                               REPORT ON AUDITS
                            OF FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED
                       DECEMBER 31, 1996, 1995 AND 1994







   No extracts from this report may be published without our written consent

                               Stegman & Company

                               TABLE OF CONTENTS


                                                                         Page
INDEPENDENT AUDITORS' REPORT                                                5

FINANCIAL STATEMENTS

   Balance Sheets                                                           7

   Statements of Income                                                     8

   Statements of Changes in Stockholders' Equity                            9

   Statement of Cash Flows                                              10-11

NOTES TO FINANCIAL STATEMENTS                                           12-23

OFFICERS, DIRECTORS AND FORMER DIRECTORS                                   24

                [LETTERHEAD OF STEGMAN & COMPANY APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
The Peoples Bank of Elkton
Elkton Maryland

        We have audited the accompanying balance sheets of The Peoples Bank of Elkton as of December 31, 1996, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Peoples Bank of Elkton as of December 31, 1996, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                           /s/ Stegman & Company



Towson, Maryland
January 6, 1997

                           THE PEOPLES BANK OF ELKTON

                                 BALANCE SHEETS
                        DECEMBER 31, 1996, 1995 AND 1994

                                     ASSETS

                                           1996          1995          1994
                                       ------------  ------------  ------------

Cash and due from banks                $ 5,339,580   $ 3,607,334   $ 3,919,935
Federal funds sold                       2,175,000     1,100,000     4,500,000
Investments available for sale - at
 fair value                             18,010,189    19,398,914    12,121,940
Investments held to maturity at
 amortized cost -
 fair value of $342,373 (1996),
  $3,690,792 (1995) and $3,662,953
  (1994)                                   344,666     3,681,316     3,740,403
Loans                                   64,543,809    54,849,526    51,454,665
 Less: allowance for loan losses          (959,217)     (676,734)     (711,986)
                                       -----------   -----------   -----------
Loans - net                             63,584,592    54,172,792    50,742,679
Bank premises and equipment                951,722       735,005       725,027
Accrued interest and fees receivable       727,958       725,388       573,395
Deferred income taxes                      484,894       312,589       448,500
Income taxes receivable                     44,692             -        17,170
Prepaid expenses and other assets          299,159       317,094       321,480
Foreclosed real estate                         -          95,816        95,816
                                       -----------   -----------   -----------

     TOTAL ASSETS                      $91,962,452   $84,146,248   $77,206,345
                                       ===========   ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
 Demand                                 $12,338,953   $ 9,805,411  $ 9,546,069
 Money market                            12,973,790    14,348,673   15,277,593
 Savings and NOW                         16,773,075    13,702,619   15,108,388
 Other time deposits                     37,032,556    32,990,927   24,791,404
                                        -----------   -----------  -----------
     Total deposits                      79,118,374    70,847,630   64,723,454
Short-term borrowings                       552,799       276,917      314,205
Federal Home Loan Bank borrowings         2,000,000     3,000,000    3,000,000
Accrued interest payable                    211,207       209,658      134,807
Accrued income taxes                            -           4,203          -
Other liabilities                           178,001       158,171      172,972
                                        -----------   -----------  -----------

     Total liabilities                   82,060,381    74,496,579   68,345,438
                                        -----------   -----------  -----------

Stockholders' equity:
 Common stock, par value $10.00 per
  share; authorized 500,000 shares;
  230,596 shares issued and outstanding
  for 1996, 1995 and 1994                 2,305,960     2,305,960    2,305,960
 Surplus                                  2,305,960     2,305,960    2,305,960
 Undivided profits                        5,329,987     5,022,182    4,444,845
 Net unrealized (depreciation)
  appreciation on investment securities
  available for sale                        (39,836)       15,567     (195,858)
                                        -----------   -----------  -----------

     Total stockholders' equity           9,902,071     9,649,669    8,860,907
                                        -----------   -----------  -----------

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY              $91,962,452   $84,146,248  $77,206,345
                                        ===========   ===========  ===========

See accompanying notes.

                          THE PEOPLES BANK OF ELKTON

                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                               1996         1995        1994
                                           -----------  ----------  -----------
INTEREST REVENUE:
 Loans, including fees                     $5,600,849   $5,088,349  $4,062,524
 U.S. Treasury and Government
  agency securities                         1,157,411      746,902     445,309
 State and municipal securities               105,228       12,968      20,922
 Corporate bonds                              101,875      248,617     514,790
 Other investment securities                   20,775       21,631      24,754
 Federal funds sold                            67,841      241,783     135,906
                                           ----------   ----------  ----------

     Total interest revenue                 7,053,979    6,360,250   5,204,205
                                           ----------   ----------  ----------

INTEREST EXPENSE:
 Deposits of $100,000 or more                 448,563      365,984     113,389
 Other deposits                             2,246,515    2,192,654   1,618,188
 Short-term borrowings                         27,260       21,481      15,680
 Federal Home Loan Bank borrowings            119,778      152,471     151,500
                                           ----------   ----------  ----------

     Total interest expense                 2,842,116    2,732,590   1,898,757
                                           ----------   ----------  ----------

NET INTEREST INCOME                         4,211,863    3,627,660   3,305,448

PROVISION FOR LOAN LOSSES                     334,000       75,000     120,000
                                           ----------   ----------  ----------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                  3,877,863    3,552,660   3,185,448
                                           ----------   ----------  ----------

OTHER OPERATING REVENUE:
 Service charges on deposit accounts          353,885      347,490     341,686
 Other commissions and fees                    80,267       79,232      80,652
 Gain on sale of foreclosed real estate         9,511          -           -
                                           ----------   ----------  ----------

     Total other operating revenue            443,663      426,722     422,338
                                           ----------   ----------  ----------

OTHER EXPENSES:
 Salaries                                   1,185,856    1,070,844     934,208
 Employee benefits                            326,125      266,292     233,202
 Occupancy expense                            195,589      176,106     157,978
 Furniture and equipment expense              234,148      163,531     155,827
 Other operating expenses                     814,336      695,190     703,680
                                           ----------   ----------  ----------

     Total other expenses                   2,756,054    2,371,963   2,184,895
                                           ----------   ----------  ----------

INCOME BEFORE INCOME TAXES                  1,565,472    1,607,419   1,422,891
                                           ----------   ----------  ----------

INCOME TAXES:
 Current                                      658,106      591,094     567,585
 Deferred                                    (138,346)       3,162     (39,806)
                                           ----------   ----------  ----------
                                              519,760      594,256     527,779
                                           ----------   ----------  ----------

NET INCOME                                 $1,045,712   $1,013,163  $  895,112
                                           ==========   ==========  ==========

Earnings per common share                      $4.53        $4.39       $3.88
                                               =====        =====       =====

See accompanying notes.

                           THE PEOPLES BANK OF ELKTON

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                                          Unrealized
                                                                                         Appreciation
                                                                                        (Depreciation)
                                                                                         on Investment
                                              Common Stock                                 Securities
                                           -------------------               Undivided      Available
                                           Shares    Par Value   Surplus      Profits       for Sale
                                          --------  ----------  ----------  -----------  --------------

Balances at January 1, 1994                230,596  $2,305,960  $2,305,960  $3,907,157       $  74,529

 Net income                                    -           -           -       895,112             -

 Cash dividend, $1.55 per share                -           -           -      (357,424)            -

 Unrealized depreciation on investment
  securities available for sale, net of
  applicable deferred income taxes             -           -           -           -          (270,387)
                                           -------  ----------  ----------  ----------   -------------

Balances at December 31, 1994              230,596   2,305,960   2,305,960   4,444,845        (195,858)

 Net income                                    -           -           -     1,013,163             -

 Cash dividend, $1.89 per share                -           -           -      (435,826)            -

 Unrealized appreciation on investment
  securities available for sale, net of
  applicable deferred income taxes             -           -           -           -           211,425
                                           -------  ----------  ----------  ----------   -------------

Balances at December 31, 1995              230,596   2,305,960   2,305,960   5,022,182          15,567

 Net income                                    -           -           -     1,045,712             -

 Cash dividend, $3.20 per share                -           -           -      (737,907)            -

 Unrealized depreciation on investment
  securities available for sale, net of
  applicable deferred income taxes             -           -           -           -           (55,403)
                                           -------  ----------  ----------  ----------   -------------

Balances at December 31, 1996              230,596  $2,305,960  $2,305,960  $5,329,987       $ (39,836)
                                           =======  ==========  ==========  ==========   =============

See accompanying notes.

                           THE PEOPLES BANK OF ELKTON

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                           1996           1995           1994
                                       -------------  -------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                            $  1,045,712   $  1,013,163   $   895,112
 Adjustments to reconcile net income
  to net cash provided by operating
   activities:
  Depreciation and amortization             218,679        189,412       176,061
  Provision for credit losses               334,000         75,000       120,000
  Deferred income taxes                    (138,346)         3,162       (39,806)
  Gain on sale of foreclosed real
   estate                                    (9,511)           -             -
  Increase in accrued income and
   other assets                             (55,746)      (180,792)     (151,827)
  Increase in accrued expenses and
   other liabilities                         17,176         64,253        63,813
  Other - net                               (50,617)       (36,735)      112,756
                                       ------------   ------------   -----------

     Net cash provided by operating
      activities                          1,361,347      1,127,463     1,176,109
                                       ------------   ------------   -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from maturities of held to
  maturity investment securities          3,336,650        641,910       988,015
 Proceeds from maturities of
  available for sale securities          21,214,064     11,950,000    11,097,000
 Proceeds from sale of student loans            -          463,874           -
 Purchase of available for sale
  investment securities                 (19,915,602)   (19,539,140)   (6,808,455)
 Net increase in loans                   (9,795,344)    (3,858,735)   (5,796,965)
 Purchase of bank premises and
  equipment                                (408,976)      (149,035)     (144,535)
 Proceeds from sale of foreclosed
  real estate                               213,888            -             -
 Purchase of foreclosed real estate          (7,500)           -             -
                                       ------------   ------------   -----------

    Net cash used in investing
     activities                          (5,362,820)   (10,491,126)     (664,940)
                                       ------------   ------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase in deposits                 8,270,744      6,124,176     5,492,209
 Net increase (decrease) in
  short-term borrowings                     275,882        (37,288)     (542,430)
 Repayment of Federal Home Loan Bank
  borrowings                             (1,000,000)           -             -
 Dividends paid                            (737,907)      (435,826)     (357,424)
                                       ------------   ------------   -----------

    Net cash provided by financing
     activities                           6,808,719      5,651,062     4,592,355
                                       ------------   ------------   -----------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                     2,807,246     (3,712,601)    5,103,524

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR                     4,707,334      8,419,935     3,316,411
                                       ------------   ------------   -----------

CASH AND CASH EQUIVALENTS
 AT END OF YEAR                        $  7,514,580   $  4,707,334   $ 8,419,935
                                       ============   ============   ===========


The Peoples Bank of Elkton

For the Years Ended December 31, 1996, 1995 and 1994





                                                 1996        1995        1994
                                              ----------  ----------  ----------

Supplemental schedule of cash flows
 activity:

 Interest paid                                $2,840,567  $2,657,739  $1,870,948
                                              ==========  ==========  ==========

 Income taxes paid                            $  692,000  $  570,000  $  588,600
                                              ==========  ==========  ==========

Noncash investing activities:

 Transfer from loans to other real
  estate owned                                $  101,061  $     -     $     -
                                                 ========  ===========  ========


See accompanying notes.

                           THE PEOPLES BANK OF ELKTON

                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accounting and reporting policies in the accompanying financial statements conform to generally accepted accounting principles and to general practices within the banking industry. Certain reclassifications have been made to amounts previously reported to conform with the classifications made in 1996.

       Nature of Operations
       --------------------

          The Bank provides a full range of banking services to individuals and businesses through its main office and one branche in Cecil County, Maryland. Its primary deposit products are certificates of deposit and demand, savings, NOW and money market accounts. Its primary lending products are commercial and consumer loans and real estate mortgages.

       Use of Estimates
       ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          The Bank's loan portfolio consists primarily of residential and commercial real estate mortgage loans in the Cecil County area. Accordingly, the collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in the local economy and the local real estate market.

       Investment Securities Available for Sale
       ----------------------------------------

          Investment securities designated as available for sale are stated at fair value based on quoted market prices. They represent those securities which management may sell as part of its asset/liability strategy or that may be sold in response to changing interest rates or liquidity needs. The cost of securities sold is determined by the specific identification method.

       Investment Securities Held to Maturity
       --------------------------------------

          Investment securities held to maturity are stated at amortized cost. The Bank has the ability and intent to hold these securities until maturity.

       Loans and Allowance for Loan Losses
       -----------------------------------

          Loans are stated at face value less deferred origination fees and the allowance for loan losses. Interest on loans is accrued based on the principal amounts outstanding. The accrual of interest is discontinued when circumstances indicate that collection is questionable. The Bank recognizes loan origination fees as revenue over the contractual life of the loan.

          The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge offs, net of recoveries.

          While management uses all available information to recognize loan losses, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for loan losses. Such examinations could result in the Bank recognizing additions to these allowances based on the regulator's judgments about information available to them at the time of their examination.

       Foreclosed Real Estate
       ----------------------

          Real estate acquired through foreclosure of loans is carried at cost or fair value minus estimated costs of disposal, whichever is lower. Fair value is based on independent appraisals and other relevant factors. At the time of acquisition, any excess of the loan balance over fair value is charged to the allowance for loan losses. Gains and losses on sales of foreclosed real estate are included in non-interest income.

       Bank Premises and Equipment
       ---------------------------

          Bank premises and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the assets.

       Income Taxes
       ------------

          Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

       Cash and Cash Equivalents
       -------------------------

          For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

       Earnings per Common Share
       -------------------------

          Earnings per common share are based on the weighted average number of shares after giving retroactive effect to stock splits and dividends and totaled 230,596 for 1996, 1995 and 1994.

 2.  ADOPTION OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

       Impaired Loans
       --------------

          Effective January 1, 1995, the Corporation adopted the provisions of Statements of Financial Accounting Standards Nos. 114 and 118, Accounting by Creditors for Impairment of a Loan. This statement defines a loan as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of a loan. If the value of the impaired loan is less than the recorded investment in the loan. The creditor shall recognize the impairment by creating a valuation allowance for the difference. See Note 5 for presentation of loans which management considered impaired.

       Financial Assets and Liabilities
       --------------------------------

          On January 1, 1997, the Bank adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this pronouncement did not have a material impact on the financial position of the Bank.

       Long-Lived Assets
       -----------------

          Long-lived assets are evaluated regularly for other-than-temporary impairment. If circumstances suggest that their value may be impaired and the write-down would be material, an assessment of recoverability is performed prior to any write-down of the asset. SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was adopted on January 1, 1996. Implementation of this standard did not have a significant impact on the financial condition or results of operations of the Bank.

 3.  INVESTMENT SECURITIES AVAILABLE FOR SALE
       The amortized cost, gross unrealized holding gains and losses and fair values of investment securities available for sale are as follows:

                                               December 31, 1996
                                ------------------------------------------------
                                               Gross        Gross
                                 Amortized   Unrealized  Unrealized     Fair
                                   Cost        Gains       Losses       Value
                                -----------  ----------  ----------  -----------

U.S. Treasury                   $ 1,000,450  $        -  $      140  $ 1,000,310
U.S. Government agency           12,691,579      15,043     110,354   12,596,268
Corporate bonds                     150,000           -         271      149,729
State and municipal               3,945,061      36,527       5,706    3,975,882
                                -----------     -------    --------  -----------
 Total debt securities
  available for sale             17,787,090      51,570     116,471   17,722,189
Federal Home Loan Bank stock        288,000        -           -         288,000
                                -----------     -------    --------  -----------

                                $18,075,090     $51,570    $116,471  $18,010,189
                                ===========     =======    ========  ===========



                                                December 31, 1995
                                ------------------------------------------------
                                                Gross       Gross
                                 Amortized    Unrealized  Unrealized    Fair
                                   Cost         Gains       Losses      Value
                                -----------   ----------  ---------- -----------
U.S. Treasury                   $ 5,739,267     $22,881    $   -     $ 5,762,148
U.S. Government agency           11,749,962         893        -      11,750,855
Corporate bonds                     777,009         540        -         777,549
 Total debt securities              831,214       1,048        -         832,262
  available for sale            -----------     -------    --------  -----------

Equity securities                19,097,452      25,362        -      19,122,814
                                    276,100         -          -         276,100
                                -----------     -------    --------  -----------

                                $19,373,552     $25,362    $   -     $19,398,914
                                ===========     =======    ========  ===========


                                                December 31, 1994
                                ------------------------------------------------
                                                Gross       Gross
                                 Amortized    Unrealized  Unrealized    Fair
                                   Cost         Gains       Losses      Value
                                -----------   ----------  ---------- -----------
U.S. Treasury                   $ 4,756,354     $   -      $ 83,956  $ 4,672,398
U.S. Government agency            3,250,021         -       167,685    3,082,336
Corporate bonds                   4,144,756       3,105      70,555    4,077,306
                                -----------     -------    --------  -----------
 Total debt securities
  available for sale             12,151,131       3,105     322,196   11,832,040
Equity securities                   289,900         -           -        289,900
                                -----------     -------    --------  -----------

                                $12,441,031     $ 3,105    $322,196  $12,121,940
                                ===========     =======    ========  ===========

       Contractual maturities for securities designated as being available for sale at December 31, 1996 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 Amortized      Fair
                                                   Cost         Value
                                                -----------  -----------
       Maturing within one year                 $ 1,699,169  $ 1,699,511
       Maturing over one to five years           10,921,636   10,878,557
       Maturing over five years to ten years      4,666,875    4,648,143
       Maturing over ten years                      499,410      495,978
                                                -----------  -----------

          Total debt securities                 $17,787,090  $17,722,189
           available for sale                   ===========  ===========


 4.  INVESTMENT SECURITIES HELD TO MATURITY

       The amortized cost and estimated market values of investment securities held to maturity are as follows:

                                         December 31, 1996
                           ----------------------------------------------
                                         Gross       Gross
                           Amortized   Unrealized  Unrealized     Fair
                              Cost       Gains       Losses      Value
                           ----------  ----------  ----------  ----------
 U.S. Government agency    $  250,000      $ -        $ 3,905  $  246,095
 State and municipal           94,666       1,612        -         96,278
                           ----------      ------     -------  ----------

                           $  344,666      $1,612     $ 3,905  $  342,373
                           ==========      ======     =======  ==========
                                         December 31, 1995
                           ----------------------------------------------
                                         Gross       Gross
                           Amortized   Unrealized  Unrealized     Fair
                              Cost       Gains       Losses      Value
                           ----------  ----------  ----------  ----------
 U.S. Treasury             $  499,861      $2,639    $   -     $  502,500
 U.S. Government agency     1,250,971       1,998        -      1,252,969
 Mortgage-backed                4,051          40        -          4,091
 State and municipal          216,702       2,749        -        219,451
 Corporate bonds            1,709,731       2,050        -      1,711,781
                           ----------      ------    -------   ----------

                           $3,681,316      $9,476    $   -     $3,690,792
                           ==========      ======    =======   ==========
                                         December 31, 1994
                           ----------------------------------------------
                                         Gross       Gross
                           Amortized   Unrealized  Unrealized     Fair
                              Cost       Gains       Losses      Value
                           ----------  ----------  ----------  ----------
 U.S. Government agency    $  499,623      $  -       $10,561  $  489,062
 Mortgage-backed            1,249,979         -        14,284   1,235,695
 State and municipal           21,993         -            41      21,952
 Corporate bonds              232,083         -           963     231,120
 Time deposits - FDIC       1,736,725       1,204      52,805   1,685,124
                           ----------      ------     -------  ----------

                           $3,740,403      $1,204     $78,654  $3,662,953
                           ==========      ======     =======  ==========

       Contractual maturities for securities designated as being held to maturity at December 31, 1996 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Amortized   Fair
                                                     Cost      Value
                                                   ---------  --------
       Maturing over one to five years             $344,666   $342,373
                                                   ========   ========


       Securities with a book value of $11,144,006, $11,206,529 and $5,958,955 having a fair value of $11,051,374, $11,211,215 and $5,749,831 were pledged to secure deposits as of December 31, 1996, 1995 and 1994, respectively.

       There were no sales of investment securities in the years ended December 31, 1996, 1995 or 1994.

 5.  LOANS AND ALLOWANCE FOR LOAN LOSSES

       Major classifications of loans are as follows:

                                              1996         1995         1994
                                           -----------  -----------  -----------
       Demand and time                     $ 4,297,349  $ 4,013,059  $ 3,592,760
       Construction and land development     5,339,284    4,963,158    3,573,371
       Mortgage, net of deferred loan
        fees of $379,526 in 1996 and
        $356,616 in 1995 and $319,788
        in 1994                             49,621,803   41,529,808   39,724,483
       Installment                           5,275,299    4,299,792    3,888,502
       Student                                  10,074       43,709      675,549
                                           -----------  -----------  -----------
                                            64,543,809   54,849,526   51,454,665
       Allowance for loan losses               959,217      676,734      711,986
                                           -----------  -----------  -----------

       Loans - net                         $63,584,592  $54,172,792  $50,742,679
                                           ===========  ===========  ===========

       Loan maturities are as follows:

       Within one year                     $ 7,698,123  $ 7,941,029  $ 6,385,737
       Over one to five years                9,116,389    7,393,623    5,003,836
       Over five years                      47,729,297   39,514,874   40,065,092
                                           -----------  -----------  -----------

                                           $64,543,809  $54,849,526  $51,454,665
                                           ===========  ===========  ===========

       Transactions in the allowance for loan losses for the years ended December 31 are as follows:


                                                 1996       1995      1994
                                              ----------  --------  --------
       Beginning of year                      $  676,734  $711,986  $645,727
       Provision charged to operations           334,000    75,000   120,000
       Recoveries                                 18,660    32,404    24,485
                                              ----------  --------  --------
                                               1,029,394   819,390   790,212
       Loans charged off                          70,177   142,656    78,226
                                              ----------  --------  --------

       End of year                            $  959,217  $676,734  $711,986
                                              ==========  ========  ========


       Amounts past due 90 days or more at December 31 and still accruing interest are as follows:

                                                  1996      1995      1994
                                                --------  --------  --------
       Demand and time                          $   -     $  2,500  $109,000
       Mortgage                                  180,370   465,703   224,781
       Installment                                32,468    28,928    36,284
                                                --------  --------  --------

                                                $212,838  $497,131  $370,065
                                                ========  ========  ========

       Loans in nonaccrual status at December 31, 1996, 1995 and 1994 amounted to $-0-, $23,231 and $19,127, respectively.

       On December 31, 1996, the Bank had no loans which met its criteria to be classified as impaired. At December 31, 1995, the Bank had a loan with a principal balance of $23,231 that was specifically classified as impaired. The average balance of this loan was $25,000 for the year ended December 31, 1995. The allowance for loan losses related to the impaired loan was approximately $8,000 at December 31, 1995. The cash receipts on this loan during 1995 were $4,393, which were applied to reduce principal and interest. The impaired loan was placed on nonaccrual status with all previously accrued interest that was not collected being reversed against interest income. The effect of placing this loan on nonaccrual resulted in a $1,148 reduction to interest income for 1995.

 6.  BANK PREMISES AND EQUIPMENT

       A summary of bank premises and equipment is as follows:

                                 Estimated
                                Useful Life      1996         1995         1994
                               -------------  -----------  -----------  -----------
       Land                                    $   65,365   $   65,365   $   65,365
       Bank premises           5 - 40  years    1,210,083    1,001,077    1,014,882
       Furniture and
        equipment              5 - 15  years      978,544      778,830    1,107,583
       Automobile                   5  years       13,500       13,500       13,500
                                               ----------  -----------  -----------
                                                2,267,492    1,858,772    2,201,330
       Accumulated
        depreciation                            1,315,770    1,123,767    1,476,303
                                               ----------  -----------  -----------

                                               $  951,722   $  735,005   $  725,027
                                               ==========  ===========  ===========

       Depreciation expense                      $192,003   $  139,057   $  127,835
                                                =========  ===========  ===========

       Included in other assets is software as follows:


                                     1996      1995      1994
                                   --------  --------  --------

       Cost                        $298,483  $287,728  $256,213
       Accumulated amortization     226,545   199,869   149,636
                                   --------  --------  --------

                                   $ 71,938  $ 87,859  $106,577
                                   ========  ========  ========

       Amortization expense        $ 26,676  $ 50,355  $ 48,226
                                   ========  ========  ========

 7.  LEASE COMMITMENT

       The Bank has leased a bank building from a director of the Bank. The lease was for an initial term of ten years beginning October 31, 1975 with the option to extend the lease for four terms of five years. The Bank has exercised the option to extend this lease for an additional five years, commencing October 31, 1996. The rent expense incurred for this property was $28,438 for 1996, 1995 and 1994. Minimum lease obligations as of December 31, 1996 are as follows:


                              1997     $   28,438
                              1998         28,438
                              1999         28,438
                              2000         23,698


 8.  SHORT-TERM BORROWINGS

       Short-term borrowings consist of U.S. Treasury demand notes. At December 31, 1996, the Bank had a secured reverse repurchase line of credit for $1,000,000 and unsecured lines aggregating $2,500,000, all of which were available at that date.

 9.  OTHER TIME DEPOSITS

       Other time deposits include certificates of deposits in denominations of $100,000 or more of $8,063,814, $6,962,316, $4,198,113 and as of December 31,
 1996, 1995 and 1994, respectively.

 10.  RETIREMENT PLANS

       The Bank has a defined benefit plan covering substantially all of the employees. Benefits are based primarily on average compensation over all years of service. The Bank makes contributions to the plan in amounts sufficient to satisfy minimum funding standards, determined using the frozen initial liability method. Assets of the plan are held in trust and invested in interest-bearing deposits, U.S. Government securities and first mortgage loans.

       The following table sets forth the financial status of the plan at December 31:


                                                  1996       1995       1994
                                                ---------  ---------  ---------
       Accumulated benefit obligation:
        Vested                                  $803,210   $716,988   $527,145
        Nonvested                                 12,242     10,927     56,823
                                                --------   --------   --------

                                                $815,452   $727,915   $583,968
                                                ========   ========   ========


                                                  1996       1995       1994
                                                --------   --------   --------
       Fair value of plan assets                $965,484   $909,938   $807,462
       Projected benefit obligation              879,007    775,466    617,542
                                                --------   --------   --------
       Plan assets in excess of projected
         benefit obligation                       86,477    134,472    189,920
       Unrecognized prior service costs          (26,147)   (29,789)   (33,430)
       Unamortized net asset at transition        (7,453)    (8,518)    (9,583)
       Unrecognized net loss or (gain)            70,881     42,392    (18,296)
                                                --------   --------   --------

       Prepaid pension expense included
        in other assets                         $123,758   $138,557   $128,611
                                                ========   ========   ========

       Net pension expense includes the
         following:


                                                  1996       1995       1994
                                                --------   --------   --------
       Service cost                             $ 71,579   $ 67,333   $ 45,274
       Interest cost                              60,643     48,360     44,868
       Actual return on assets                   (47,513)   (70,695)   (22,132)
       Net amortization and deferral             (29,694)       908    (45,083)
                                                --------   --------   --------

       Net pension expense                      $ 55,015   $ 45,906   $ 22,927
                                                ========   ========   ========

       Assumptions used in the accounting for
         net pension expense were:


                                                  1996       1995       1994
                                                --------   --------   --------
       Discount rates                             8.0%       8.0%       8.0%
       Rate of increase in compensation levels    5.5%       5.5%       5.5%
       Long-term rate of return on assets         8.0%       8.0%       8.0%


       During 1995, the Bank initiated a profit sharing plan under the provisions of the Internal Revenue Code Section 401(k). Eligible employees are allowed to contribute up to 15% of their salary on a pretax basis. The Bank, at its discretion, may contribute up to 5% of eligible employees salary. Expense recognized for the year ended December 31, 1996 was $24,996 and $18,622 for 1995.

 11.  LONG-TERM BORROWING

       At December 31, 1996, long-term borrowing consists of a $2,000,000 advance from the Federal Home Loan Bank of Atlanta with interest payable at 5.15%. Principal reductions are due as follows:


                   1997                       $1,000,000
                   1998                        1,000,000
                                             -----------

                                              $2,000,000
                                              ==========


       The Bank has pledged approximately $25,000,000 of its residential first mortgage loans as collateral for this borrowing. At December 31, 1996, the Bank has an additional $8,000,000 available for borrowing from the Federal Home Loan Bank of Atlanta.

 12.  INCOME TAXES

       A reconciliation between income tax expense and taxes computed at the statutory federal rate for the years ended December 31 follows:


                                                            1996       1995       1994
                                                         ----------  ---------  ---------

       Tax computed at statutory rate of 34%              $532,260   $546,522   $483,783
       Increases (decreases) in tax resulting from:
         Tax-exempt income                                 (63,286)   (33,046)   (28,767)
         State franchise tax, net of federal
         income tax benefit                                 48,039     74,808     65,813
       Officers' life insurance premiums                       384      1,193       (914)
       Other                                                 2,363      4,779      7,864
                                                         ---------   --------   --------

                                                          $519,760   $594,256   $527,779
                                                         =========   ========   ========


       The deferred tax effects of temporary differences between financial and taxable income are as follows:


                                                            1996       1995       1994
                                                         ---------   --------   --------
       Provision for loan losses                         $(109,230)  $    310   $(17,865)
       Deferred fees on loans                               (8,919)   (14,152)   (25,577)
       Depreciation                                        (10,371)    13,157        345
       Pension expense                                      (5,514)    (3,370)     3,793
       Nonaccrual loan interest                               (450)     6,937       (502)
       Other                                                (3,862)       280       -
                                                         ---------   --------   --------

                                                         $(138,346)  $  3,162   $(39,806)
                                                         =========   ========   ========

       At December 31, 1996, 1995 and 1994, net deferred tax assets totaled $484,894, $312,589, and $484,894, $312,589, and $448,500, respectively and consisted of the following:


                                           1996                 1995                 1994
                                    -------------------  -------------------  -------------------
                                     Asset    Liability   Asset    Liability   Asset    Liability
                                    --------  ---------  --------  ---------  --------  ---------

 Provisions for credit losses       $370,449    $   -    $261,219    $   -    $261,529    $   -
 Depreciation                            -       11,118       -       21,489       -        8,332
 Unrealized holding (gains)
   losses on investment
   securities available for sale      25,065        -         -        9,795   123,233        -
 Loan fees                           146,573        -     137,654        -     123,50         -
 Pension expense                         -       49,937       -       55,450       -       58,820
 Other                                 3,862        -         450        -       7,388        -
                                    --------    -------  --------    -------  --------  ---------

                                    $545,949    $61,055  $399,323    $86,734  $515,652    $67,152
                                    ========    =======  ========    =======  ========  =========

 13.  RELATED PARTY TRANSACTIONS

       The officers and directors of the Bank enter into loan transactions with the Bank in the ordinary course of business. The terms of these transactions are similar to the terms provided to other borrowers entering into similar loan transactions. At December 31, 1996, 1995 and 1994 the total amount of such loans outstanding was $1,667,497, $1,075,324 and $1,390,099, respectively.

 14.  COMMITMENTS

       The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of lines of credit, undisbursed construction loans, and standby letters of credit, and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.

       The Bank's exposure to loan loss from nonperformance by the other party to these financial instruments is represented by the contractual amount of those instruments. The Bank uses the same loan policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

       The following commitments are outstanding as of December 31:


                                            1996        1995        1994
                                         ----------  ----------  ----------

       Unfunded lines of credit          $3,424,631  $4,299,556  $3,579,821
       Undisbursed construction loans     2,170,321   1,123,549   1,189,462
                                         ----------  ----------  ----------

                                         $5,594,952  $5,423,105  $4,769,283
                                         ==========  ==========  ==========

       Standby letters of credit           $559,585    $531,736    $566,647
                                           ========    ========    ========


       The loan risk involved in these financial instruments is essentially the same as that involved in extending loans to customers. No amount has been recognized by the Bank as of December 31, 1996, 1995 and 1994, as an allowance for loan losses related to financial instruments with off-balance sheet risk.

 15.  REGULATORY MATTERS

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

       The Bank's actual capital amounts and ratios are also presented in the table (dollars in thousands).



                                                                                To Be Well
                                                                             Capitalized Under
                                                              For Capital    Prompt Corrective
                                                               Adequacy           Action
                                              Actual           Purposes         Provisions
                                          ---------------  ----------------  -----------------
                                          Amount   Ratio   Amount    Ratio   Amount      Ratio
                                          -------  ------  -------  -------  -------    ------

 As of December 31, 1996:

  Total Capital (to Risk Weighted
   Assets)                                $10,660  18.57%   $4,592   8.00%    $5,740     10.00%

  Tier I Capital (to Risk Weighted
   Assets)                                $ 9,942  17.32%   $2,296   4.00%    $3,444      6.00%

  Tier I Capital (to Average Assets)      $ 9,942  10.94%   $3,637   4.00%    $4,546      5.00%

 As of December 31, 1995:

  Total Capital (to Risk Weighted
   Assets)                                $10,202  21.86%   $3,734   8.00%    $4,667     10.00%

  Tier I Capital (to Risk Weighted
   Assets)                                $ 9,618  20.61%   $1,867   4.00%    $2,800      6.00%

  Tier I Capital (to Average Assets)      $ 9,618  11.37%   $3,384   4.00%    $4,230      5.00%


                                   DIRECTORS

            James G. Crouse                            Henry W. Mason
            Judy E. Hart                               Robert E. Noll
            Eugene F. Herman                           Charles F. Sposato
            Donald S. Hicks                            David K. Williams, Sr.
            Leroy Manlove

                               FORMER DIRECTORS

G. Reynolds Ash         1938-1940*              Reginald T. Lewis, Sr.          1985-1992
E. Kirk Brown, Sr.      1924-1933*              Walton R. Mason                 1981-1993
T. Wholley Brown        1956-1971*              J. Wesley McAllister            1924-1926*
Robert E. Bryson        1966-1993               David McDowell                  1938-1947*
August Carlson          1924-1926*              Benjamin F. Miller              1924-1926*
John Cooper             1928-1929*              John J. Minster                 1924-1928*
Henry L. Constable      1924-1928*              Frances M. Moore                1952-1952*
Ralph R. Crothers       1953-1975*              Ira A. Moore                    1947-1953*
J. Ben Decker, Sr.      1924-1933*              Roy K. Neeper                   1991-1995
Clarence S. Diggs       1961-1973*              Robert E. Olewine, Sr.          1975-1993
Wm. Sterling Evans      1925-1947*              Sylvester Preston               1942-1946*
Cecil E. Ewing          1953-1979*              Lyle A. Ramer                   1965-1974*
Daniel H. Garrett       1935-1938*              Argus F. Robinson               1927-1992*
B. F. Harrington, Jr.   1972-1991               Guy S. Rogers                   1975-1985*
Joseph F. Holt, Sr.     1935-1936*              J. Reese Short                  1964-1993
Dr. James L. Johnson    1972-1979*              H. Ellsworth Simpers            1924-1940*
Nathan B. Karl          1935-1962*              Hattie I. Simpers               1948-1956*
John Lawrence, Sr.      1924-1952*              Wm. Thomas Simpers              1933-1937*
Dr. Clifton C. Laws     1924-1928*              Lyman A. Spence                 1948-1968*
Fred H. Leffler         1935-1953*              John P. Stanley                 1958-1985*
                                                J. Wirt Willis                  1924-1928*
* DECEASED

                                EMPLOYEES

            Rebecca A. Abromitis                       Thomas W. Lofland
            Angelia C. Banning                         C. Dale Lofthouse
            Sarah L. Barcus                            Lisa J. Lundberg
            Brenda D. Berry                            Doris Martinez
            Kathie Borkoski                            Kimberly R. Mason
            Catherine M. Bowen                         June E. McClay
            Deron G. Brown                             Ericka M. Meyer
            Brandi L. Butler                           Bonnie Mullen
            Anthony J. Candeloro                       Ann Myers
            Michele Cooper                             Robert E. Noll
            Diane Culver                               Catherine A. Powell
            Marsha A. DiFilippo                        Nancy Powers
            Wilbert Dill, Jr.                          Jo Anne Reeves
            Cathy C. Dunn                              Cynthia P. Reynolds
            Cheri M. DuPree                            Julie A. Reynolds
            Jean M. Pippin-Ferrese                     Donna A. Scott
            Gerald K. Ford                             Yvonne L. Titter
            Melissa Goodwin                            Terry L. Ubil
            Nancy J. Gray                              Julia VanHoy
            Jennifer D. Harrington                     Catherine A. Valerino
            Ann Hitman                                 E. Bennett Wilson, Jr.
            Jacklyn I. Jianniney                       Shirley J. Wurst
            Dorothea A. Keller

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.
          -----------------------------------------

  Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (BCL), 15 Pa. C.S. (S)(S) 1741-50, provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. A copy of Subchapter D of Chapter 17 of the BCL is attached as
Exhibit 99(d) to this Registration Statement.

  Article V of the Bylaws of Fulton Financial Corporation provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the BCL. Article V of the Bylaws of Fulton Financial Corporation, as set forth in Exhibit 3(b) to this Registration Statement, is hereby incorporated by reference in response to this Item 20.

  Fulton Financial Corporation has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

  For disclosure concerning the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act of 1933, see the Section in the Proxy Statement/Prospectus (which is included in Part I of this Registration Statement) entitled INFORMATION CONCERNING FULTON FINANCIAL CORPORATION AND DESCRIPTION OF FFC COMMON STOCK -- Indemnification.

Item 21.  Exhibits and Financial Statement Schedules.
          ------------------------------------------

(a)  Exhibits:
     --------

     Number                                Title
     ------                                -----
       2          Affiliation and Merger Agreement dated March 18, 1997,
                  between Fulton Financial Corporation and The Peoples
                  Bank of Elkton -- Furnished as Exhibit A to the Proxy
                  Statement/Prospectus which is included in Part I of
                  this Registration Statement

     +3(a)        Articles of Incorporation of Fulton Financial
                  Corporation -- Incorporated by reference to Exhibit
                  (a)(i) of the Fulton Financial Corporation Quarterly
                  Report on Form 10-Q for the Quarter Ended June 30,
                  1987




   Number                                  Title
   ------                                  -----
     +3(b)        Bylaws of Fulton Financial Corporation -- Incorporated
                  by reference to Exhibit (a)(i) of the Fulton Financial
                  Corporation Quarterly Report on Form 10-Q for the
                  Quarter Ended June 30, 1989

       4          Rights Agreement dated June 20, 1989, between Fulton
                  Financial Corporation and Fulton Bank -- Incorporated
                  by reference to Exhibit 1 of the Fulton Financial
                  Corporation Current Report on Form 8-K dated June 21,
                  1989

       5          Opinion of Barley, Snyder, Senft & Cohen, LLP
                  re: legality

       8 Opinion of Barley, Snyder, Senft & Cohen, LLP re: tax matters

       13         Annual Report on Form 10-K of Fulton Financial
                  Corporation for the Year Ending December 31, 1995 --
                  Incorporated by reference in the Proxy Statement/
                  Prospectus which is included in Part I of this Registration Statement

       21         Subsidiaries of Fulton Financial Corporation

     23(a)        Consent of Barley, Snyder, Senft & Cohen, LLP

     23(b)        Consent of Arthur Andersen LLP

     23(d)        Consent of Stegman & Company

     23(e)        Consent of Berwind Financial, L.P.

       24         Power of Attorney

     99(a)        Form of Proxy

     99(b)        Letter to Shareholders of The Peoples Bank of Elkton

     99(c)        Notice of Special Meeting of Shareholders of The
                  Peoples Bank of Elkton

     99(d)        Statute Relating to Indemnification

------------------------------------------------
 +  To be filed by amendment

 (b)  Financial Statement Schedules:
      -----------------------------

  None required.

 (c)  Opinion of Financial Advisor:
      ----------------------------

   Furnished as Exhibit B to the Proxy Statement/Prospectus which is included in
Part I of this Registration Statement.

Item 22.  Undertakings.
          ------------

  (a)  The undersigned registrant hereby undertakes as follows:

   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)  The undersigned registrant hereby undertakes as follows:

   1. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   2. The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES
                                   ----------

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on May 14, 1997.

           FULTON FINANCIAL CORPORATION

Attest:/s/ William R. Colmery           By:/s/ Rufus A. Fulton, Jr.
       --------------------------          -------------------------------
       William R. Colmery,                 Rufus A. Fulton, Jr., President
       Secretary                           and Chief Executive Officer


[CORPORATE SEAL APPEARS HERE]

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Capacity             Date
          ---------                    --------             ----

 /s/ Jeffrey G. Albertson             Director          May 19, 1997
------------------------------
     (Jeffrey G. Albertson)


 /s/ James R. Argires                 Director          May 16, 1997
------------------------------
     (James R. Argires)


 /s/ Donald M. Bowman, Jr.            Director          May 19, 1997
------------------------------
     (Donald M. Bowman, Jr.)

 /s/ Thomas D. Caldwell, Jr.          Director          May 19, 1997
------------------------------
     (Thomas D. Caldwell, Jr.)


                                Senior Vice President   May 14, 1997
  /s/ Beth Ann L. Chivinski        and Controller
------------------------------  (Principal Accounting
      (Beth Ann L. Chivinski)         Officer)


 /s/ Harold D. Chubb                  Director          May 17, 1997
------------------------------
     (Harold D. Chubb)


 /s/ William H. Clark, Jr.            Director          May 19, 1997
------------------------------
     (William H. Clark, Jr.)



          Signature                    Capacity             Date
          ---------                    --------             ----

 /s/ Frederick B. Fichthorn           Director          May 19, 1997
------------------------------
     (Frederick B. Fichthorn)


 /s/ Patrick J. Freer                 Director          May 19, 1997
------------------------------
     (Patrick J. Freer)


 /s/ Rufus A. Fulton, Jr.         President, Chief      May 14, 1997
------------------------------  Executive Officer and
     (Rufus A. Fulton, Jr.)           Director
                                (Principal Executive
                                      Officer)


 /s/ Eugene H. Gardner                Director          May 19, 1997
------------------------------
     (Eugene H. Gardner)



 /s/ Robert D. Garner           Chairman of the Board   May 19, 1997
------------------------------       and Director
     (Robert D. Garner)


 /s/ Daniel M. Heisey                 Director          May 19, 1997
------------------------------
     (Daniel M. Heisey)


 /s/ J. Robert Hess                   Director          May 19, 1997
------------------------------
     (J. Robert Hess)


 /s/ Carolyn R. Holleran              Director          May 19, 1997
------------------------------
     (Carolyn R. Holleran)


 /s/ Clyde W. Horst                   Director          May 19, 1997
------------------------------
     (Clyde W. Horst)


 /s/ Samuel H. Jones, Jr.             Director          May 19, 1997
------------------------------
     (Samuel H. Jones, Jr.)


 /s/ Bernard J. Metz, Sr.             Director          May 19, 1997
------------------------------
     (Bernard J. Metz, Sr.)


                                   Executive Vice       May 14, 1997
                                 President and Chief
  /s/ Charles J. Nugent           Financial Officer
------------------------------  (Principal Financial
      (Charles J. Nugent)             Officer)



          Signature                    Capacity             Date
          ---------                    --------             ----
 /s/ Arthur M. Peters, Jr.            Director            May 19, 1997
------------------------------
     (Arthur M. Peters, Jr.)


 /s/ Stuart H. Raub, Jr.              Director            May 19, 1997
------------------------------
     (Stuart H. Raub, Jr.)


 /s/ Donald E. Ruhl                   Director            May 19, 1997
------------------------------
     (Donald E. Ruhl)


 /s/ William E. Rusling               Director            May 19, 1997
------------------------------
     (William E. Rusling)

                                      Director            May 19, 1997
------------------------------
     (Mary Ann Russell)


 /s/ John O. Shirk                    Director            May 19, 1997
------------------------------
     (John O. Shirk)


 /s/ R. Scott Smith                Executive Vice         May 14, 1997
------------------------------       President
     (R. Scott Smith)


 /s/ James K. Sperry                Executive Vice        May 14, 1997
------------------------------      President and
     (James K. Sperry)                 Director


 /s/ Kenneth G. Stoudt                Director            May 19, 1997
------------------------------
     (Kenneth G. Stoudt)

                                 EXHIBIT INDEX

                               Required Exhibits
                               -----------------

 Number                    Title
 ------                    -----
   2      Affiliation and Merger Agreement dated
          March 18, 1997, between Fulton
          Financial Corporation and The Peoples
          Bank of Elkton -- Furnished as Exhibit
          A to the Proxy Statement/Prospectus
          which is included in Part I of this
          Registration Statement

 +3(a)    Articles of Incorporation of Fulton
          Financial Corporation -- Incorporated
          by reference to Exhibit (a)(i) of the
          Fulton Financial Corporation Quarterly
          Report on Form 10-Q for the Quarter
          Ended June 30, 1987

 +3(b)    Bylaws of Fulton Financial Corporation
          -- Incorporated by reference to Exhibit
          (a)(i) of the Fulton Financial
          Corporation Quarterly Report on Form
          10-Q for the Quarter Ended June 30,
          1989

   4      Rights Agreement dated June 20, 1989,
          between Fulton Financial Corporation
          and Fulton Bank -- Incorporated by
          reference to Exhibit 1 of the Fulton
          Financial Corporation Current Report on
          Form 8-K dated June 21, 1989

   5      Opinion of Barley, Snyder, Senft &
          Cohen, LLP re: legality

   8      Opinion of Barley, Snyder, Senft &
          Cohen, LLP re:  tax matters

   13     Annual Report on Form 10-K for Fulton
          Financial Corporation for the Year
          Ending December 31, 1996 --
          Incorporated by reference in the Proxy
          Statement/Prospectus which is included
          in Part I of this Registration
          Statement

   21     Subsidiaries of Fulton Financial
          Corporation


 Number                    Title
 ------                    -----
   23(a)  Consent of Barley, Snyder, Senft &
          Cohen, LLP

   23(b)  Consent of Arthur Andersen LLP

   23(d)  Consent of Stegman & Company

   23(e)  Consent of Berwind Financial, L.P.

   24     Power of Attorney

   99(a)  Form of Proxy

   99(b)  Letter to Shareholders of The Peoples
          Bank of Elkton

   99(c)  Notice of Special Meeting of
          Shareholders of The Peoples Bank of
          Elkton

   99(d)  Statute Relating to Indemnification

--------------------------------------------------

  + To be filed by amendment